                                                                   EXHIBIT 10.14

                            ASSET EXCHANGE AGREEMENT

                                    BETWEEN

                       BENEDEK BROADCASTING CORPORATION
                                      AND
                          BENEDEK LICENSE CORPORATION

                                      AND

                             AK MEDIA GROUP, INC.

                                TABLE OF CONTENTS

                                                                  PAGE
    1.   Definitions...........................................    1

    2.   Exchange of Assets....................................    4
          2.1   KKTV Assets....................................    6
          2.2   KCOY Assets....................................    9
          2.3   Excluded KKTV Assets...........................   10
          2.4   Excluded KCOY Assets...........................   11
          2.5   Transfer of Assets.............................   11
          2.6   Non-Assignable Assets..........................   11

     3.  Assumption of Liabilities.............................   12
          3.1   Assumed Liabilities............................   12
          3.2   Instruments of Assumption......................   14
          3.3   Excluded KKTV Liabilities......................   14
          3.4   Excluded KCOY Liabilities......................   15

    4.   Closing Payment; Allocation...........................   16
          4.1   Closing Payment................................   16
          4.2   Closing Adjustments............................   16
          4.3   Allocation of Purchase Price...................   16

    5.   Closing...............................................   17
          5.1   Time of Closing................................   17
          5.2   Time Brokerage Agreements......................   17

    6.   Governmental Consents.................................   17
          6.1   FCC Consent....................................   17
          6.2   Hart-Scott-Rodino..............................   18
          6.3   Other Governmental Consents....................   19

    7.   Representations and Warranties of AKMG................   19
          7.1   Organization and Standing......................   19
          7.2   Power and Authority............................   19
          7.3   No Conflicts...................................   20
          7.4   Government Approval............................   20
          7.5   Validity.......................................   21
          7.6   Financial Statements...........................   21
          7.7   No Changes.....................................   21
          7.8   Taxes..........................................   22
          7.9   Contracts......................................   23
          7.10  Real Estate....................................   24
          7.11  Personal Property..............................   26
          7.12  Intellectual Property..........................   27
          7.13  Insurance......................................   27
          7.14  Litigation.....................................   28
          7.15  Compliance with Law............................   28
          7.16  Labor..........................................   29
          7.17  Employees......................................   29
          7.18  Pension Plans..................................   30
          7.19  Environmental Warranties.......................   31
          7.20  Accuracy of Information........................   33

    8.   Representations and Warranties of Benedek.............   33
          8.1   Organization and Standing......................   33
          8.2   Power and Authority............................   34

                                      (i)

         8.3     No Conflicts.................................. 34
         8.4     Government Approval........................... 35
         8.5     Validity...................................... 35
         8.6     Financial Statements.......................... 35
         8.7     No Changes.................................... 36
         8.8     Taxes......................................... 37
         8.9     Contracts..................................... 37
         8.10    Real Estate................................... 39
         8.11    Personal Property............................. 40
         8.12    Intellectual Property......................... 41
         8.13    Insurance..................................... 41
         8.14    Litigation.................................... 42
         8.15    Compliance with Law........................... 42
         8.16    Labor......................................... 43
         8.17    Employees..................................... 43
         8.18    Pension Plans................................. 44
         8.19    Environmental Warranties...................... 45
         8.20    Accuracy of Information....................... 47

   9.  Certain Covenants and Agreements........................ 47
         9.1     Control of the Stations....................... 47
         9.2     Access........................................ 47
         9.3     Interim Operations............................ 48
         9.4     Employees of the Stations..................... 49
         9.5     Compliance.................................... 49
         9.6     Compliance with Laws.......................... 49
         9.7     No Solicitation............................... 50
         9.8     Payment of Taxes.............................. 50
         9.9     FCC Consent................................... 51
         9.10    Time Brokerage Agreements..................... 51

   10. Conditions of Closing................................... 51
         10.1    Obligation of Benedek to Close............. .. 51
                  10.1.1   Representations..................... 51
                  10.1.2   Covenants........................... 51
                  10.1.3   No Injunction....................... 52
                  10.1.4   Consents............................ 52
                  10.1.5   KKTV FCC Licenses................... 52
                  10.1.6   Governmental Consents............... 52
                  10.1.7   Instruments of Transfer............. 52
                  10.1.8   Assumption  Agreements.............. 53
                  10.1.9   Books of Account.................... 53
                  10.1.10  Resolutions......................... 53
                  10.1.11  Opinions of Counsel to AKMG......... 53
                  10.1.12  Hart-Scott-Rodino Compliance........ 53
                  10.1.13  Environmental Condition............. 54
                  10.1.14  Further Documents................... 54
         10.2 Obligation of AKMG to Close...................... 54
                  10.2.1   Representations..................... 54
                  10.2.2   Covenants........................... 55
                  10.2.3   No Injunction....................... 55
                  10.2.4   Consents............................ 55
                  10.2.5   KCOY FCC Licenses................... 55
                  10.2.6   Governmental Consents............... 55
                  10.2.7   Instruments of Transfer............. 56
                  10.2.8   Assumption Agreements............... 56
                  10.2.9   Books of Account.................... 56
                  10.2.10  Resolutions......................... 56
                  10.2.11  Opinion of Counsels to Benedek...... 56

                                     (ii)

                    10.2.12  Hart-Scott-Rodino.............................  56
                    10.2.13  Environmental Condition.......................  57
                    10.2.14  Further Documents.............................  57
                    10.2.15  Receipt of Purchase Price Payable at Closing..  57

          11.  Remedies for Breach.........................................  57
                 11.1  Declining to Close..................................  57
                 11.2  Election to Close...................................  57
                 11.3  Remedies Cumulative.................................  58

          12.  Termination Rights..........................................  58

          13.  Indemnification of the Parties..............................  59
                 13.1  Indemnification by AKMG.............................  59
                 13.2  Indemnification by Benedek..........................  59
                 13.3  Procedures..........................................  60
                 13.4  Limitation..........................................  60
                 13.5  Survival of Representations and Warranties..........  61

          14.  Brokers.....................................................  61

          15.  Miscellaneous...............................................  61
                 15.1  Entire Agreement....................................  61
                 15.2  Notices.............................................  62
                 15.3  Public Announcement.................................  63
                 15.4  No Waiver...........................................  63
                 15.5  Governing Law.......................................  63
                 15.6  Consent to Jurisdiction.............................  63
                 15.7  Expenses............................................  64
                 15.8  Binding Agreement...................................  64
                 15.9  Headings............................................  64
                 15.10 Counterparts........................................  64

                                    (iii)

                                      SCHEDULES
                                      ---------

SCHEDULE NUMBER                         DESCRIPTION
---------------                         -----------

1.9                                     AKMG's & Benedek's Knowledge

2.1.12                                  Other KKTV Assets

2.2.12                                  Other KCOY Assets

2.3                                     Excluded KKTV Assets

2.4                                     Excluded KCOY Assets

3.3.7                                   Excluded KKTV Contracts

3.4.7                                   Excluded KCOY Contracts

4.3                                     Allocation

7.3                                     AKMG Conflicts

7.4                                     KKTV FCC Licenses

7.6                                     KKTV Financial Statements

7.7                                     No Changes

7.8                                     Taxes

7.9                                     KKTV Contracts

7.9.4                                   KKTV Trade-Out Balance

7.10                                    KKTV Real Property

7.11                                    KKTV Personal Property

7.12                                    KKTV Intellectual Property

7.13                                    KKTV Insurance

7.14                                    KKTV Litigation

7.16                                    KKTV Labor

7.17                                    KKTV Employees

7.18                                    KKTV Employee Plans

8.3                                     Benedek Conflicts

                                     (iv)

8.4                           KCOY FCC Licenses

8.6                           KCOY Financial Statements

8.7                           No Changes

8.8                           Taxes

8.9                           KCOY Contracts

8.9.4                         KCOY Trade-Out Balance

8.10                          KCOY Real Property

8.11                          KCOY Personal Property

8.12                          KCOY Intellectual Property

8.13                          KCOY Insurance

8.14                          KCOY Litigation

8.16                          KCOY Labor

8.17                          KCOY Employees

8.18                          KCOY Employee Plans

10.1.4                        AKMG Required Consents

10.2.4                        Benedek Required Consents

                                      (v)

                                   EXHIBITS
                                   --------


EXHIBIT                             DESCRIPTION
-------                             -----------

   A                                Form of KKTV Time Brokerage Agreement

   B                                Form of KCOY Time Brokerage Agreement

   C-1                              Form of Opinion of Counsel to AKMG

   C-2                              Form of Opinion of FCC Counsel to AKMG

   C-3                              Form of Opinion of Local Counsel to AKMG

   D-1                              Form of Opinion of Counsel to Benedek

   D-2                              Form of Opinion of FCC Counsel to Benedek

   D-3                              Form of Opinion of Local Counsel to Benedek

                                     (vi)

                            INDEX TO DEFINED TERMS
                            ----------------------




TERM                                    LOCATION
----                                    --------

"Affiliate"                             Section 1.1
"Agreement"                             Section 1.2
"AKMG"                                  Page 1, paragraph 1
"Assumed KCOY Liabilities"              Section 3.1.2
"Assumed KKTV Liabilities"              Section 3.1.1
"Benedek"                               Page 1, paragraph 1
"BLC"                                   Page 1, paragraph 1
"CBS"                                   Section 2.1.4
"CERCLA"                                Section 7.19.2.1
"CERCLIS"                               Section 7.19.7
"Closing"                               Section 5
"Closing Date"                          Section 5.1
"Closing Payment"                       Section 4.1
"COBRA"                                 Section 7.18.6
"Code"                                  Page 1, 3rd WHEREAS
"control"                               Section 1.1.1
"Employee Plans"                        Section 7.18
"Environmental Laws"                    Section 7.19.1
"ERISA"                                 Section 1.3
"ERISA Affiliate"                       Section 1.4
"Excluded KCOY Assets"                  Section 2.4
"Excluded KCOY Contracts"               Section 3.4.7
"Excluded KCOY Records"                 Section 2.4.3
"Excluded KKTV Assets"                  Section 2.3
"Excluded KKTV Contracts"               Section 3.3.7
"Excluded KKTV Records"                 Section 2.3.4
"FCC"                                   Page 1, 1st WHEREAS
"FCC Applications"                      Section 6.1.1
"FCC Consents"                          Section 1.5
"Final Orders"                          Section 1.6
"GAAP"                                  Section 1.7
"Hazardous Material"                    Section 7.19.2
"hazardous substance"                   Section 7.19.2.1
"hazardous waste"                       Section 7.19.2.2
"herein"                                Section 1.2
"hereof"                                Section 1.2
"hereunder"                             Section 1.2
"HSR Act"                               Section 6.2

                                     (vii)

"including"                             Section 1.15.4
"Information Technology"                Section 1.8
"Injured Party"                         Section 13.3
"Internal Revenue Service"              Section 4.3
"KCOY"                                  Page 1, 1st WHEREAS
"KCOY Assets"                           Section 2.2
"KCOY Financial Statements"             Section 8.6
"KCOY Leases"                           Section 8.10
"KKTV"                                  Page 1, 2nd WHEREAS
"KKTV Assets"                           Section 2.1
"KKTV Financial Statements"             Section 7.6
"KKTV Leases"                           Section 7.10
"knowledge"                             Section 1.9
"Lien"                                  Section 1.10
"Losses"                                Section 13.1
"Material Adverse Effect"               Section 1.12
"or"                                    Section 1.15.3
"Other Party"                           Section 13.3
"Parties"                               Page 1, paragraph 1
"Party"                                 Page 1, paragraph 1
"Person"                                Section 1.13
"Station"                               Page 1, 2nd WHEREAS
"Stations"                              Page 1, 2nd WHEREAS
"Time Brokerage Agreement"              Section 1.11
"Trade Rights"                          Section 7.12
"trade-out agreements"                  Section 3.1.1
"Transferred Assets"                    Section 2.2
"Year 2000 Compliant"                   Section 1.14

                                    (viii)

                           ASSET EXCHANGE AGREEMENT
                           ------------------------

     AGREEMENT dated this 30th day of December, 1998, between BENEDEK BROADCASTING CORPORATION ("Benedek") and BENEDEK LICENSE CORPORATION ("BLC"), each a Delaware corporation having its principal place of business at 100 Park Avenue, Rockford, Illinois 61101, and AK MEDIA GROUP, INC., a Washington corporation having its principal place of business at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101 ("AKMG") (Benedek and AKMG being each referred to herein as a "Party" and collectively referred to herein as the "Parties").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Benedek and its wholly-owned direct subsidiary BLC own and operate television station KCOY(TV), Channel 12, Santa Maria, California and its auxiliary facilities ("KCOY") pursuant to licenses issued by the Federal Communications Commission (the "FCC"); and

     WHEREAS, AKMG owns and operates television station KKTV(TV), Channel 11, Colorado Springs, Colorado and its auxiliary facilities ("KKTV") pursuant to licenses issued by the FCC (KCOY and KKTV being each referred to herein as a "Station" and collectively referred to herein as the "Stations"); and

     WHEREAS, Benedek desires to exchange all of the KCOY Assets (as hereinafter defined) and Assumed KCOY Liabilities (as hereinafter defined) for the KKTV Assets (as hereinafter defined) and the Assumed KKTV Liabilities (as hereinafter defined), and AKMG also desires to make such exchange, in each case as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and in each case upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, contemporaneously with the execution of this Agreement, AKMG and Benedek are entering into Time Brokerage Agreements (as herein defined) with respect to certain aspects of the operation of the Stations between the date hereof and the Closing Date (as herein defined).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. DEFINITIONS.  Unless otherwise stated in this Agreement, the following
        -----------
terms shall have the following meanings:

            1.1 The term "Affiliate" means, with respect to a Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of the foregoing definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            1.2 The term "Agreement" means this agreement, including the Schedules and all Exhibits hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision hereof.

            1.3 The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder.

            1.4 The term "ERISA Affiliate" shall mean with respect to a Party, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with such Party, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code.

            1.5 The term "FCC Consents" means action by the FCC granting its consent to the assignment of the KKTV FCC Licenses to BLC and action by the FCC granting its consent to the assignment of the KCOY FCC Licenses to AKMG, as contemplated by this Agreement.

            1.6 The term "Final Orders" means written actions or orders issued by the FCC, setting forth the FCC Consents and (a) which have not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the periods provided by statute or FCC regulations for filing of any such requests for administrative or judicial review, reconsideration, appeal or stay or for the FCC to set aside the actions on its own motion have expired.

            1.7 The term "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            1.8 "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized or software system(s) that are used or relied on by a Party in the conduct of the business of its Station.

            1.9 The term "knowledge" or similar words shall be deemed to mean the actual personal knowledge as of the date specified or if no such date is specified, as of the Closing Date, of each Party's officers, directors and employees identified on Schedule 1.9 attached hereto.

            1.10 The term "Lien" means any charge, claim, lien, mortgage, obligation, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

            1.11 The term "Material Adverse Effect" means, with respect to a Station, a material adverse effect upon the business, operations, assets or financial condition of such Station.

            1.12 The term "Person" shall include an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or association and a governmental agency.

            1.13 The term "Time Brokerage Agreements" means (i) the Time Brokerage Agreement of even date herewith between AKMG, as owner, and Benedek, as programmer, with respect to KKTV in the form of Exhibit A annexed hereto and
(ii) the Time Brokerage Agreement of even date herewith between Benedek, as owner, and AKMG, as programmer, with respect to KCOY in the form of Exhibit B annexed hereto.

            1.14 The term "Year 2000 Compliant" means that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D., and that Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

            1.15  Unless the context otherwise requires:

                  1.15.1  a term has the meaning assigned to it;

                  1.15.2 an accounting term not otherwise defined has the meaning assigned to it in accordance GAAP and all accounting calculations will be determined in accordance with such principles;

                  1.15.3  "or" is not exclusive;

                  1.15.4  "including" means including without limitation; and

                  1.15.5 words in the singular include the plural and words in the plural include the singular as the context may require.

     2. EXCHANGE OF.
        -----------

            2.1   KKTV ASSETS.  On the terms and subject to the conditions of
                  -----------
this Agreement, at the Closing AKMG shall transfer, convey, assign and deliver to Benedek (or, with respect to the assets described in Section 2.1.1 below, to BLC) all of the right, title and interest in and to all assets, properties and rights of others, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed exclusively with respect to KKTV (excluding only the Excluded KKTV Assets as specified in Section 2.3 below) (the "KKTV Assets"), as the same shall exist at and as of the Closing Date, including, without limitation, the following:

                  2.1.1 all rights in and to the licenses, permits and other authorizations issued by any governmental authority and held by AKMG and used or intended for exclusive use in the conduct of the business and operation of KKTV, including the KKTV FCC Licenses listed on Schedule 7.4 annexed hereto, together with any renewals, extensions or modification thereof and additions thereto between the date hereof and the Closing Date, the goodwill and other intangible personal property associated with or related to KKTV or the operation thereof, the business of KKTV as a going concern, and all of AKMG's rights in and to the call letters "KKTV";

                  2.1.2 all land, leaseholds and other interests of every kind and description in real property, buildings, towers, and antennae, and fixtures and improvements thereon as of the date hereof and used or held for exclusive use in connection with the business and operation of KKTV, including, without limitation, those shown on Schedule 7.10 annexed hereto, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date;

                  2.1.3 all equipment, cameras, transmitters, antennas, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, and other tangible personal property of every kind and description, owned by it and used or intended for exclusive use in the conduct of the business and operation of KKTV, including the property listed on Schedule 7.11 annexed hereto, together with, to the extent permitted by this Agreement, any replacements thereof and additions thereto made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date which are permitted by this Agreement;

                  2.1.4 all leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining exclusively to KKTV to which AKMG is a party or in which AKMG has rights, listed on Schedule 7.9 annexed hereto, including the affiliation agreements with CBS Inc. ("CBS"), or not required by Section 7.9 hereof to be set forth on Schedule 7.9, and those leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining to KKTV entered into between the date hereof and the Closing Date in accordance with Section 9.3 hereof;

                  2.1.5 all orders and agreements now existing, or entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on KKTV except those which on the Closing Date have already been filled or cancelled in accordance with Section 9.3 hereof or have expired;

                  2.1.6 all programs and programming materials and elements of whatever form or nature as of the date of this Agreement and used or held for use in connection with the business and operations of KKTV, whether recorded on tape or any other substance or intended of live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to AKMG and used in connection with the business and operations of KKTV, together with all such programs, materials, elements, and copyrights acquired by AKMG in connection with the business and operations of KKTV between the date hereof and the Closing Date, except those that expire or are cancelled in accordance with Section 9.3 hereof between the date hereof and the Closing Date;

                  2.1.7 all rights of AKMG in and to trade names, service marks, trademarks, trademark registrations and trademark applications, copyrights, copyright registrations and copyright applications, patents and patent applications, inventions, trade secrets, logos, slogans, jingles, proprietary processes, computer software and all other information, know-how and intellectual property rights and all licenses and other agreements relating to any of the foregoing to the extent the same relate exclusively to the business and operations of KKTV, including those listed on Schedule 7.9 annexed hereto;

                  2.1.8 all causes of action, judgments, claims, demands and other rights of AKMG of every kind or nature to the extent the same relate exclusively to the business and operations of KKTV, including, without limitation, claims under insurance policies;

                  2.1.9 all rights of AKMG relating to or arising out of or under express or implied warranties from suppliers with respect to the KKTV Assets;

                  2.1.10 except as provided in the Time Brokerage Agreement pertaining to KKTV with respect to the proration of income and expenses, all prepaid expenses, advances and deposits, including prepaid film and programming expenses (it being understood that the consideration for the KKTV Assets includes payment for the contracts and commitments AKMG relating to film and programming and that no further payment to AKMG or proration shall be due in respect thereof) and all barter receivables arising in connection with trade-out agreements now existing or hereafter entered into in the ordinary course of business to the extent the same relate to the business and operations of KKTV;

                  2.1.11 all books and records, including, but not limited to, correspondence, employment records, production records, accounting records, property records, filings with the FCC, mailing lists, customer and vendor lists and other records and files of or relating exclusively to the business and operations of KKTV, other than the Excluded KKTV Records (as herein defined); provided, however, that such books and records shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by Benedek, at its expense, upon reasonable notice during normal business hours; and

                  2.1.12  those other assets, properties and rights described on
Schedule 2.1.12 annexed hereto and made a part hereof.

            2.2   KCOY ASSETS.  On the terms and subject to the conditions of
                  -----------
this Agreement, at the Closing Benedek shall transfer, convey, assign and deliver to AKMG all of the right, title and interest in and to all assets, properties and rights of others, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed exclusively with respect to the KCOY (excluding only the Excluded KCOY Assets as specified in Section 2.4 below) (the "KCOY Assets"), as the same shall exist at and as of the Closing Date, including, without limitation, the following (the KCOY Assets and the KKTV Assets being collectively referred to herein as the "Transferred Assets"):

                  2.2.1 all rights in and to the licenses, permits and other authorizations issued by any governmental authority and held by Benedek and BLC and used or intended for exclusive use in the conduct of the business and operation of KCOY, including the KCOY FCC Licenses listed on Schedule 8.4 annexed hereto, together with any renewals, extensions or modification thereof and additions thereto between the date hereof and the Closing Date, the goodwill and other intangible personal property associated with or related to KCOY or the operation thereof, the business of KCOY as a going concern, and all of Benedek's rights in and to the call letters "KCOY";

                  2.2.2 all land, leaseholds and other interests of every kind and description in real property, buildings, towers, and antennae, and fixtures and improvements thereon owned by Benedek as of the date hereof and used or held for exclusive use in connection with the business and operation of KCOY, including, without limitation, those shown on Schedule 8.10 annexed hereto, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date;

                  2.2.3 all equipment, cameras, transmitters, antennas, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, and other tangible personal property of every kind and description, owned by it and used or intended for exclusive use in the conduct of the business and operation of KCOY, including the property listed on Schedule 8.11 annexed hereto, together with, to the extent permitted by this Agreement, any replacements thereof and additions thereto made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date which are permitted by this Agreement;

                  2.2.4 all leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining exclusively to KCOY to which Benedek is a party or in which Benedek has rights, listed on Schedule 8.9 annexed hereto, including the affiliation agreements with CBS or not required by
Section 8.9 hereof to be set forth on Schedule 8.9, and those leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining to KCOY entered into by a Party between the date hereof and the Closing Date in accordance with Section 9.3 hereof;

                  2.2.5 all orders and agreements now existing, or entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on KCOY except those which on the Closing Date have already been filled or cancelled in accordance with Section 9.3 hereof or have expired;

                  2.2.6 all programs and programming materials and elements of whatever form or nature as of the date of this Agreement and used or held for exclusive use in connection with the business and operations of KCOY, whether recorded on tape or any other substance or intended of live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to Benedek and used in connection with the business and operations of KCOY, together with all such programs, materials, elements, and copyrights acquired by Benedek in connection with the business and operations of KCOY between the date hereof and the Closing Date, except those that expire or are cancelled in accordance with Section 9.3 hereof between the date hereof and the Closing Date;

                  2.2.7 all rights of Benedek in and to trade names, service marks, trademarks, trademark registrations and trademark applications, copyrights, copyright registrations and copyright applications, patents and patent applications, inventions, trade secrets, logos, slogans, jingles, proprietary processes, computer software and all other information, know-how and intellectual property rights and all licenses and other agreements relating to any of the foregoing to the extent the same relate to the business and operations of KCOY, including those listed on Schedule 8.9 annexed hereto;

                  2.2.8 all causes of action, judgments, claims, demands and other rights of Benedek of every kind or nature to the extent the same relate to the business and operations of KCOY, including, without limitation, claims under insurance policies;

                  2.2.9 all rights of Benedek relating to or arising out of or under express or implied warranties from suppliers with respect to the KCOY Assets;

                  2.2.10 except as provided in the Time Brokerage Agreement pertaining to KCOY with respect to the proration of income and expenses, all prepaid expenses, advances and deposits, including prepaid film and programming expenses (it being understood that the consideration for the KCOY Assets includes payment for the contracts and commitments of Benedek relating to film and programming and that no further payment to Benedek or proration shall be due in respect thereof) and all barter receivables arising in connection with trade-out agreements now existing or hereafter entered into in the ordinary course of business to the extent the same relate to the business and operations of KCOY;

                  2.2.11 all books and records, including, but not limited to, correspondence, employment records, production records, accounting records, property records, filings with the FCC, mailing lists, customer and vendor lists and other records and files of or relating to the business and operations of KCOY, other than the Excluded KCOY Records (as herein defined); provided, however, that such books and records shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by AKMG, at its expense, upon reasonable notice during normal business hours; and

                  2.2.12  those other assets, properties and rights described on
Schedule 2.2.12 annexed hereto and made a part hereof.

            2.3   EXCLUDED KKTV.  Anything contained in Section 2.1 above to the
                  -------------
notwithstanding, AKMG shall not transfer, convey or assign to Benedek and the KKTV Assets shall not include the following (the "Excluded KKTV Assets"):

                  2.3.1 the Closing Payment delivered by Benedek to AKMG pursuant to this Agreement;

                  2.3.2 any cash or cash equivalents or money market instruments, including unprocessed checks, savings and checking accounts and other deposits, certificates of deposits, Treasury bills and other marketable securities of AKMG;

                  2.3.3 all of the outstanding accounts receivable of AKMG as of the date hereof arising out of the sale of advertising time on KKTV for cash;

                  2.3.4 AKMG's minute books and such other books and records (other than books and records specifically described in Section 2.1.11 hereof) as pertain to the organization, existence or ownership of AKMG; provided, however, that such books and records relating to KKTV shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by Benedek, at its expense, upon reasonable notice during normal business hours (the "Excluded KKTV Records");

                  2.3.5 Excluded KKTV Contracts (as herein defined) and contracts, commitments and agreements of AKMG to the extent the same relate solely to Excluded KKTV Assets and not to the operation of KKTV;

                  2.3.6 assets sold by AKMG after the date hereof and prior to the Closing Date in accordance with Section 9.3 hereof;

                  2.3.7 any refunds of Federal, state, local or other taxes, including, without limitation, income, property or sales taxes, or other taxes of any kind or description which relate to periods prior to the date hereof; and

                  2.3.8  those other assets, properties and rights listed on
Schedule 2.3 annexed hereto and made a part hereof.

            2.4   EXCLUDED KCOY ASSETS.  Anything contained in Section 2.2 above
                  --------------------
to the contrary notwithstanding, Benedek shall not transfer, convey or assign to AKMG and the KCOY Assets shall not include the following (the "Excluded KCOY Assets"):

                  2.4.1 any cash or cash equivalents or money market instruments, including unprocessed checks, savings and checking accounts and other deposits, certificates of deposits, Treasury bills and other marketable securities of Benedek;

                  2.4.2 all of the outstanding accounts receivable of Benedek as of the date hereof arising out of the sale of advertising time on KCOY for cash;

                  2.4.3 Benedek's minute books and such other books and records (other than books and records specifically described in Section 2.2.11 hereof) as pertain to the organization, existence or ownership of Benedek; provided, however, that such books and records relating to KCOY shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by AKMG, at its expense, upon reasonable notice during normal business hours (the "Excluded KCOY Records");

                  2.4.4 Excluded KCOY Contracts (as herein defined) and contracts, commitments and agreements of Benedek to the extent the same relate solely to Excluded KCOY Assets and not to the operation of KCOY;

                  2.4.5 assets sold by Benedek after the date hereof and prior to the Closing Date in accordance with Section 9.3 hereof;

                  2.4.6 any refunds of Federal, state, local or other taxes, including, without limitation, income, property or sales taxes, or other taxes of any kind or description which relate to periods prior to the date hereof; and

                  2.4.7  those other assets, properties and rights listed on
Schedule 2.4 annexed hereto and made a part hereof.

            2.5   TRANSFER OF ASSETS. The transfer of the Transferred Assets as
                  ------------------
herein contemplated shall be made by the Parties, free and clear of all Liens other than Liens set forth on Schedules 7.10, 7.11, 8.10 and 8.11 hereto and not required to be discharged on or prior to the Closing Date pursuant to the terms of this Agreement and except only those assumed by each Party pursuant to
Section 3 below. The transfer of the Transferred Assets shall be effected by delivery by the Parties of such bills of sale, endorsements, assignments, drafts, checks, deeds, affidavits of title and other instruments of transfer, conveyance and assignment, including customary deeds with respect to real property to be conveyed hereunder, as shall be necessary or appropriate to transfer, convey and assign the KCOY Assets to AKMG and the KKTV Assets to Benedek on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by the Parties. The conveyancing documents shall be in form and substance reasonably satisfactory to the Parties. Each Party shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the other Party to transfer, convey, assign and deliver to the other Party or to aid and assist the other Party in collecting and reducing to possession, any and all of the respective Transferred Assets, or to vest in each Party good, valid and marketable title to such Transferred Assets.

            2.6   NON-ASSIGNABLE ASSETS. Anything contained in this Agreement to
                  ---------------------
the contrary, this Agreement shall not constitute an agreement or an attempted agreement to transfer or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the assignee Party thereunder. Each Party shall, between the date hereof and the Closing Date, use their respective best efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to which it is a party to the transfer or assignment thereof by such Party to the other Party hereunder in all cases in which such consent is required for transfer or assignment; provided, that such efforts shall not require the payment of any consideration by the Parties other than as expressly provided for in this Agreement. If after a Party has used its best efforts to obtain the consent of any such other party to such contract, license, lease, commitment, sales order, purchase order or other agreement, such consent shall not be obtained at or prior to the Closing, or an attempted assignment thereof at the Closing would be ineffective and would affect the rights of the assignee Party thereunder, the Parties will cooperate with each other in any reasonable arrangement designed to provide for the assignee Party the benefits under any such contract, license, lease, commitment, sales order, purchase order or other agreement, including the enforcement, at the cost and for the benefit of the assignee Party, of any and all rights of the transferring Party against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. The foregoing shall not limit, waive or otherwise affect each Party's right to not close the transactions contemplated by this Agreement to the extent the receipt of any consent to the transfer or assignment of any contract, license, lease, commitment, sales order, purchase order or other agreement is a condition to the obligation of such Party to close hereunder.

     3.   ASSUMPTION OF LIABILITIES.
          -------------------------

               3.1  ASSUMED LIABILITIES. Subject to the terms and conditions of
                    -------------------
this Agreement and the performance by the parties hereto of their respective obligations hereunder, on the Closing Date, simultaneously with the transfer, conveyance and assignment by AKMG to Benedek of the KKTV Assets and the transfer, conveyance and assignment by Benedek to AKMG of the KCOY Assets:

                      3.1.1 Benedek shall assume or otherwise be liable for, subject to the limitations contained herein, the liabilities and obligations of AKMG (collectively, the "Assumed KKTV Liabilities") under the following items:
(i) contracts, agreements and commitments set forth on Schedule 7.9, other than Excluded KKTV Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (ii) contracts, agreements and commitments in existence on the date hereof and not required by Section 7.9 hereof to be set forth on Schedule 7.9, other than Excluded KKTV Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iii) contracts, agreements and commitments with customers and advertising agencies accepted in the ordinary course of business for the sale of advertising time on KKTV for cash, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iv) contracts, agreements and commitments of the type set forth in (i), (ii) or (iii) above, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, to which AKMG becomes a party in the ordinary course of business subsequent to the date of this

Agreement and prior to the Closing Date, which (a) are not performed or discharged prior to the Closing Date, (b) are permitted to be entered into by AKMG under the terms and conditions of this Agreement and (c) are effectively assigned and transferred to Benedek as contemplated herein; provided, however, that Benedek shall not be obligated to assume any contract, agreement or commitment with respect to programming for KKTV entered into after the date hereof without Benedek's prior written consent and, further provided, however, that Benedek shall not assume any accrued payable in respect of any such contract, agreement or commitment and (v) agreements with customers and advertising agencies accepted in the ordinary course of business and reflected on Schedule 7.9 or entered into after the date hereof in accordance with Section
9.3 hereof for the sale of advertising time in exchange for goods and services ("trade-out agreements") (film and program barter agreements shall not be included within the definition of trade-out agreements); and

                      3.1.2 AKMG shall assume or otherwise be liable for, subject to the limitations contained herein, the liabilities and obligations of Benedek (collectively, the "Assumed KCOY Liabilities") under the following items: (i) contracts, agreements and commitments set forth on Schedule 8.9 hereof, other than Excluded KCOY Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (ii) contracts, agreements and commitments in existence on the date hereof and not required by
Section 8.9 hereof to be set forth on Schedule 8.9, other than Excluded KCOY Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iii) contracts, agreements and commitments with customers and advertising agencies accepted in the ordinary course of business for the sale of advertising time on KCOY for cash, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iv) contracts, agreements and commitments of the type set forth in (i), (ii) or (iii) above, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, to Benedek becomes a party in the ordinary course of business subsequent to the date of this Agreement and prior to the Closing Date, which
(a) are not performed or discharged prior to the Closing Date, (b) are permitted to be entered into by Benedek under the terms and conditions of this Agreement and (c) are effectively assigned and transferred to AKMG as contemplated herein; provided, however, that AKMG shall not be obligated to assume any contract, agreement or commitment with respect to programming for KCOY entered into after the date hereof without AKMG's prior written consent and, further provided, however, that AKMG shall not assume any accrued payable in respect of any such contract, agreement or commitment and (v) trade-out agreements with customers and advertising agencies accepted in the ordinary course of business and reflected on Schedule 8.9 or entered into after the date hereof in accordance with Section 9.3 hereof.

          3.2   INSTRUMENTS OF ASSUMPTION. The assumption by Benedek of the
                -------------------------
Assumed KKTV Liabilities and the assumption by AKMG of the Assumed KCOY Liabilities shall be effected by such instruments of assumption delivered to the other Party on the Closing Date as shall be reasonably satisfactory to the Parties. Each Party shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of assumption and do all such further acts and things as may be reasonably requested by the other Party to implement the assumption of each such liability and obligation. The assumption by Benedek of the Assumed KKTV Liabilities and the assumption by AKMG of the Assumed KCOY Liabilities shall in no way expand the rights or remedies of third parties against such Party as compared to the rights and remedies which the third parties would have had against the such Party had this Agreement not been consummated.

          3.3   EXCLUDED KKTV LIABILITIES. Benedek does not and shall not
                -------------------------
assume, pay, perform or discharge any liabilities or obligations of AKMG, other than the Assumed KKTV Liabilities and, without limiting the foregoing, it is expressly agreed by the Parties that Benedek shall not assume or be liable for any of the following liabilities or obligations of AKMG:

               3.3.1 liabilities or obligations of AKMG for borrowed money or to any of its shareholders or to any Person affiliated or associated therewith;

               3.3.2 liabilities or obligations of AKMG incurred with respect to its entry into this Agreement or its consummation of any of the transactions contemplated hereunder (including, without limitation, AKMG's legal and accounting fees);

               3.3.3 liabilities or obligations for Federal, state, local or other taxes, including, without limitation, corporate income taxes, property or sales or use taxes or reports, or other taxes of any kind or description, in each case which relate to periods prior to the Closing;

               3.3.4 any pension, retirement, profit-sharing plan or trust or other employee benefit plan of AKMG;

               3.3.5 subject to the KKTV Time Brokerage Agreement executed concurrently herewith, any litigation, proceeding, or claim by any Person to the extent relating to the business or operation of or otherwise relating to KKTV prior to the Closing, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the date hereof, including any litigation, proceeding or claim listed on Schedule 7.14 hereto and any litigation, proceeding or claim pending or threatened as of the date hereof.

               3.3.6 liabilities or obligations which may arise by reason of or with respect to the dissolution or liquidation of AKMG;

               3.3.7 liabilities or obligations arising under or with respect to the contracts, agreements and commitments listed on Schedule 3.3.7 hereto (the "Excluded KKTV Contracts"); and

               3.3.8 liabilities or obligations incurred by Benedek which violate any representation, warranty, covenant or agreement of AKMG contained herein or made in connection herewith.

          3.4  EXCLUDED KCOY LIABILITIES. AKMG does not and shall not assume,
               -------------------------
pay, perform or discharge any liabilities or obligations of Benedek, other than the Assumed KCOY Liabilities and, without limiting the foregoing, it is expressly agreed by the Parties that AKMG shall not assume or be liable for any of the following liabilities or obligations of Benedek:

               3.4.1 liabilities or obligations of Benedek for borrowed money or to any of its shareholders or to any Person affiliated or associated therewith;

               3.4.2 liabilities or obligations of Benedek incurred with respect to its entry into this Agreement or its consummation of any of the transactions contemplated hereunder (including, without limitation, Benedek's legal and accounting fees);

               3.4.3 liabilities or obligations for Federal, state, local or other taxes, including, without limitation, corporate income taxes, property or sales or use taxes or reports, or other taxes of any kind or description, in each case which relate to periods prior to the Closing;

               3.4.4 any pension, retirement, profit-sharing plan or trust or other employee benefit plan of Benedek;

               3.4.5 subject to the KCOY Time Brokerage Agreement executed concurrently herewith, any litigation, proceeding, or claim by any Person to the extent relating to the business or operation of or otherwise relating to KCOY prior to the Closing, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing, including any litigation, proceeding or claim listed on Schedule 8.14 hereto and any litigation, proceeding or claim pending or threatened as of the Closing.

               3.4.6 liabilities or obligations which may arise by reason of or with respect to the dissolution or liquidation of Benedek;

               3.4.7 liabilities or obligations arising under or with respect to the contracts, agreements and commitments listed on Schedule 3.4.7 hereto (the "Excluded KCOY Contracts"); and

               3.4.8 liabilities or obligations incurred by AKMG which violate any representation, warranty, covenant or agreement of Benedek contained herein or made in connection herewith.

      4.   CLOSING PAYMENT; ALLOCATION.
           ---------------------------

               4.1  CLOSING PAYMENT. AKMG and Benedek agree that the value of
                    ---------------
KKTV exceeds the value of KCOY by an amount equal to the Closing Payment (as herein defined). In addition to the conveyance of the KCOY Assets and the assumption of the Assumed KKTV Liabilities, Benedek shall also pay to AKMG the sum of Nine Million Dollars ($9,000,000) (the "Closing Payment") payable at the Closing by the wire transfer by Benedek to an account for the sole benefit of AKMG in immediately available funds.

               4.2  CLOSING ADJUSTMENTS. All income and expenses arising from
                    -------------------
the conduct of the business and operation of the Stations shall be prorated between the Parties in accordance with the Time Brokerage Agreements.

               4.3  ALLOCATION OF PURCHASE PRICE. The Parties agree that they
                    ----------------------------
will use such asset values in calculating gain (if any) recognized under Treas. Reg. (S) 1.1031(j)-1(b)(3) with respect to each "exchange group" (as defined in Treas. Reg. (S) 1.1031(j)-1(b)(2)(i)), the "residual group" as (defined in Treas. Reg. (S) 1.1031(j)-1(b)(2)(iii)) (if any) and any properties transferred and received that are not within any "exchange group" or the "residual group" (if any) and will not take any position on any tax return inconsistent therewith. To the extent required by Section 1060 of the Code, the regulations thereunder and Treas. Reg. (S) 1.1031(d)-1T, each Party shall allocate, in accordance with the foregoing provisions, (a) the value of the consideration transferred by it to the consideration received by it for purposes of determining the tax basis of the property so received by it and (b) the value of the consideration received by it to the consideration transferred by it for purposes of determining the gain and loss (if any) with respect to the property so transferred. For purposes of the preceding sentence, the Parties shall use the value of properties transferred and received determined in accordance with Schedule 4.3. To the extent an IRS Form 8594 is required to be filed under Section 1060, the regulations thereunder and Treas. Reg. (S) 1.1031(d)-1T, the Parties agree to prepare and file on a timely basis with the Internal Revenue Service ("IRS") substantially identical IRS Forms 8594 using the values of properties transferred and received as determined by in accordance with Schedule 4.3, and shall not take any position on any tax return inconsistent therewith.

     5.   CLOSING.
          -------

               5.1  TIME OF CLOSING. The closing of this Agreement (the
                    ---------------
"Closing") shall take place at 10:00 a.m. Eastern Time on a date within ten days following (i) the date of public notice of the latter of the two FCC Consents, unless a petition to deny has been timely filed with respect to either FCC Application (as herein defined), in which event the date on which the latter of the two FCC Consents shall have become a Final Order (or if either such date is a Saturday, Sunday, or Federal holiday, on the next business day thereafter), and (ii) the date on which all other conditions to the obligations of the Parties hereunder shall have been satisfied or waived in writing. The Closing shall take place at the offices of Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036, or at such other place as may be agreed to by the Parties. The date of the Closing is hereinafter referred to as the "Closing Date."

               5.2  TIME BROKERAGE AGREEMENTS. On the date hereof, the Parties
                    -------------------------
shall enter into the Time Brokerage Agreements, substantially in the form of Exhibits A and B attached hereto, with respect to KKTV and KCOY, respectively. Unless otherwise set forth herein, the Parties agree that the following matters relating to the Stations shall be governed in accordance with the Time Brokerage
Agreements: (i) employees; (ii) accounts receivables; (iii) prorations and adjustments of the income and expense of the Stations; and (iv) cash sales and trade agreements.

     6.   GOVERNMENTAL CONSENTS.
          ---------------------

               6.1   FCC CONSENT. The exchange of the Station Licenses as
                     -----------
contemplated by this Agreement is subject to the prior consent of the FCC.

               6.1.1 Promptly after the execution of this Agreement, the Parties shall proceed to prepare for filing with the FCC appropriate applications (the "FCC Applications") for consent to (i) the assignment from AKMG to BLC of the KKTV FCC Licenses and (ii) the assignment from BLC to AKMG of the KCOY FCC Licenses. The FCC Application for consent to the assignment from BLC to AKMG of the KCOY FCC Licenses shall include a request for a waiver of the FCC's duopoly policy, conditioned upon the outcome of the FCC's ownership proceedings. The FCC Applications shall be filed with the FCC as soon as practicable but in no event later than 10 days after the date hereof. The Parties shall thereafter prosecute the FCC Applications with all reasonable diligence and otherwise use their reasonable best efforts to obtain the grant of such application as expeditiously as practicable (but no party shall have any obligation to take any unreasonable steps to satisfy complainants, if any). If the FCC Consents impose any condition on any party hereto (other than a conditional waiver of the FCC's duopoly policy with respect to the assignment of the KCOY Licenses), such party shall use its reasonable best efforts to comply with such condition unless compliance would be unduly burdensome or would have a Material Adverse Effect upon it, its constituent partners, its parent corporation, or any of its or its parent corporation's subsidiaries or Affiliates, as appropriate. Each Party shall pay 50% of all filing fees payable with respect to all filings required by the FCC in connection with the transactions contemplated by this Agreement and made pursuant to this Section 6.1.1.
               6.1.2 The transfer of the KKTV Assets and the KCOY Assets hereunder is expressly conditioned upon the grant of the FCC Consents and compliance by the Parties hereto with the conditions (if any) imposed in such consent.

       6.2   HART-SCOTT-RODINO. If applicable, the Parties will file as soon as
             -----------------
reasonably practicable (but in any event within 30 days after the date of this Agreement) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any required notification and report forms with respect to the transactions contemplated hereunder pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Such notification and report forms will comply as to form with all requirements applicable thereto and all of the data and information reported in such forms shall be true, correct and complete in all material respects. The parties shall comply as promptly as practicable with all requests if any for additional information and documentary materials unless, in the reasonable opinion of counsel, such information or documentation, as the case may be, is not required to be produced. Such additional information and documentation will comply as to form with all requirements applicable thereto and will be true, correct and complete in all material respects and shall be promptly delivered. Each Party shall pay 50% of all filing fees payable with respect to all filings required by the HSR Act in connection with the transactions contemplated by this Agreement and made pursuant to this Section 6.2.

               6.3  OTHER GOVERNMENTAL CONSENTS. Promptly following the
                    ---------------------------
execution of this Agreement, the Parties will proceed to prepare and file with the appropriate governmental authorities and any other requests for approval or waiver that are required from governmental authorities in connection with the transactions contemplated hereby, and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

     7.   REPRESENTATIONS AND WARRANTIES OF AKMG.  In order to induce Benedek to
          --------------------------------------
enter into this Agreement and to perform its obligations hereunder, AKMG hereby makes the following representations and warranties to Benedek:

               7.1  ORGANIZATION AND STANDING. AKMG is a corporation duly
                    -------------------------
organized, validly existing and in good standing under the laws of the State of Washington and has all requisite power and authority, corporate or otherwise, to own, lease, use and operate its properties and assets at and in the places where such properties and assets are now owned, operated or leased and to transact its business where and as now conducted. AKMG is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business, where the nature of its activities requires such qualification or where the failure to so qualify would have a Material Adverse Effect on the business or results of operations of KKTV. AKMG is the successor by merger to KKTV, Inc.

               7.2  POWER AND AUTHORITY. AKMG has all requisite power and
                    -------------------
authority, corporate or otherwise, to enter into this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and the performance by AKMG of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action of AKMG and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement, the Time

Brokerage Agreements and the documents and instruments contemplated hereby and thereby as valid and binding obligations of AKMG, enforceable in accordance with their terms.

          7.3  NO CONFLICTS. Except as set forth on Schedule 7.3 annexed
               ------------
hereto and made a part hereof, the execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby, the consummation of the transactions contemplated hereby and the performance by AKMG of its obligations hereunder and thereunder:

             7.3.1 do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of AKMG;

             7.3.2 do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any Lien on any of the KKTV Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which AKMG is a party or which is or purports to be binding upon AKMG or which affects or purports to affect any of the KKTV Assets; and

             7.3.4 subject to the receipt of any governmental approvals required in connection with the transfer of the KKTV Assets to Benedek or BLC, do not and will not conflict with or result in a violation of or default under (with or without notice of the lapse of time or both) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any court, administrative agency or commission or other governmental authority or instrumentality.

          7.4  GOVERNMENT APPROVAL. AKMG is the holder of the KKTV FCC Licenses
               -------------------
as set forth on Schedule 7.4 annexed hereto and made a part hereof, which constitute all necessary authorizations from the FCC to enable KKTV to broadcast and transmit the present television programming. Other than FCC rulemaking procedures of general applicability, there are no fines, forfeitures, notices of apparent liability, orders to show cause or any other administrative or judicial orders outstanding nor any proceedings pending or, to AKMG's knowledge, threatened, the effect of which would be the revocation, cancellation, non-renewal, suspension or adverse modification of the KKTV FCC Licenses or any adverse consequence for KKTV, and there does not exist any event which with notice or the passing of time or both could result in a fine, forfeiture, notice of apparent liability, order to show cause or any other administrative or judicial order or proceeding by the FCC, the effect of which would result in the revocation, cancellation, non-renewal, suspension or adverse modification of the KKTV FCC Licenses or any adverse consequences for KKTV. Since the date of its acquisition by AKMG, KKTV, including, without limitation, the technical equipment owned by AKMG relating to KKTV, has been operated in conformity with the KKTV FCC Licenses in all material respects and within the FCC rules, regulations and standards of performance in all material respects. Except as contemplated in Section 6 hereof, no action, approval consent, authorization or other action, including, but not limited to, any action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to AKMG for the due execution, delivery or performance by AKMG of this Agreement or any document or instrument contemplated hereby or in order to constitute this Agreement as a valid and binding obligation of AKMG. To the best knowledge of AKMG, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify AKMG as an assignee of KCOY FCC Licenses.

          7.5  VALIDITY. This Agreement and the Time Brokerage Agreements
               --------
constitute, and the other documents and instruments contemplated hereby and thereby will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of AKMG, enforceable in accordance with their respective terms.

          7.6  FINANCIAL STATEMENTS . Annexed hereto as Schedule 7.6 and made
               --------------------
a part hereof are the following internal financial statements of KKTV (collectively the "KKTV Financial Statements"): balance sheets as of November 30, 1998 and December 31, 1997 and 1996 and related statements of income for the periods then ended. The KKTV Financial Statements are in accordance with GAAP and the books and records of AKMG and fairly, completely and accurately present the financial position of KKTV at the dates specified and the results of operations for the periods covered.

          7.7  NO CHANGES. Except as set forth on Schedule 7.7 annexed hereto
               ----------
and made a part hereof, since November 30, 1998, AKMG has not with respect to
KKTV:

               7.7.1 incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the business, assets or properties of KKTV;

          7.7.2 other than in the ordinary course of business, sold, assigned, leased, transferred or otherwise disposed of any of the KKTV Assets;

          7.7.3 mortgaged, pledged or granted or suffered to exist any Lien on any of the KKTV Assets;

          7.7.4 other than in the ordinary course of business, waived any rights of material value or cancelled, discharged, satisfied or paid any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

          7.7.5 incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate), except current obligations and liabilities incurred in the ordinary course of business;

          7.7.6 other than in the ordinary course of business, entered into any lease, contract, license or other agreement, or made any amendment of or terminated any lease, contract, license or other agreement to which AKMG is a party;

          7.7.7 effected any change in the accounting practices, procedures or methods of AKMG;

          7.7.8 paid, loaned or advanced any amount to or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with any employee of KKTV or any Affiliate of AKMG or any such employee, except for regular compensation paid to an employee of KKTV;

          7.7.9 increased the compensation payable to any KKTV employees or become obligated to increase any such compensation except in the ordinary course of business and consistent with AKMG's past practices; or

          7.7.10 entered into any other transaction other than in the ordinary course of business and consistent with past practices.

       7.8   TAXES. Except as set forth on Schedule 7.8 annexed hereto and
             -----
made a part hereof, AKMG has duly filed all foreign, Federal, state, county and local income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required to have been filed by AKMG to the date hereof with respect to KKTV. Each such return is true, correct and complete and AKMG has paid all taxes, assessments, amounts, interest and penalties due to any foreign,

Federal, state, county, local or other taxing authority with respect to all periods prior to the date hereof required to have been paid by AKMG with respect to KKTV and created sufficient reserves or made provision for all thereof accrued but not yet due and payable by it. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to AKMG that could result in a Lien on the KKTV Assets.

          7.9 CONTRACTS.
              ---------

                7.9.1 Except only those contracts, agreements or commitments listed and described on Schedule 7.9 annexed hereto and made a part hereof (complete and correct copies of which have been heretofore delivered to Benedek), the Excluded KKTV Contracts and contracts, agreements or commitments entered into in the ordinary course of business and (x) involving less than $25,000 over their term or (y) involving more than $25,000 over their term but not more than $100,000 in the aggregate for all such contracts, agreements or commitments or (z) involving sales of advertising time for cash in accordance with the KKTV's customary rate practices or sales of advertising time pursuant to trade-out agreements entered into in the ordinary course of business, AKMG is not a party to nor has any contract, agreement or commitment of any kind or nature whatsoever pertaining to KKTV, written or oral, formal or informal, including, without limitation, any (i) license, franchise, agency, or similar agreement, or any other contract relating to the payment of a commission, (ii) contract or commitment for the employment of any employee or consultant, (iii) collective bargaining agreement or other contract with any labor union, (iv) contract or commitment for services, materials, supplies, merchandise, inventory or equipment, (v) contract or commitment for the sale or purchase of any of its services, products or assets, (vi) mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit, (vii) contract or commitment with any officer, director or any current or former employee of AKMG which will be in effect on the Closing Date, (viii) contract or commitment with any government or agency thereof, (ix) contract pursuant to which its right to compete with any Person in the conduct of its business anywhere in the world is restrained or restricted for any reason or in any way, (x) contract or commitment guaranteeing the performance, liabilities or obligations of any Person, (xi) contract or commitment for capital improvements or expenditures or with any contractor or subcontractor for in excess of $10,000, (xii) contract or commitment for charitable contributions aggregating in excess of $5,000, (xiii) lease or other agreement or commitment pursuant to which it is a lessee of or holds or operates any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party, or (xiv) contract or commitment otherwise involving in excess of $10,000 in cash over its term (including any periods covered by any options to renew by any party), whether or not in the ordinary course of business. Except as set forth on Schedule 7.9, each of the contracts and commitments referred to therein is valid and existing, in full force and effect, and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending, and no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto, or would otherwise materially and adversely affect the KKTV Assets. Except as noted on Schedule 7.9, all contracts and commitments listed thereon are assignable by AKMG to Benedek without consent of any other Person.

       7.9.2 The network signal is delivered to KKTV by virtue of earth receive stations and AKMG has entered into such contracts, leases and agreements and made such other arrangements as are necessary for the carriage of the network signal.

       7.9.3 KKTV is currently affiliated with CBS pursuant to the network affiliation contract described on Schedule 7.9. Said network affiliation contract is in full force and effect and AKMG is not aware of any state of facts which would permit the termination for cause of such network affiliation contract prior to the expiration of the term thereof.

        7.9.4 Schedule 7.9.4 sets forth by customer the commercial time owed and goods and services to be received as of the date hereof pursuant to trade-out agreements, each of which trade-out agreement has been set forth on Schedule 7.9.4.

     7.10  REAL ESTATE.
           -----------

        7.10.1 Schedule 7.10 annexed hereto and made a part hereof is a complete and correct list of (i) all real property or premises owned in whole or in part by AKMG and used by KKTV (other than Excluded KKTV Assets) and (ii) all real property or premises leased in whole or in part by AKMG for use by KKTV (the "KKTV Leases"). Complete and correct copies of the KKTV Leases and all deeds, mortgages, deeds of trust and other documents specifically concerning real property owned by AKMG for use by KKTV (other than Excluded KKTV Assets) have been heretofore delivered to Benedek.

        7.10.2 Schedule 7.10 annexed hereto and made a part hereof lists all guarantees of the KKTV Leases by any other Person.

        7.10.3 Schedule 7.10 annexed hereto and made a part hereof contains a brief description of all alterations being made or which are planned in any premises of KKTV, together with the amounts budgeted for such alterations and the names of architects and general contractors retained in connection therewith. All permits and approvals of any government or quasi-governmental authority and all consents of landlords required in connection with such alterations being made have been obtained or will be obtained by the Closing Date. AKMG has all required legal and valid occupancy permits and other licenses or government approvals for each of the properties and premises demised pursuant to the KKTV Leases or owned by AKMG for use by KKTV (copies of which have been heretofore delivered to Benedek other than with respect to Excluded KKTV Assets).

       7.10.4 Each KKTV Lease is legal, valid and binding as between AKMG and the other party or parties thereto and AKMG is a tenant or possessor in good standing thereunder, free of any material default or breach by the other party or parties thereto and quietly enjoys the premises provided for therein. Each rental and other payment due thereunder has been duly made; each act required to be performed which, if not performed, would constitute a breach or default thereof has been duly performed by AKMG; and no act forbidden to be performed has been performed thereunder by AKMG which would constitute a breach or default thereof. AKMG has the legal right (without the consent or other approval of any other party) to possess and quietly enjoy each of such premises and properties under each of the KKTV Leases. Each KKTV Lease is in full force and effect and constitutes a legal, valid and binding obligation of AKMG and there is not under any KKTV Lease any claim of default or event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder.

       7.10.5 Except as set forth on Schedule 7.10 annexed hereto and made a part hereof, AKMG has good, marketable and insurable title to all real property purported to be owned or occupied by AKMG for use by KKTV (other than Excluded KKTV Assets), free and clear of all Liens and no party has the right to acquire or use such real property or any improvements, fixtures or equipment located thereon except as set forth on Schedule 7.9. Except as set forth on Schedule 7.10 or Schedule 7.11, AKMG has good and marketable title and owns outright, free and clear of all Liens, claims, easements, rights of way or restrictions (whether zoning or otherwise), each improvement, fixture and item of equipment located in or on each of the properties and premises owned, leased, used or occupied by it for use by KKTV. No improvement, fixture or equipment in or on any such premises and properties, to the extent owned or occupied by AKMG for use by KKTV, or the occupation or leasehold with respect thereto, is in violation of any law, rule or ordinance, including any zoning, building, safety, health or environmental law and each of such premises and properties is zoned or otherwise lawfully used for the purposes for which each of such premises or properties is now used by AKMG.

     7.10.6 None of such premises or properties has been condemned or otherwise taken by any public authority, no condemnation or taking is, to AKMG's knowledge, threatened or contemplated, and none thereof is, to AKMG's knowledge, subject to any claim, contract or law which might affect its use or value for the purposes now made of it, and each thereof is in good condition and repair.

     7.11 PERSONAL PROPERTY. Schedule 7.11 annexed hereto and made a part hereof
          -----------------
is a true and complete list of (i) all tangible personal property owned by AKMG for use by KKTV having a book value at the date hereof in excess of $1,000 per item (other than items of personal property having a value in excess of $1,000 but not in excess of $25,000 in the aggregate) and (ii) all personal property owned by a third party which is leased or otherwise used by AKMG for use by KKTV, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to Benedek). Each such lease and agreement is in full force and effect and constitutes a legal, valid and binding obligation of AKMG and there is not under any such lease or other agreement any default or any claim of default or of an event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder. Except as set forth on Schedule 7.11, all personal property purported to be owned by AKMG for use by KKTV is owned by it, free and clear of all Liens, and is in good working condition, subject to normal wear and tear.

     7.12 INTELLECTUAL PROPERTY. Schedule 7.12 annexed hereto and made a part
          ---------------------
hereof is a complete and correct list, and a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration or application number) of each patent, invention, trade secret, copyright, proprietary software or hardware, trade name, trademark, brand name, service mark, or design, or representation or expression of any thereof or registration or application therefor ("Trade Rights") relating to KKTV, whether or not registered in the name of or applied for by AKMG, in which AKMG has any rights or interests, whether through any contract or otherwise, except for rights under contracts listed on Schedule 7.9 and rights arising from the direct or indirect purchase of "off the shelf" software, and in each case a brief description of the nature of such rights and interests. Except as otherwise listed on Schedule 7.12, AKMG is not a licensor or a licensee in respect of any Trade Right relating to KKTV nor does AKMG pay or receive royalty payments to or from any third party in respect of any Trade Right relating to KKTV. AKMG owns or has the exclusive right to use each such Trade Right necessary to conduct, or be used in, its business as now operated and there are no conflicts with or infringements of the rights of others in respect thereof or any unauthorized use or misappropriation of any thereof. With respect to each Trade Right relating to KKTV, such Trade Right is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable; and AKMG has made all necessary filings and recordations to protect its interest in such Trade Rights, including, without limitation, recordations of all its interests in patents, trademarks and service marks in the United States Patent and Trademark Office and its claims to copyrights in the United States Copyright Office. AKMG is the exclusive owner of the entire and unencumbered right, title and interest in and to the Trade Rights owned by AKMG and which relate to KKTV and no claim is currently being asserted that the use of any such Trade Right does or may violate the asserted rights of any third party. The Trade Rights listed on Schedule 7.12 constitute all of the Trade Rights necessary to operate KKTV and conduct its business as heretofore conducted by AKMG in all material respects. To the best knowledge of AKMG, KKTV's Information Technology is Year 2000 Compliant in all material respects.

     7.13 INSURANCE. Schedule 7.13 annexed hereto and made a part hereof is a
          ---------
complete and correct list, and brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any material pending claims thereunder) of all insurance policies, including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance of any kind held by AKMG relating to the KKTV Assets or KKTV; each such policy is valid and enforceable, outstanding and in full force and effect; except as set forth on
Schedule 7.13 hereto, AKMG is the sole beneficiary of each such policy; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due from AKMG under or on account of any such policy have been paid; to AKMG's knowledge, there is no act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; AKMG has given each notice and presented each claim under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and each such policy is adequate for the business in which AKMG is engaged. No notice of cancellation or non-renewal with respect to, or disallowance of any material claim under, any insurance policies or binders of insurance which relate to the KKTV Assets or KKTV has been received by AKMG.

          7.14 LITIGATION. Except as set forth on Schedule 7.14 annexed hereto
               ----------
and made a part hereof, no action, suit, claim, investigation, proceeding or controversy, whether legal or administrative or in mediation or arbitration, is pending or, to AKMG's knowledge, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the KKTV Assets or KKTV or seeking to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby, nor, is there any basis for any such action, suit, claim, investigation or proceeding. KKTV is not operating under or subject to, or in default in respect of, any judgment, order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department commission, board, bureau, agency or instrumentality.

          7.15 COMPLIANCE WITH LAW. AKMG has all permits, licenses, orders and
               -------------------
approvals of all Federal, state or local governmental regulatory bodies required for it to conduct the business of KKTV in all material respects as conducted on the date of this Agreement. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. AKMG is in compliance in all material respects with each law, rule, ordinance, regulation, order and decree applicable to the business of KKTV, including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices. The conduct of the business of KKTV and all assets and properties utilized by AKMG therein are in conformance in all material respects with the requirements and regulations of the Occupational Safety and Health Administration.

          7.16 LABOR. AKMG is not a party to any representation or labor
               -----
contract with respect to employees of KKTV. AKMG has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of AKMG at KKTV; to AKMG's knowledge, no strike or work interruption by AKMG's employees at KKTV is planned, under consideration, threatened or imminent; and AKMG has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees at KKTV other than salaries and ordinary course compensation. At no time since its acquisition of KKTV has AKMG experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or any other organization of employees at KKTV or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy at KKTV. Except as set forth on Schedule 7.16 annexed hereto and made a part hereof: (i) AKMG is not delinquent in payments to any of its employees at KKTV for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in the event of termination of the employment of any said employees other than termination of any employee who is a party to an employment agreement with AKMG, neither AKMG nor Benedek will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay," "pay in lieu of notice" or any other payments; (iii) AKMG is in compliance in all material respects with all Federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours with respect to its employees at KKTV; and (iv) there is no unfair labor practice complaint against AKMG pending before the National Labor Relations Board or any comparable state or local agency with respect to its employees at KKTV.

          7.17 EMPLOYEES. Schedule 7.17 annexed hereto and made a part hereof is
               ---------
a complete and correct list of the names and current annual salary, bonus and commission for each current employee of KKTV. Except as set forth on Schedule 7.17, no current or former employee of KKTV or any relative, associate or agent of such employee has any interest in any property of KKTV, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with AKMG, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such employee or relative, associate or agent. Complete and correct copies of any such contracts have been delivered to Benedek. AKMG does not have any contract for the future employment of any employee of KKTV except as may be listed on Schedule 7.17.

          7.18 EMPLOYEE PLANS. Schedule 7.18 annexed hereto and made a part
               --------------
hereof is a complete and correct list of all pension, profit sharing agreements or arrangements, deferred compensation, medical, severance and other employee benefit and fringe benefit plans ("Employee Plans") maintained or contributed to by AKMG or any ERISA Affiliate of AKMG with respect to its employees at KKTV, including any employee benefit plans within the meaning of Section 3(3) of ERISA. True and complete copies of each such Employee Plan have been heretofore made available to Benedek. All such Employee Plans, related trust instruments or annuity contracts (or any other funding instruments) are legal, valid and binding and are in full force and effect, and each such Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times since its inception. All such Employee Plans have been maintained, in all material respects, in accordance with the requirements of the Code and ERISA, or any other applicable statute, regulation or rule. There are no pending claims against any such Employee Plan (other than routine claims for benefits in accordance with its terms) nor, to the knowledge of AKMG, has any claim been threatened in writing by any participant thereof or beneficiary thereunder.

               7.18.1 No Employee Plan with respect to employees at KKTV is covered by Title IV of ERISA, Section 302 of ERISA or Section 912 of the Code.

               7.18.2 With respect to all Employee Plans with respect to employees at KKTV that are defined contribution plans, AKMG and any ERISA Affiliate of AKMG have made all contributions due thereunder for plan years prior to the date hereof.

               7.18.3 Neither AKMG nor any ERISA Affiliate of AKMG or any plan fiduciary of any Employee Plan with respect to employees at KKTV is or has engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under ERISA or under applicable sections of the Code. Neither AKMG nor any ERISA Affiliate of AKMG, or the administering committee or trustees of any such Employee Plan has received (i) notice from the IRS or the Department of Labor of the occurrence of a prohibited transaction within the meaning of Section 406 of ERISA, or (ii) notice of any breach of loyalty, prudence, diversification or effectuation within the meaning of Section 404 of ERISA.

               7.18.4 No Employee Plan with respect to employees at KKTV is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

               7.18.5 All Employee Plans with respect to employees at KKTV are in material compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulation promulgated under either, including, but not limited, to those set forth in Sections 6057, 6058 and 6059 of the Code and applicable rules and regulations thereunder, and in Sections 101, 102, 103, 104, 105, and 107 of ERISA.

               7.18.6 With respect to employees at KKTV, AKMG and any ERISA Affiliate of AKMG at all times have been in full compliance with all provisions of the Title X of the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and with the provisions of Part 6 of Title I of ERISA.

               7.18.7 During the twelve-consecutive month period prior to the date of this Agreement, no steps have been taken to terminate any Employee Plan with respect to employees at KKTV, and no contribution failure has occurred with respect to any such Employee Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to such an Employee Plan which might result in the incurrence of any material liability, fine or penalty by either AKMG or any ERISA Affiliate of AKMG. Neither AKMG nor any ERISA Affiliate of AKMG has any contingent liability with respect to any post-retirement benefit under any welfare plan with respect to employees at KKTV, as such term is defined in
Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

               7.18.8 The transactions contemplated by this Agreement will not result in any payment or series of payments by AKMG to any person of a parachute payment within the meaning of Section 280G of the Code.

     7.19  ENVIRONMENTAL WARRANTIES.
           ------------------------

               7.19.1 "Environmental Laws" means all applicable Federal, state or local statutes laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and and administrative orders) relating to public health and safety and protection of the environment.

               7.19.2  "Hazardous Material" means

                    7.19.2.1 any "hazardous substance", as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA");
                    7.19.2.2 any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                    7.19.2.3 any petroleum product; or

                    7.19.2.4 any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

                    7.19.3 All facilities and property (including underlying groundwater) owned or leased by AKMG with respect to KKTV have been, and continue to be, owned or leased by AKMG in material compliance with all Environmental Laws.

                    7.19.4   There have been no past, and there are no pending
(i) claims, complaints, notices or requests for information received by AKMG with respect to KKTV regarding any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to AKMG with respect to KKTV regarding potential liability under any Environmental Law.

                    7.19.5 There have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by AKMG with respect to KKTV.

                    7.19.6 AKMG has been issued and is in material compliance with all permits, certificates, approvals, licenses, applicable comprehensive plans and other authorizations relating to environmental matters and necessary or desirable for the business of KKTV.

                    7.19.7 To AKMG's knowledge, no property now owned or leased by AKMG with respect to KKTV is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the Comprehensive

Environmental Response Compensation Liability Information System List ("CERCLIS") or on any similar state list of sites requiring investigation or clean-up.

                    7.19.8 There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by AKMG with respect to KKTV.

                    7.19.9 AKMG has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against AKMG for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

                    7.19.10 There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by AKMG with respect to KKTV.

                    7.19.11 No conditions exist at, on or under any property now owned or leased by AKMG with respect to KKTV which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law or would materially adversely affect the use of any such property.

            7.20 ACCURACY OF INFORMATION. Neither this Agreement nor the
                 -----------------------
representations and warranties by AKMG contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or fact contained herein and therein not misleading.

     8. REPRESENTATIONS AND WARRANTIES OF BENEDEK. In order to induce AKMG to
        -----------------------------------------
enter into this Agreement and to perform its obligations hereunder, Benedek hereby makes the following representations and warranties to AKMG:

          8.1 ORGANIZATION AND STANDING. Benedek is a corporation duly
              -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to own, lease, use and operate its properties and assets at and in the places where such properties and assets are now owned, operated or leased and to transact its business where and as now conducted. Benedek is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business, where the nature of its activities requires such qualification or where the failure to so qualify would have a Material Adverse Effect on the business or results of operations of KCOY.

          8.2  POWER AND AUTHORITY.  Benedek has all requisite power and
               -------------------
authority, corporate or otherwise, to enter into this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and the performance by Benedek of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of Benedek and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby as valid and binding obligations of Benedek, enforceable in accordance with their terms.

          8.3  NO CONFLICTS.  Except as set forth on Schedule 8.3 annexed
               ------------
hereto and made a part hereof, the execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby, the consummation of the transactions contemplated hereby and the performance by Benedek of its obligations hereunder and thereunder:

                8.3.1 do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of Benedek;

                8.3.2 do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any Lien on any of the KCOY Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which Benedek is a party or which is or purports to be binding upon Benedek or which affects or purports to affect any of the KCOY Assets; and

                8.3.3 subject to the receipt of any governmental approvals required in connection with the transfer of the KCOY Assets to AKMG, do not and will not conflict with or result in a violation of or default under (with or without notice of the lapse of time or both) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any court, administrative agency or commission or other governmental authority or instrumentality.

          8.4  GOVERNMENT APPROVAL.  BLC is the holder of the KCOY FCC
               -------------------
Licenses as set forth on Schedule 8.4 annexed hereto and made a part hereof, which constitute all necessary authorizations from the FCC to enable KCOY to broadcast and transmit the present television programming. Other than FCC rulemaking procedures of general applicability, there are no fines, forfeitures, notices of apparent liability, orders to show cause or any other administrative or judicial orders outstanding nor any proceedings pending or, to Benedek's knowledge, threatened, the effect of which would be the revocation, cancellation, non-renewal, suspension or adverse modification of the KCOY FCC Licenses or any adverse consequence for KCOY, and there does not exist any event which with notice or the passing of time or both could result in a fine, forfeiture, notice of apparent liability, order to show cause or any other administrative or judicial order or proceeding by the FCC, the effect of which would result in the revocation, cancellation, non-renewal, suspension or adverse modification of the KCOY FCC Licenses or any adverse consequences for KCOY. Since the date of its acquisition by Benedek, KCOY, including, without limitation, the technical equipment owned by Benedek relating to KCOY, has been operated in conformity with the KCOY FCC Licenses in all material respects and within the FCC rules, regulations and standards of performance in all material respects. Except as contemplated in Section 6 hereof, no action, approval consent, authorization or other action, including, but not limited to, any action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to Benedek for the due execution, delivery or performance by Benedek of this Agreement or any document or instrument contemplated hereby or in order to constitute this Agreement as a valid and binding obligation of Benedek. To the best knowledge of Benedek, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify BLC as an assignee of KKTV FCC Licenses.

          8.5  VALIDITY.  This Agreement and the Time Brokerage Agreements
               --------
constitute, and the other documents and instruments contemplated hereby and thereby will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of Benedek, enforceable in accordance with their respective terms.

          8.6  FINANCIAL STATEMENTS.  Annexed hereto as Schedule 8.6 and made
               --------------------
a part hereof are the following internal financial statements of KCOY (collectively the "KCOY Financial Statements"): balance sheets as of November 30, 1998 and December 31, 1997 and 1996 and related statements of income for the periods then ended. The KCOY Financial Statements are in accordance with GAAP and the books and records of KCOY and fairly, completely and accurately present the financial position of KCOY at the dates specified and the results of operations for the periods covered.

          8.7  NO CHANGES.  Except as set forth on Schedule 8.7 annexed hereto
               ----------
and a made part hereof, since November 30, 1998, Benedek has not with respect to
KCOY:

                8.7.1 incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the business, assets or properties of KCOY ;

                8.7.2 other than in the ordinary course of business, sold, assigned, leased, transferred or otherwise disposed of any of the KCOY Assets ;

                8.7.3 mortgaged, pledged or granted or suffered to exist any Lien on any of the KCOY Assets;

                8.7.4 other than in the ordinary course of business, waived any rights of material value or cancelled, discharged, satisfied or paid any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

                8.7.5 incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate), except current obligations and liabilities incurred in the ordinary course of business;

                8.7.6 other than in the ordinary course of business, entered into any lease, contract, license or other agreement, or made any amendment of or terminated any lease, contract, license or other agreement to which Benedek is a party;

                8.7.7 effected any change in the accounting practices, procedures or methods of Benedek;

                8.7.8 paid, loaned or advanced any amount to or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with any employee of KCOY or any Affiliate of Benedek or any such employee, except for regular compensation paid to an employee of KCOY;

                 8.7.9 increased the compensation payable to any KCOY employees or become obligated to increase any such compensation except in the ordinary course of business and consistent with Benedek's past practices; or

                 8.7.10 entered into any other transaction other than in the ordinary course of business and consistent with past practices.

          8.8  TAXES.    Except as set forth on Schedule 8.8 annexed hereto and
               -----
made a part hereof, Benedek has duly filed all foreign, Federal, state, county and local income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required to have been filed by Benedek to the date hereof with respect to KCOY. Each such return is true, correct and complete and Benedek has paid all taxes, assessments, amounts, interest and penalties due to any foreign, Federal, state, county, local or other taxing authority with respect to all periods prior to the date hereof required to have been paid by Benedek with respect to KCOY and created sufficient reserves or made provision for all thereof accrued but not yet due and payable by it. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Benedek that could result in a Lien on the KCOY Assets.

          8.9  CONTRACTS.
               ---------

                 8.9.1 Except only those contracts, agreements or commitments listed and described on Schedule 8.9 annexed hereto and made a part hereof (complete and correct copies of which have been heretofore delivered to AKMG), the Excluded KCOY Contracts and contracts, agreements or commitments entered into in the ordinary course of business and (x) involving less than $25,000 over their term or (y) involving more than $25,000 over their term but not more than $100,000 in the aggregate for all such contracts, agreements or commitments or
(z) involving sales of advertising time for cash in accordance with the KCOY's customary rate practices or sales of advertising time pursuant to trade-out agreements entered into in the ordinary course of business, Benedek is not a party to nor has any contract, agreement or commitment of any kind or nature whatsoever pertaining to KCOY, written or oral, formal or informal, including, without limitation, any (i) license, franchise, agency, or similar agreement, or any other contract relating to the payment of a commission, (ii) contract or commitment for the employment of any employee or consultant, (iii) collective bargaining agreement or other contract with any labor union, (iv) contract or commitment for services, materials, supplies, merchandise, inventory or equipment, (v) contract or commitment for the sale or purchase of any of its services, products or assets, (vi) mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit, (vii) contract or commitment with any officer, director or any current or former employee of Benedek which will be in effect on the Closing Date, (viii) contract or commitment with any government or agency thereof, (ix) contract pursuant to which its right to compete with any Person in the conduct of its business anywhere in the world is restrained or restricted for any reason or in any way, (x) contract or commitment guaranteeing the performance, liabilities or obligations of any Person, (xi) contract or commitment for capital improvements or expenditures or with any contractor or subcontractor for in excess of $10,000, (xii) contract or commitment for charitable contributions aggregating in excess of $5,000, (xiii) lease or other agreement or commitment pursuant to which it is a lessee of or holds or operates any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party, or (xiv) contract or commitment otherwise involving in excess of $10,000 in cash over its term (including any periods covered by any options to renew by any party), whether or not in the ordinary course of business. Except as set forth on
Schedule 8.9, each of the contracts and commitments referred to therein is valid and existing, in full force and effect, and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending, and no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto, or would otherwise materially and adversely affect the KCOY Assets. Except as noted on Schedule 8.9, all contracts and commitments listed thereon are assignable by Benedek to AKMG without consent of any other Person.

               8.9.2 The network signal is delivered to KCOY by virtue of earth receive stations and Benedek has entered into such contracts, leases and agreements and made such other arrangements as are necessary for the carriage of the network signal.

               8.9.3 KCOY is currently affiliated with CBS pursuant to the network affiliation contract described on Schedule 8.9. Said network affiliation contract is in full force and effect and Benedek is not aware of any state of facts which would permit the termination for cause of such network affiliation contract prior to the expiration of the term thereof.

               8.9.4 Schedule 8.9.4 sets forth by customer the commercial time owed and goods and services to be received as of the date hereof pursuant to trade-out agreements, each of which trade-out agreement has been set forth on
Schedule 8.9.4.

          8.10 REAL ESTATE.
               -----------

                8.10.1 Schedule 8.10 annexed hereto and made a part hereof is a complete and correct list of (i) all real property or premises owned in whole or in part by Benedek and used by KCOY (other than Excluded KCOY Assets) and (ii) all real property or premises leased in whole or in part by Benedek for use by KCOY (the "KCOY Leases"). Complete and correct copies of the KCOY Leases and all deeds, mortgages, deeds of trust and other documents specifically concerning real property owned by Benedek for use by KCOY (other than Excluded KCOY Assets) have been heretofore delivered to AKMG.

                8.10.2 Schedule 8.10 annexed hereto and made a part hereof lists all guarantees of the KCOY Leases by any other Person.

                8.10.3 Schedule 8.10 annexed hereto and made a part hereof contains a brief description of all alterations being made or which are planned in any premises of KCOY, together with the amounts budgeted for such alterations and the names of architects and general contractors retained in connection therewith. All permits and approvals of any government or quasi-governmental authority and all consents of landlords required in connection with such alterations being made have been obtained or will be obtained by the Closing Date. Benedek has all required legal and valid occupancy permits and other licenses or government approvals for each of the properties and premises demised pursuant to the KCOY Leases or owned by Benedek for use by KCOY (copies of which have been heretofore delivered to AKMG other than with respect to Excluded KCOY Assets).

                8.10.4 Each KCOY Lease is legal, valid and binding as between Benedek and the other party or parties thereto and Benedek is a tenant or possessor in good standing thereunder, free of any material default or breach by the other party or parties thereto and quietly enjoys the premises provided for therein. Each rental and other payment due thereunder has been duly made; each act required to be performed which, if not performed, would constitute a breach or default thereof has been duly performed by Benedek; and no act forbidden to be performed has been performed thereunder by Benedek which would constitute a breach or default thereof. Benedek has the legal right (without the consent or other approval of any other party) to possess and quietly enjoy each of such premises and properties under each of the KCOY Leases. Each KCOY Lease is in full force and effect and constitutes a legal, valid and binding obligation of Benedek and there is not under any KCOY Lease any claim of default or event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder.

               8.10.5 Except as set forth on Schedule 8.10 annexed hereto and made a part hereof, Benedek has good, marketable and insurable title to all real property purported to be owned or occupied by Benedek for use by KCOY (other than Excluded KCOY Assets), free and clear of all Liens and no party has the right to acquire or use such real property or any improvements, fixtures or equipment located thereon except as set forth on Schedule 8.9. Except as set forth on Schedule 8.10 or Schedule 8.11, Benedek has good and marketable title and owns outright, free and clear of all Liens, claims, easements, rights of way or restrictions (whether zoning or otherwise), each improvement, fixture and item of equipment located in or on each of the properties and premises owned, leased, used or occupied by it for use by KCOY. No improvement, fixture or equipment in or on any such premises and properties, to the extent owned or occupied by Benedek for use by KCOY, or the occupation or leasehold with respect thereto, is in violation of any law, rule or ordinance, including any zoning, building, safety, health or environmental law and each of such premises and properties is zoned or otherwise lawfully used for the purposes for which each of such premises or properties is now used by Benedek.

               8.10.6 None of such premises or properties has been condemned or otherwise taken by any public authority, no condemnation or taking is, to Benedek's knowledge, threatened or contemplated, and none thereof is, to Benedek's knowledge, subject to any claim, contract or law which might affect its use or value for the purposes now made of it, and each thereof is in good condition and repair.

          8.11 PERSONAL PROPERTY.  Schedule 8.11 annexed hereto and made a part
               -----------------
hereof is a true and complete list of (i) all tangible personal property owned by Benedek for use by KCOY having a book value as of November 30, 1998 in excess of $1,000 per item (other than items of personal property having a value in excess of $1,000 but not in excess of $25,000 in the aggregate) and (ii) all personal property owned by a third party which is leased or otherwise used by Benedek for use by KCOY, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to AKMG). Each such lease and agreement is in full force and effect and constitutes a legal, valid and binding obligation of Benedek and there is not under any such lease or other agreement any default or any claim of default or of an event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder. Except as set forth on Schedule 8.11, all personal property purported to be owned by Benedek for use by KCOY is owned by it, free and clear of all Liens, and is in good working condition, subject to normal wear and tear.

     8.12 INTELLECTUAL PROPERTY.  Schedule 8.12 annexed hereto and made a part
          ---------------------
hereof is a complete and correct list, and a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration or application number) of each Trade Right relating to KCOY, whether or not registered in the name of or applied for by Benedek, in which Benedek has any rights or interests, whether through any contract or otherwise, except for rights under contracts listed on Schedule 8.9 and rights arising from the direct or indirect purchase of "off the shelf" software, and in each case a brief description of the nature of such rights and interests. Except as otherwise listed on Schedule 8.12, Benedek is not a licensor or a licensee in respect of any Trade Right relating to KCOY nor does Benedek pay or receive royalty payments to or from any third party in respect of any Trade Right relating to KCOY. Benedek owns or has the exclusive right to use each such Trade Right necessary to conduct, or be used in, its business as now operated and there are no conflicts with or infringements of the rights of others in respect thereof or any unauthorized use or misappropriation of any thereof. With respect to each Trade Right relating to KCOY, such Trade Right is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable; and Benedek has made all necessary filings and recordations to protect its interest in such Trade Rights, including, without limitation, recordations of all its interests in patents, trademarks and service marks in the United States Patent and Trademark Office and its claims to copyrights in the United States Copyright Office. Benedek is the exclusive owner of the entire and unencumbered right, title and interest in and to the Trade Rights owned by Benedek and which relate to KCOY and no claim is currently being asserted that the use of any such Trade Right does or may violate the asserted rights of any third party. The Trade Rights listed on Schedule 8.12 constitute all of the Trade Rights necessary to operate KCOY and conduct its business as heretofore conducted by Benedek in all material respects. To the best knowledge of Benedek, KCOY's Information Technology is Year 2000 Compliant in all material respects.

     8.13 INSURANCE.  Schedule 8.13 annexed hereto and made a part hereof is a
          ---------
complete and correct list, and brief description

(including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any material pending claims thereunder) of all insurance policies, including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance of any kind held by Benedek relating to the KCOY Assets or KCOY; each such policy is valid and enforceable, outstanding and in full force and effect; except as set forth on Schedule 8.13 hereto, Benedek is the sole beneficiary of each such policy; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due from Benedek under or on account of any such policy have been paid; to Benedek's knowledge, there is no act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; Benedek has given each notice and presented each claim under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and each such policy is adequate for the business in which Benedek is engaged. No notice of cancellation or non-renewal with respect to, or disallowance of any material claim under, any insurance policies or binders of insurance which relate to the KCOY Assets or KCOY has been received by Benedek.

          8.14 LITIGATION.  Except as set forth on Schedule 8.14 annexed hereto
               ----------
and made apart hereof, no action, suit, claim, investigation, proceeding or controversy, whether legal or administrative or in mediation or arbitration, is pending or, to Benedek's knowledge, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the KCOY Assets or KCOY or seeking to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby, nor, is there any basis for any such action, suit, claim, investigation or proceeding. KCOY is not operating under or subject to, or in default in respect of, any judgment, order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department commission, board, bureau, agency or instrumentality.

          8.15 COMPLIANCE WITH LAW.  Benedek or BLC has all permits, licenses,
               -------------------
orders and approvals of all Federal, state or local governmental regulatory bodies required for it to conduct the business of KCOY in all material respects as conducted on the date of this Agreement. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. Benedek is in compliance in all material respects with each law, rule, ordinance, regulation, order and decree applicable to the business of KCOY, including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices. The conduct of the business of KCOY and all assets and properties utilized by Benedek therein are in conformance in all material respects with the requirements and regulations of the Occupational Safety and Health Administration.

          8.16 LABOR.  Benedek is not a party to any representation or labor
               -----
contract with respect to employees of KCOY. Benedek has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of Benedek at KCOY; to Benedek's knowledge, no strike or work interruption by Benedek's employees at KCOY is planned, under consideration, threatened or imminent; and Benedek has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees at KCOY other than salaries and ordinary course compensation. At no time since its acquisition of KCOY has Benedek experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees at KCOY, any grievances, disputes or controversies with any union or any other group or any other organization of employees or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy at KCOY. Except as set forth on Schedule 8.16 annexed hereto and made a part hereof: (i) Benedek is not delinquent in payments to any of its employees at KCOY for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees;
(ii) in the event of termination of the employment of any said employees other than termination of any employee who is a party to an employment agreement with Benedek, neither AKMG nor Benedek will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay," "pay in lieu of notice" or any other payments; (iii) Benedek is in compliance in all material respects with all Federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours with respect to its employees at KCOY; and (iv) there is no unfair labor practice complaint against Benedek pending before the National Labor Relations Board or any comparable state or local agency.

          8.17 EMPLOYEES.  Schedule 8.17 annexed hereto and made a part hereof
               ---------
is a complete and correct list of the names and current annual salary, bonus and commission for each current employee of KCOY. Except as set forth on Schedule 8.17, no current or former employee of KCOY or any relative, associate or agent of such employee has any interest in any property of Benedek, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with Benedek, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such employee or relative, associate or agent. Complete and correct copies of any such contracts have been delivered to AKMG. Benedek does not have any contract for the future employment of any employee of KCOY except as may be listed on Schedule 8.17.

          8.18 EMPLOYEE PLANS.  Schedule 8.18 annexed hereto and made a part
               --------------
hereof is a complete and correct list of all Employee Plans maintained or contributed to by Benedek or any ERISA Affiliate of Benedek with respect to its employees at KCOY, including any employee benefit plans within the meaning of
Section 3(3) of ERISA. True and complete copies of each such Employee Plan have been heretofore made available to AKMG. All such Employee Plans, related trust instruments or annuity contracts (or any other funding instruments) are legal, valid and binding and are in full force and effect, and each such Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times since its inception. All such Employee Plans have been maintained, in all material respects, in accordance with the requirements of the Code and ERISA, or any other applicable statute, regulation or rule. There are no pending claims against any such Employee Plan (other than routine claims for benefits in accordance with its terms) nor, to the knowledge of Benedek, has any claim been threatened in writing by any participant thereof or beneficiary thereunder.

               8.18.1 No Employee Plan with respect to employees at KCOY is covered by Title IV of ERISA, Section 302 of ERISA or Section 912 of the Code.

               8.18.2 With respect to all Employee Plans with respect to employees at KCOY that are defined contribution plans, Benedek and any ERISA Affiliate of Benedek have made all contributions due thereunder for plan years prior to the date hereof.

               8.18.3 Neither Benedek nor any ERISA Affiliate of Benedek or any plan fiduciary of any Employee Plan with respect to employees at KCOY is or has engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under ERISA or under applicable sections of the

Code. Neither Benedek nor any ERISA Affiliate of Benedek, or the administering committee or trustees of any such Employee Plan has received (i) notice from the IRS or the Department of Labor of the occurrence of a prohibited transaction within the meaning of Section 406 of ERISA, or (ii) notice of any breach of loyalty, prudence, diversification or effectuation within the meaning of Section 404 of ERISA.

          8.18.4 No Employee Plan with respect to employees at KCOY is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          8.18.5 All Employee Plans with respect to employees at KCOY are in material compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulation promulgated under either, including, but not limited, to those set forth in Sections 6057, 6058 and 6059 of the Code and applicable rules and regulations thereunder, and in Sections 101, 102, 103, 104, 105, and 107 of ERISA.

          8.18.6 With respect to employees at KCOY, Benedek and any ERISA Affiliate of Benedek at all times have been in full compliance with all provisions of the Title X of COBRA, and with the provisions of Part 6 of Title I of ERISA.

          8.18.7 During the twelve-consecutive month period prior to the date of this Agreement, no steps have been taken to terminate any Employee Plan with respect to employees at KCOY, and no contribution failure has occurred with respect to any such Employee Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to such an Employee Plan which might result in the incurrence of any material liability, fine or penalty by either Benedek or any ERISA Affiliate of Benedek. Neither Benedek nor any ERISA Affiliate of Benedek has any contingent liability with respect to any post-retirement benefit under any welfare plan with respect to employees at KCOY, as such term is defined in
Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          8.18.8 The transactions contemplated by this Agreement will not result in any payment or series of payments by Benedek to any person of a parachute payment within the meaning of Section 280G of the Code.

     8.19 ENVIRONMENTAL WARRANTIES.
          ------------------------

          8.19.1 All facilities and property (including underlying groundwater) owned or leased by Benedek with respect to KCOY have been, and continue to be, owned or leased by Benedek in material compliance with all Environmental Laws.

          8.19.2 There have been no past, and there are no pending (i) claims, complaints, notices or requests for information received by Benedek with respect to KCOY regarding any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Benedek with respect to KCOY regarding potential liability under any Environmental Law.

          8.19.3 There have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by Benedek with respect to KCOY.

          8.19.4 Benedek has been issued and is in material compliance with all permits, certificates, approvals, licenses, applicable comprehensive plans and other authorizations relating to environmental matters and necessary or desirable for the business of KCOY.

          8.19.5 To Benedek's knowledge, no property now owned or leased by Benedek with respect to KCOY is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          8.19.6 There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by Benedek with respect to KCOY.

          8.19.7 Benedek has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against Benedek for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

          8.19.8 There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Benedek with respect to KCOY.

          8.19.9 No conditions exist at, on or under any property now owned or leased by Benedek with respect to KCOY which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law or would materially adversely affect the use of any such property.

          8.20 ACCURACY OF INFORMATION. Neither this Agreement nor the
               -----------------------
representations and warranties by Benedek contained herein or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein and therein not misleading.

     9.   CERTAIN COVENANTS AND AGREEMENTS.
          --------------------------------

               9.1  CONTROL OF THE STATIONS. Prior to Closing, Benedek will have
                    -----------------------
full authority, power and control of the operations of KCOY and over the persons working at KCOY. Prior to Closing, AKMG will have full authority, power and control of the operation of KKTV and over the persons working at KKTV.

               9.2  ACCESS.  Between the date hereof and the Closing Date, each
                    ------
Party will take all action reasonably necessary to enable to the other, its counsel, accountants and other representatives to discuss the affairs, properties, business, operations and records of the Transferred Assets at such times and as often as the other Party may reasonably request with executives, independent accountants, engineers and counsel of the such Party and each Party will cause its officers, directors and employees to furnish to the other Party and its authorized representatives any and all data and information pertaining to the business and properties of such Party's Station as the other Party or its authorized representatives shall from time to time request. Unless and until the exchange contemplated herein has been consummated, each Party shall hold in confidence all information obtained pursuant to this Agreement, and if such exchange is not consummated, each Party shall return to the other all sensitive documents and other sensitive materials received by it hereunder. Such obligation of confidentiality shall not extend to any information which is shown to have been (i) previously known to such Party, (ii) generally known to others engaged in the trade or business of the Parties, (iii) part of public knowledge or literature or (iv) lawfully received by the Party from a third party (not including the other Party or any of its attorneys, consultants, accountants or other representatives or agents). Any investigation made by a Party or its representatives shall not affect or otherwise diminish or obviate the representations and warranties made by the other Party in this Agreement and such Party's right to rely thereon. If the acquisition contemplated herein is consummated, each Party covenants and agrees that it shall preserve and keep the records delivered to it hereunder for a period of three years after the Closing Date and shall make such records available to the other Party or its authorized representatives as reasonably required in connection with any legal proceedings against or governmental investigation of such Party or in connection with any tax examination of such Party, provided that the Party shall not be entitled to any such records in connection with any dispute between such Party and the other Party arising out of or relating to this Agreement.

          9.3  INTERIM OPERATIONS. From the date hereof until the Closing Date,
               ------------------
except as otherwise consented to or approved in writing by the other Party or as required by this Agreement, each Party shall conduct the business of the Stations and use the Transferred Assets only in the ordinary course of business, consistent with past practices, which shall include compliance in all respects with all laws, regulations and administrative orders of any Federal, state or local governmental authority that are applicable to each party with respect to the Transferred Assets or the operation of the Stations, with the intent of preserving the ongoing operations of the Stations and the Transferred Assets. Without limiting the generality of the foregoing, and in each case subject to the terms of the Time Brokerage Agreements:

                    9.3.1 Each Party shall: (i) maintain the Transferred Assets in their present condition (reasonable wear and tear in normal use excepted);
(ii) remove, cure and correct prior to the Closing any violations under applicable statutes, rules or regulations that render (or if unremedied would render) inaccurate such Party's representations and warranties contained in this Agreement or in any certificate delivered by such Party pursuant to this Agreement; (iii) maintain its existing insurance coverage on the Stations and the Transferred Assets listed on Schedules 7.13 and 8.13; and (iv) maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.

                    9.3.2 Neither Party shall, without the other Party's prior written consent, create, assume or permit to exist any Lien upon the Transferred Assets (other than the Liens set forth on Schedules 7.10 and 7.11 or 8.10 and 8.11 hereto and not required to be discharged on or prior to the Closing Date pursuant to the terms of this Agreement or Liens in existence on the date hereof which will be removed on or prior to the Closing Date.

                    9.3.3 Neither Party shall sell or agree to sell or otherwise dispose of any of the Transferred Assets, unless such sale or disposal occurs in the ordinary course of business, consistent with past practices and such Transferred Assets are replaced with similar assets of equal or greater value and utility.

               9.3.4 AKMG shall operate KKTV and Benedek shall operate KCOY in all respects in accordance with the KKTV FCC Licenses and KCOY FCC Licenses, respectively, and any other material governmental licenses, permits and other authorizations listed on Schedules 7.4 or 8.4 and will take all reasonable actions to preclude the suspension, revocation, or adverse modification of such licenses, permits and other authorizations. The Parties will not take any action, by commission or omission, which would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of said licenses, permits and authorizations, or fail to prosecute with due diligence any pending application to any governmental authority, or take any action within its control which would result in the Stations being in non-compliance with the requirements of the Communications Act of 1934, as amended, or the rules and regulations of the FCC material to the transactions contemplated by this Agreement.

          9.4  EMPLOYEES OF THE STATIONS. Except as contemplated by the Time
               -------------------------
Brokerage Agreements, for a period commencing on the Commencement Date and continuing for one year after the Closing Date, neither AKMG nor Benedek will directly or indirectly solicit for employment any of the employees of KKTV or KCOY, respectively. AKMG acknowledges that the current general manager of KCOY may be retained by Benedek during the term of the Time Brokerage Agreements and after the Closing, and Benedek acknowledges that the current general manager of KKTV may be retained by AKMG during the term of the Time Brokerage Agreements and after the Closing.

          9.5  COMPLIANCE. Each Party shall use its best efforts to take or
               ----------
cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

          9.6 COMPLIANCE WITH LAWS. Each Party will comply in all material respects with all rules and regulations of the FCC, and with all other applicable laws, rules, ordinances and regulations to which it is subject. Upon receipt of notice of violation of any of such laws, rules, ordinances and regulations, such Party shall use its reasonable best efforts to contest in good faith or to cure such violation prior to the Closing Date. Each Party will file with the FCC, when due, all ownership reports, renewal applications, financial reports and other documents required to be filed between the date of this Agreement and the Closing Date, and all such reports, applications and documents will be true and correct to the best of such Party's knowledge and will comply with the Communications Act of 1934, as amended, and the rules and regulations of the FCC.

          9.7  NO SOLICITATION. AKMG shall not, directly or indirectly, (i)
               ---------------
solicit, elicit, encourage or initiate any discussions or negotiations with or provide any information to any person (other than Benedek, or representatives or associates of Benedek) concerning or in connection with sale of the KKTV Assets, or (ii) except as required by law or in connection with the transactions contemplated by this Agreement, disclose any information not customarily disclosed to any Person concerning the business and assets of KKTV, or afford to any other Person access to the properties, books and records of KKTV or otherwise assist any Person in connection with any of the foregoing, and AKMG shall promptly notify Benedek of any substantial proposal, inquiry or offer relating to any of the foregoing matters. Benedek shall not, directly or indirectly, (i) solicit, elicit, encourage or initiate any discussions or negotiations with or provide any information to any person (other than AKMG, or representatives or associates of AKMG) concerning or in connection with sale of the KCOY Assets, or (ii) except as required by law or in connection with the transactions contemplated by this Agreement, disclose any information not customarily disclosed to any Person concerning the business and assets of KCOY, or afford to any other Person access to the properties, books and records of KCOY or otherwise assist any Person in connection with any of the foregoing, and Benedek shall promptly notify AKMG of any substantial proposal, inquiry or offer relating to any of the foregoing matters.

          9.8  PAYMENT OF TAXES. Except as otherwise provided in the Time
               ----------------
Brokerage Agreements, AKMG shall be responsible for all Federal, state, county, local, income, property, sales, use, intangibles and other taxes attributable to the operation or ownership of KKTV and the KKTV Assets and Benedek shall be responsible for all Federal, state, county, local, income, property, sales, use, intangibles and other taxes attributable to the operation or ownership of KCOY and the KCOY Assets for the period between the date hereof and the Closing. Each of AKMG and Benedek shall pay or otherwise discharge 50% of all sales and use taxes and transfer, deed, documentary stamp and other recordation taxes or charges arising out of the transfer of the KKTV Assets and KCOY Assets, respectively.

          9.9  FCC CONSENT. The Parties shall diligently prosecute the FCC
               -----------
Applications and use all reasonable efforts to obtain the FCC Consents as promptly and expeditiously as possible. The Parties shall not intentionally take or omit to take any action that will cause the FCC to deny, delay or fail to approve the FCC Applications or cause the FCC Consents not to become Final Orders.

          9.10 TIME BROKERAGE AGREEMENTS. Anything to the contrary contained in
               -------------------------
this Agreement notwithstanding, neither Party shall be deemed to have breached or failed to comply with any of its covenants under this Agreement with respect to the Station owned by it if such breach or failure is due or caused by any act, omission or instruction of the other Party under or in connection with the applicable Time Brokerage Agreement or any activities or transactions in furtherance thereof or in connection therewith.

     10.  CONDITIONS OF CLOSING.
          ---------------------

               10.1 OBLIGATION OF BENEDEK TO CLOSE. The obligation of Benedek to
                    ------------------------------
close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by
Benedek:

                    10.1.1  REPRESENTATIONS. The representations and warranties
                            ---------------
of AKMG in this Agreement shall be true and correct when made, except where the failure to be true and correct would not have a Material Adverse Effect upon KKTV or upon the ability of AKMG to consummate the transactions contemplated hereby, and, except for changes permitted by this Agreement and representations and warranties made as of a specific date, shall also be true and correct on and as of the Closing Date, except where the failure to be true and correct would not have a Material Adverse Effect upon KKTV or upon the ability of AKMG to consummate the transactions contemplated hereby, and except in each case for changes or failures to be true and correct arising out of in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KKTV or any act or omission or instruction by Benedek in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and Benedek shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of AKMG.

                    10.1.2  COVENANTS. Each of the agreements and covenants of
                            ---------
AKMG to be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects, in each case except for failures arising out of, in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KKTV or any act or omission or instruction by Benedek in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and Benedek shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of AKMG.

               10.1.3  NO INJUNCTION. No injunction or restraining order shall
                       -------------
be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state or local statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

               10.1.4  CONSENTS. All necessary consents of any Persons to the
                       --------
transfer of AKMG's interest in the contracts, agreements and commitments constituting Assumed Liabilities that are set forth on Schedule 10.1.4 shall have been obtained and delivered to Benedek.

               10.1.5  KKTV FCC LICENSES. AKMG shall be the holder of the KKTV
                       -----------------
FCC Licenses and all other material governmental licenses, permits and other authorizations listed on Schedule 7.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on KKTV or the conduct of its business and operations. No proceeding shall be pending (other than rule making proceedings of general applicability to the broadcast industry) which seeks or the effect of which could be to revoke, cancel, fail to renew, suspend or modify materially and adversely any of the KKTV FCC Licenses or any other material governmental licenses, permits or other authorizations listed on Schedule 7.4.

               10.1.6  GOVERNMENTAL CONSENTS. All consents, authorizations,
                       ---------------------
orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body (including as contemplated by Section 6) which are required for or in connection with the execution, delivery and performance of this Agreement by AKMG and the consummation of the transactions contemplated hereby, and in order to permit or enable Benedek to conduct after the Closing a business substantially similar to KKTV as conducted by AKMG as of the date hereof, shall have been duly obtained or made.

               10.1.7  INSTRUMENTS OF TRANSFER. Benedek shall have received the
                       -----------------------
deeds, bills of sale, endorsements, assignments, drafts, checks and other documents of transfer, conveyance and assignment contemplated by Section 2.5 valid to transfer all of AKMG's right, title and interest in and to the KKTV Assets to Benedek and to vest in Benedek good, marketable and insurable title to the KKTV Assets, subject only to the Liens set forth on Schedules 7.10 and 7.11 hereto and not required to be discharged (in the manner herein provided) on or prior to the Closing Date pursuant to the terms of this Agreement.

          10.1.8  ASSUMPTION AGREEMENTS. AKMG shall have executed and delivered
                  ---------------------
the instruments of assumption contemplated by Section 3.2 hereof.

          10.1.9  BOOKS OF ACCOUNT.  Benedek shall have received AKMG's books of
                  ----------------
account, records, leases, indentures, contracts, agreements, evidences of indebtedness, securities, correspondence and other documents pertaining to the KKTV Assets and KKTV. Unless otherwise requested by Benedek, delivery of the foregoing shall not be effected by physical delivery at the Closing but by surrendering access to the premises containing the foregoing to Benedek.

          10.1.10 RESOLUTIONS.  Benedek shall have received a certified copy of
                  -----------
resolutions duly adopted by the board of directors of AKMG authorizing and approving the transfer of the KKTV Assets and performance by AKMG of its obligations hereunder and the other documents and instruments to be executed and delivered in connection herewith.

          10.1.11 OPINIONS OF COUNSEL TO AKMG. Benedek shall have received
                  ---------------------------
opinions of Graham & Dunn PC, counsel to AKMG, Rubin, Winston, Diercks, Harris & Cooke, LLP, FCC counsel to AKMG, and local counsel to AKMG in Colorado, dated the Closing Date, addressed to Benedek and, if so requested by Benedek, to lenders to Benedek under its Amended and Restated Credit Agreement dated as of December 17, 1997, covering the matters set forth in Exhibits C-1, C-2 and C-3, respectively, attached hereto, which opinions shall be in form and substance acceptable to Benedek's counsel.

          10.1.12 HART-SCOTT-RODINO COMPLIANCE. If applicable, the parties shall
                  ----------------------------
have filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice complete and accurate notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act. With respect to the HSR Act, neither such agency shall have instituted or threatened to institute an action in connection with the transactions contemplated by this Agreement and all waiting periods required to expire under the HSR Act, including any extension thereof, shall have expired or been terminated prior to the Closing Date.

          10.1.13   ENVIRONMENTAL CONDITION. If Benedek elects within 30 days
                    -----------------------
after the date of this Agreement to conduct an environmental audit of the real property owned or leased by AKMG with respect to KKTV, Benedek shall have received from a qualified inspector selected by Benedek, a certification substantially to the effect that no environmental conditions exist at any of the real property owned or leased by AKMG with respect to KKTV which could reasonably be expected to result in remediation costs in excess of $25,000; provided, however, that in the event that such estimated remediation costs exceed $25,000, this Section 10.1.13 shall be deemed satisfied if AKMG agrees to pay any remediation costs in excess of $25,000 and makes arrangements reasonably satisfactory to Benedek for the payment thereof; and further provided that, with respect to any real property leased by AKMG which is subject to any such remediation, AKMG shall have received any required consent of the owner of the property.

          10.1.14   FURTHER DOCUMENTS. Benedek shall have received from AKMG
                    -----------------
such further certificates and documents relating to KKTV as shall have been reasonably requested by Benedek.

     10.2 OBLIGATION OF AKMG TO CLOSE. The obligation of AKMG to close hereunder
          ---------------------------
shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by AKMG:

          10.2.1  REPRESENTATIONS. The representations and warranties of Benedek
                  ---------------
in this Agreement shall be true and correct when made, except where the failure to be true and correct would not have a Material Adverse Effect upon KCOY or upon the ability of Benedek to consummate the transactions contemplated hereby, and, except for changes permitted by this Agreement and representations and warranties made as of a specific date, shall also be true and correct on and as of the Closing Date, except where the failure to be true and correct would not have a Material Adverse Effect upon KCOY or upon the ability of Benedek to consummate the transactions contemplated hereby, and except in each case for changes or failures to be true and correct arising out of in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KCOY or any act or omission or instruction by AKMG in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and AKMG shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of Benedek.

          10.2.2  COVENANTS. Each of the agreements and covenants of Benedek to
                  ---------
be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects, in each case except for failures arising out of, in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KCOY or any act or omission or instruction by AKMG in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and AKMG shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of Benedek.

          10.2.3  NO INJUNCTION. No injunction or restraining order shall be in
                  -------------
effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

          10.2.4  CONSENTS. All necessary consents of any Persons to the
                  --------
transfer of Benedek's interest in the contracts, agreements and commitments constituting Benedek Assumed Liabilities that are set forth on Schedule 10.2.4 shall have been obtained and delivered to AKMG.

          10.2.5  KCOY FCC LICENSES. BLC shall be the holder of the KCOY FCC
                  -----------------
Licenses and all other material governmental licenses, permits and other authorizations listed on Schedule 8.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on KCOY or the conduct of its business and operations. No proceeding shall be pending (other than rule making proceedings of general applicability to the broadcast industry) which seeks or the effect of which could be to revoke, cancel, fail to renew, suspend or modify materially and adversely any of the KCOY FCC Licenses or any other material governmental licenses, permits or other authorizations listed on Schedule 8.4.

          10.2.6  GOVERNMENTAL CONSENTS. All consents, authorizations, orders or
                  ---------------------
approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body (including as contemplated by Section 6) which are required for or in connection with the execution, delivery and performance of this Agreement by Benedek and the consummation of the transactions contemplated hereby, and in order to permit or enable AKMG to conduct after the Closing a business substantially similar to KCOY as conducted by Benedek as of the date hereof, shall have been duly obtained or made.

          10.2.7    INSTRUMENTS OF TRANSFER.  AKMG shall have received the
                    -----------------------
deeds, bills of sale, endorsements, assignments, drafts, checks and other documents of transfer, conveyance and assignment contemplated by Section 2.5 valid to transfer all of Benedek's right, title and interest in and to the KCOY Assets to AKMG and to vest in AKMG good, marketable and insurable title to the KCOY Assets, subject only to the Liens set forth on Schedules 8.10 and 8.11 hereto and not required to be discharged (in the manner herein provided) on or prior to the Closing Date pursuant to the terms of this Agreement.

          10.2.8    ASSUMPTION AGREEMENTS.  Benedek shall have executed and
                    ---------------------
delivered the instruments of assumption contemplated by Section 3.2 hereof.

          10.2.9    BOOKS OF ACCOUNT.  AKMG shall have received Benedek's books
                    ----------------
of account, records, leases, indentures, contracts, agreements, evidences of indebtedness, securities, correspondence and other documents pertaining to the KCOY Assets and KCOY. Unless otherwise requested by AKMG, delivery of the foregoing shall not be effected by physical delivery at the Closing but by surrendering access to the premises containing the foregoing to AKMG.

          10.2.10   RESOLUTIONS.  AKMG shall have received a certified copy of
                    -----------
resolutions duly adopted by the board of directors of Benedek authorizing and approving the transfer of the KCOY Assets and performance by Benedek of its obligations hereunder and the other documents and instruments to be executed and delivered in connection herewith.

          10.2.11   OPINION OF COUNSELS TO BENEDEK.  AKMG shall have received an
                    ------------------------------
opinion of Shack & Siegel, P.C., counsel to Benedek, Covington & Burling, FCC counsel to Benedek, and Kirk & Simas, local counsel to Benedek in California, dated the Closing Date, addressed to AKMG, covering the matters set forth in Exhibits D-1, D-2 and D-3, respectively, attached hereto, which opinions shall be in form and substance acceptable to AKMG's counsel.

          10.2.12   HART-SCOTT-RODINO.  If applicable, the parties shall have
                    -----------------
filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice complete and accurate notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act. With respect to the HSR Act, neither such agency shall have instituted or threatened to institute an action in connection with the transactions contemplated by this Agreement and all waiting periods required to expire under the HSR Act, including any extension thereof, shall have expired or been terminated prior to the Closing Date.

            10.2.13 ENVIRONMENTAL CONDITION.  If AKMG elects within 30 days
                    -----------------------
after the date of this Agreement to conduct an update to the environmental audit of the real property owned or leased by Benedek with respect to KCOY, AKMG shall have received from a qualified inspector selected by AKMG, an update to the certification done by Professional Service Industries, Inc. substantially to the effect that no environmental conditions exist at any of the real property owned or leased by Benedek with respect to KCOY which could reasonably be expected to result in remediation costs in excess of $25,000; provided, however, that in the event that such estimated remediation costs exceed $25,000, this Section 10.2.13 shall be deemed satisfied if Benedek agrees to pay any remediation costs in excess of $25,000 and makes arrangements reasonably satisfactory to AKMG for the payment thereof; and further provided that, with respect to any real property leased by Benedek which is subject to any such remediation, Benedek shall have received any required consent of the owner of the property.

            10.2.14 FURTHER DOCUMENTS.  AKMG shall have received from Benedek
                    -----------------
such further certificates and documents relating to KCOY as shall have been reasonably requested by AKMG.

            10.2.15 RECEIPT OF PURCHASE PRICE PAYABLE AT CLOSING.  AKMG shall
                    --------------------------------------------
have received a certified or bank cashier's check or wire transfer in the amount of the Closing Payment to be paid at the Closing.

     11.  REMEDIES FOR BREACH.
          -------------------

            11.1    DECLINING TO CLOSE.  If a Party shall be entitled to decline
                    ------------------
to close, and shall decline to close, the transactions contemplated by this Agreement, such Party shall have no liability to the other Party under or in any way by reason hereof and such Party shall, subject to the terms and conditions of this Agreement, have all such rights and remedies against the other Party as may be available to it in law or equity or otherwise.

            11.2    ELECTION TO CLOSE.  If a Party shall be entitled to decline
                    -----------------
to close the transactions contemplated by this Agreement but such Party shall elect nevertheless to close, such Party shall not be deemed to have waived any claims of any nature arising from the failure of the other Party to comply with any of the terms and conditions of this Agreement and such Party shall, subject to the terms and conditions of this Agreement, have all such rights and remedies against the other Party as may be available to it at law or in equity or otherwise. If such Party elects to close the transactions contemplated by this Agreement and the other Party wrongfully refuses to do so, or if the other Party fails, or if a failure by the other Party is threatened, to comply with any of their covenants and agreements contained in this Agreement, then, in addition to all other remedies which may be available to it, such Party shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance, and shall be entitled to recover from the other Party its loss, costs and expenses, including reasonable attorneys' fees incurred by such Party in securing such injunctive or equitable relief.

            11.3 REMEDIES CUMULATIVE.  Except as otherwise set forth in Section
                 -------------------
11.3 hereof, the specific remedies to which any party may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled in case of any breach, threatened breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made hereunder or relating hereto or by reason of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect.

     12.  TERMINATION RIGHTS.  This Agreement may be terminated by either Party,
          ------------------
if not then in material default, upon written notice to the other upon the occurrence of any of the following:

            12.1 If the exchange of the Transferred Assets pursuant to this Agreement shall not have been effected within nine months after the date that the FCC accepts the latter of the two FCC Applications for filing;

            12.2 If any Party defaults in any material respect in the observance or in the due and timely performance of any of its covenants herein contained other than the obligation to close on the Closing Date; provided, however, that termination pursuant to this paragraph shall not be effective unless the terminating party shall have given to the Party in default at least 30 days advance notice of its claim of default so as to afford the other Party the opportunity to cure; or

            12.3 If at the Closing any of the conditions precedent to the obligations of the Parties set forth in this Agreement have not been satisfied or waived by the respective Party.

     13.  INDEMNIFICATION OF THE PARTIES.
          ------------------------------

            13.1 INDEMNIFICATION BY AKMG.  AKMG shall defend and promptly
                 -----------------------
indemnify Benedek, and save and hold it harmless from, against, for and in respect of and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by Benedek by reason of: (i) any and all obligations and liabilities of AKMG, other than the Assumed KKTV Liabilities; (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by AKMG hereunder or under any document or instrument relating hereto or executed pursuant hereto;
(iii) the operation of KKTV by AKMG for all periods prior to the Closing (other than the Assumed KKTV Liabilities); (iv) any representation or warranty by AKMG contained herein being untrue or incorrect in any respect; (v) any act, omission or instruction by AKMG under or in connection with the Time Brokerage Agreement pertaining to KCOY or any activities or transactions in furtherance thereof or in connection therewith; or (vi) any liability or obligation of AKMG for Federal, state, local or other taxes; provided, however, that AKMG shall be required to indemnify and hold Benedek harmless under clause (iv) of this
Section 13.1 only if and to the extent the aggregate amount of such Losses exceeds $100,000. For purposes of determining whether an event under clause (iv) of this Section 13.1 has occurred for which indemnification may be sought, any requirement in any representation or warranty contained herein that an event or fact be material or have a Material Adverse Effect on KKTV in order for such event or fact to constitute a misrepresentation or a breach of such warranty or representation shall be disregarded in determining if the aggregate Losses resulting from all such breaches and misrepresentations exceeds $100,000.

            13.2 INDEMNIFICATION BY BENEDEK.  Benedek shall defend and promptly
                 --------------------------
indemnify AKMG, and save and hold it harmless from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by AKMG by reason of: (i) any and all obligations and liabilities of Benedek, other than the Assumed KCOY Liabilities; (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by Benedek hereunder or under any document or instrument relating hereto or executed pursuant hereto; (iii) the operation of KCOY by Benedek for all periods prior to the Closing (other than the Assumed KCOY Liabilities); (iv) any representation or warranty by Benedek contained herein being untrue or incorrect in any respect; (v) any act, omission or instruction by Benedek under or in connection with the Time Brokerage Agreement pertaining to KKTV or any activities or transactions in furtherance thereof or in connection therewith; or (vi) any liability or obligation of Benedek for Federal, state, local or other taxes; provided, however, that Benedek shall be required to indemnify and hold AKMG harmless under clause (iv) of this Section 13.2 only if the aggregate amount of such Losses exceeds $100,000. For purposes of determining whether an event under clause (iv) of this
Section 13.2 has occurred for which indemnification may be sought, any requirement in any representation or warranty contained herein that an event or fact be material or have a Material Adverse Effect on KCOY in order for such event or fact to constitute a misrepresentation or a breach of such warranty or representation shall be disregarded in determining if the aggregate Losses resulting from all such breaches and misrepresentations exceeds $100,000.

          13.3   PROCEDURES.  For purposes of this Section, the Party entitled
                 ----------
to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." In the event that the Other Party shall be obligated to the Injured Party pursuant to this Section or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Other Party may become obligated to the Injured Party hereunder, the Injured Party shall give prompt written notice to the Other Party of the occurrence of such event. The Other Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding with counsel chosen by the Other Party at the Other Party's own cost and expense. The Other Party may settle or compromise any such suit, action, investigation, claim or proceeding at its sole cost and expense; provided, that the Other Party shall have obtained from any third party claimant an unconditional release of the Injured Party. The Injured Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Other Party fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

          13.4   LIMITATION.  Except for any claim for indemnification arising
                 ----------
from a claim by the United States of America, the State of California, the State of Colorado, or any other governmental unit, body or agency with taxing authority relating to taxes or interest or penalties in connection therewith, no party shall be entitled to indemnification hereunder with respect to the breach of any representation or, warranty contained herein unless such claim for indemnification is asserted in writing to the party from whom indemnification is sought within one year after the Closing Date.

            13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any
                 ------------------------------------------
right of a Parties and its representatives fully to investigate the affairs of the other Party and the Stations and, except as otherwise provided in Section
11.2 hereof, notwithstanding any knowledge of facts determined or determinable by a Party and its representatives pursuant to such investigation or right of investigation, each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement. Subject to Section 13.4 hereof, all such representations warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.


     14.  BROKERS. The Parties covenant and represent to each other that they
          -------
had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other Person is entitled to receive any broker's commissions or finder's fee or similar compensation in connection with any such transaction. Each of the parties agrees to defend, indemnify and hold harmless the other from, against, for and in respect of any and all losses sustained by the other as a result of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such party with any Person whatsoever.

     15.  MISCELLANEOUS.
          -------------

            15.1 ENTIRE AGREEMENT.  This Agreement constitutes the entire
                 ----------------
agreement of the parties (and supersedes any prior understanding of the parties) with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

          15.2 NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivery or overnight delivery service or sent by telephone facsimile as follows:

                 If to Benedek, at:

                 Benedek Broadcasting Corporation
                 100 Park Avenue
                 Rockford, Illinois 61101
                 Telephone:   (815) 987-5350
                 Facsimile:   (815) 987-5335
                     Attention:   President

                 With a copy to:

                 Shack & Siegel, P.C.
                 530 Fifth Avenue
                 New York, New York 10036
                 Telephone:   (212) 782-0700
                 Facsimile:   (212) 730-1964
                     Attention:   Paul S. Goodman, Esq.

                 If to AKMG, at:

                 AK Media Group, Inc.
                 1301 Fifth Avenue, Suite 4000
                 Seattle, Washington 98101
                 Telephone:   (206) 624-2888
                 Facsimile:   (206) 623-7853
                     Attention:   Mr. Denis M. Curley

                 With a copy to:

                 Rubin, Winston, Diercks, Harris & Cooke, LLP
                 1333 New Hampshire Avenue, N.W., Suite 1000
                 Washington, D.C.  20036
                 Telephone:   (202) 861-0870
                 Facsimile:   (202) 429-0657
                     Attention:   James L. Winston, Esq.

or at such other address as any party may specify by notice given to other party in accordance with this Section. The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, if delivered in person, the date delivered in person or the next business day following delivery to an overnight delivery service or the date sent by telephone facsimile.

          15.3   PUBLIC ANNOUNCEMENT.  Except for any disclosures or
                 -------------------
announcements which a Party shall be required to make pursuant to the Communications Act of 1934, as amended, or the rules and regulations of the FCC, or disclosures or announcements required to be made pursuant to the rules and regulations of the Securities and Exchange Commission or any other Federal or state governmental agency, the Parties will jointly prepare and determine the timing of any press release or other announcement to the public (including any announcement to the employees of the Stations) concerning the execution of this Agreement and the transactions contemplated herein. Except as provided for in the preceding sentence, no Party hereto will issue any press release or make any other public announcement relating to the execution of this Agreement or the transactions contemplated herein, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party hereto.

          15.4   NO WAIVER.  No waiver of the provisions hereof shall be
                 ---------
effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

          15.5   GOVERNING LAW.  This Agreement shall be governed, interpreted
                 -------------
and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

          15.6   CONSENT TO JURISDICTION.  Each Party hereby consents to the
                 -----------------------
jurisdiction and venue of the Courts of the State of New York located in the County of New York, the United States District Court for the Southern District of New York and the District Court of the District of Columbia with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each Party hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York, County of New York, the Southern District of New York or the District of Columbia by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 15.2 hereof, provided that a reasonable time, not less than 30 days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

          15.7   EXPENSES.  Except as otherwise provided herein, the Parties
                 --------
shall each bear their own costs and expenses in connection with this transaction.

          15.8   BINDING AGREEMENT.  This Agreement shall be binding upon and
                 -----------------
inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party hereto.

          15.9   HEADINGS.  The headings or captions under sections of this
                 --------
Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

          15.10  COUNTERPARTS.  This Agreement may be executed in one or more
                 ------------
counterparts each of which when taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.



                         BENEDEK BROADCASTING CORPORATION


                         By:_____________________________________
                            Name:  K. James Yager
                            Title:  President



                         BENEDEK LICENSE CORPORATION


                         By:_____________________________________
                             Name:  K. James Yager
                             Title:  President



                         AK MEDIA GROUP, INC.


                         By:_____________________________________
                             Name:
                             Title:

                                 SCHEDULE 1.9


                         AKMG'S & BENEDEK'S KNOWLEDGE

BENEDEK
-------

K. James Yager
A. Richard Benedek
Ronald L. Lindwall
Charles Hogetvedt


AKMG
----

Denis M. Curley
James D. Lucas

                                SCHEDULE 2.1.12


                               OTHER KKTV ASSETS

None.

                                SCHEDULE 2.2.12


                               OTHER KCOY ASSETS

None.

                                 SCHEDULE 2.3


                             EXCLUDED KKTV ASSETS

None.

                                 SCHEDULE 2.4


                             EXCLUDED KCOY ASSETS

None.

                                SCHEDULE 3.3.7


                            EXCLUDED KKTV CONTRACTS

None.

                                SCHEDULE 3.4.7


                            EXCLUDED KCOY CONTRACTS

1. Letter Agreement between Charles Hogetvedt and Benedek Broadcasting Corporation.

                                 SCHEDULE 4.3

                                  ALLOCATION

                                (IN THOUSANDS)



               FIXED ASSETS:                           KCOY          KKTV

               Land                                      325          500

               Studio Building                         2,790        3,000

               Studio Equipment                        2,600        1,200

               Tower/Xmitter                           1,000        1,400

               ENG Trucks                                  0          800

               Furniture/Office Equipment                385          200

               Other Vehicles                            122          100
                                                      ------       ------

               TOTAL FIXED ASSETS                      7,222        7,200



               INTANGIBLE ASSETS:

               FCC License                            10,686       15,462

               Network Affiliation                     5,729       10,308

               Income Leases                             138           30

               Syndicated Programming                    225            0
                                                      ------       ------

               TOTAL INTANGIBLES                      16,778       25,800


               TOTAL PURCHASE PRICE                   24,000       33,000
                                                      ======       ======

                                 SCHEDULE 7.3


                                AKMG CONFLICTS

1. Certain agreements to which AKMG is a party and which are applicable to KKTV require the consent of third parties prior to assignment of said agreements to Benedek.

                                 SCHEDULE 7.4


                               KKTV FCC LICENSES


KKTV(TV)  TV Station, Ch. 11, Colorado Springs, CO.

     BROADCAST AUXILIARIES:
     ----------------------

          KBA-28    TV Intercity Relay
          KEV-961   R/P Base Mobile System
          KEW-437   R/P Automatic Relay
          KFB-309   R/P Base Mobile System
          KFV-27    TV Intercity Relay
          KFV-28    TV Intercity Relay
          KFX-75    TV STL
          KFX-76    TV Intercity Relay (TSL)
          WAJ-434   Television Translator Relay
          WAJ-622   Television Translator Relay
          WHB-640   TV Intercity Relay (TSL)
          KA-59088  TV Pickup
          KA-88624  TV Pickup
          KC-24173  TV Pickup
          KH-8975   TV Pickup

          TELEVISION TRANSLATOR STATIONS:
          -------------------------------

          K57CB    UHF Translator  Romeo, La Jara, Manassa, Antonito &
                                    Alamosa, CO

          K10LI    VHF Translator  Canon City, CO

          PRIVATE OPERATION FIXED MICROWAVE RADIO STATION LICENSES:
          ---------------------------------------------------------

          WNTX913   Microwave Industrial/Business, Temporary Fixed Service
          WPNN319   Microwave Industrial/Business, Fixed Service
          WPNN320   Microwave Industrial/Business, Fixed Service

                                 SCHEDULE 7.6


                           KKTV FINANCIAL STATEMENTS

1. See attached balance sheet and the related Statements of Income for the 11 periods ended November 30, 1998.

2. See attached balance sheet and the related Statements of Income for the 12 periods ended December 31, 1997.

3. See attached balance sheet and the related Statements of Income for the 12 periods ended December 31, 1996.

                                 SCHEDULE 7.7


                                  NO CHANGES

None.

                                 SCHEDULE 7.8


                                     TAXES

None.

                                 SCHEDULE 7.9

                               KKTV CONTRACTS/1/

1. Licensing Agreement and Addendum dated April 15, 1997 between FirstCom Music and Ackerley Communications, Inc., no assignment permitted.

2. Audio Network License Agreement dated September 2, 1998, between IT Network, Inc. (previously Brite Voice Systems, Inc.) and KKTV-Channel 11 and Renewal of Information Services Agreement Renewal dated June 7, 1994, between Brite Voice Systems, Inc. and KKTV-TV.

3. Subscription Agreement for Marlin Employee Communication Program dated January 9, 1995 between The Marlin Company and KKTV Channel 11.

4. S.M.A.R.T. Solution Agreement Amendment dated December 4, 1997 between Minolta Business Systems, Inc. and KKTV, Inc., unexecuted by Minolta.

5. Equipment Lease Agreement dated February 28, 1997, between Minolta and AK Media Group d/b/a KKTV, unexecuted by Minolta.(EP 4050 Demo Copier).

6. Equipment Lease Agreement between Minolta and AK Media Group d/b/a KKTV, unexecuted by Minolta.(EP 6000 CS PRO).

7. Software License/Equipment Sales Agreement dated October 5, 1992 between Data Center Management, Inc. and KKTV, Inc., consent required.

8. Market Research Agreement dated October 24, 1996, between Leigh Stowell & Company, Inc. and KKTV.

9.   Consulting Agreement dated November 5, 1997, between O'Brien
     Communications, Inc. and KKTV, consent required.

____________________
     /1/ It has been noted, for the purpose of summarizing in these Schedules, that consent is required for assignment where clearly expressed in such document, however AKMG makes no representation with regard to that issue. Whether consent is required for assignment must be determined by referring to the agreement itself.

10. Nielsen Station Index Service Agreement dated October 14, 1994, between A.C. Nielsen Company and Ackerley Communications, Inc., as amended April 1, 1997.

11. Service Agreement dated September 28, 1995 between Netlink USA and KKTV, Inc., consent required.

12. Nextel Mobile Communications Equipment Lease between NFC Financial, and AK Media Group, Inc.

13. Licensing and Consulting Agreement dated as of November 1, 1998, between Music Reports, Inc. and KKTV-TV.

14. Lease Extension Agreement dated December 19, 1997, between 200 South Broadway Limited Partnership and KKTV Channel 11 and Office Lease dated December 20, 1993 between KKTV and Mass Mutual for 201 W. 8th Street, Suite 460, Pueblo, CO, consent required.

15. Telephone System Business Lease Agreement dated May 10, 1995 between Graybar Financial Services, Inc. and KKTV, Inc., written consent required.

16. Unexecuted Service Agreement dated December 12, 1995, between Haynes Mechanical Systems and KKTV, automatically renewed.

17. Program Order (CNN Interactive Local Link) dated November 2, 1998, between CNN Newsource Sales, Inc. and The Ackerley Media Group, consent required.

18. CNN Newsource Sales License Agreement dated April 9, 1998, between CNN Newsource Sales, Inc. and the Ackerley Media Group, consent required.

19. CNN Programming Contract Renewal dated December 7, 1998, between CNN-NS and The Ackerley Media Group (Headline News Programs, Headline News Limited Excerpting, CNN Limited Excerpting, CNN Live Breaking Coverage, Newsource, Newsbeam, Imagesource), consent required.

20. Television Licensing Agreement dated February 11, 1998, between Consumers Union of the United States, Inc. and The Ackerley Media Group (Consumer Reports TV News), consent required.

21. Program License Agreement dated January 21, 1991, between Columbia Pictures Television, Inc. and KKTV, Inc. (contract No. 21196) (Married . . . With Children), consent required.

22. Subscriber Agreement dated June 23, 1994, between Advanced Burglar and Fire Alarms, Inc. and KKTV, Inc., consent required.

23.  Intentionally omitted.

24. Agreement and Sublease dated June 1, 1980, and Rental Agreement dated May 1, 1984, between Capitol Colorado Corporation and and Pikes Peak Broadcasting for Turkey Creek microwave site, consent required.

25. Agreement and Sublease dated April 1, 1980, and Rental Agreement dated April 1, 1985, between Pikes Peak Broadcasting Company and Capitol of Colorado Corporation for Castle Rock microwave site, consent required.

26. Master Rental Agreement dated March 1, 1981, between Pikes Peak Broadcasting Company and Capitol of Colorado Corporation for Castle Rock, Turkey Creek, and Methodist Mountain microwave sites.

27. Lease between Cheyenne Propagation Co. and TV Colorado, Inc. for broadcast tower site.

28. Deed for conveyance of property dated January 25, 1983, between Capitol Broadcasting Company and KKTV, Inc.

29. Letter of Agency, undated, on behalf of KKTV authorizing ICG Telecom Group, Inc. as the local telephone service provider.

30. Retainer Agreement dated August 8, 1997, between James and Cipoletti, LLP and KKTV for legal services.

31. Representation Agreement, dated December 29, 1980, between the Katz Agency, Inc. and Capitol of Colorado Corporation, and Amendment dated January 26, 1983 between Katz Communications, Inc. and KKTV, Inc., and Representation Agreement dated April 25, 1986 between Katz Communications, Inc. and KKTV.

32. Meteorological Services Agreement dated February 24, 1992, between KKTV and Kavouras, Inc.

33. Lease Agreement dated January 1, 1996, between KKTV and Innovative Lease Services, Inc. for Reverse Osmosis Coolers, expired, purchased coolers at end of lease period.

34. Music Performance Blanket License dated March 20, 1998, between Broadcast Music, Inc. and AK Media Group, Inc., d/b/a KKTV.

35. Subscription Agreement dated December 18, 1996 between Ackerley Communications, Inc., KKTV and Call for Action, Inc.

36. Affiliation Agreement and Letter Agreeement of additional terms both dated November 29, 1994, between CBS Television Network, a Division of CBS, Inc., and KKTV, Inc., consent required.

37. Key Points of NFL Affiliation Contract Amendment and NFL Affiliation Contract Amendment executed October 16, 1998, between CBS Television Network, a Division of CBS Inc., and KKTV.

38. Agreement between Browning Ferris Industries of Colorado, Inc. and KKTV dated February 10, 1993, for waste disposal, consent required, automatically renewed.

39. License Agreement for Television Motion Picture Exhibition dated November 7, 1994 between King World Productions, Inc. and AK Media Group, Inc. (Wheel of Fortune, Vol. XVI License Agreement No. WOF-16121/WWF-18115), consent required.

40. License Agreement for Television Motion Picture Exhibition dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Wheel of Fortune, Vol. XVII) (License Agreement No. WOF-17140/WWF-19133), consent required.

41. License Agreement for Television Motion Picture Exhibition, unexecuted by King World Productions, Inc., dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Wheel of Fortune, Vol. XVIII) (License Agreement No. WOF-18139/WWF-20133), consent required.

42. License Agreement for Television Motion Picture Exhibition, unexecuted by King World Productions, Inc., dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Wheel of Fortune, Vol. XIX) (License Agreement No. WOF-19136/WWF-21130), consent required.

43. License Agreement for Television Motion Picture Exhibition and Exclusivity Contract, both dated November 7, 1994 between King World Productions, Inc. and KKTV, Inc. (Oprah Winfrey Show, Vol. XIV) (License Agreement No. OWS-14132), consent required.

44. License Agreement for Television Motion Picture Exhibition and Exclusivity Contract, both dated November 7, 1994 between King World Productions, Inc. and KKTV, Inc. (Oprah Winfrey Show, Vol. XIII) (License Agreement No. OWS-13132), consent required.

45. License Agreement for Television dated May 15, 1997 between Ivanhoe Broadcast, News Inc. and KKTV-TV. (Smart Woman).

46. Subscription Agreement dated May 15, 1998, between KKTV and SportsTicker Enterprises, L.P., consent required.

47. Syndication Agreement dated August 12, 1998, between The Stephen Arnold Group, Inc. and KKTV-TV. (Contract #3879).

48. Motor Vehicle Lease Agreement dated January 24, 1996, between Ackerley Communications, Inc. and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1994 Isuzu)(VIN#:JACDH58V6R7912528).

49. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1997 Volvo)(VIN#:YV1LS5646V2397010).

50. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1998 Jeep/Eagle)(VIN#:1J4FJ28SXWL188424).

51. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1998 Jeep/Eagle)(VIN#:1J4FJ28S1WL188425).

52. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1998 Jeep/Eagle)(VIN#:1J4FJ28S7WL188428).

53. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1998 Jeep/Eagle)(VIN#:1J4FJ28S5WL188427).

54. Motor Vehicle Lease Agreement dated January 24, 1996 between The Ackerley Group and Automotive Rentals, Inc., assigned to Corestates Bank NA Agent (1998 Jeep/Eagle)(VIN#:1J4FJ28S3WL188426).

55. Motor Vehicle Lease Agreement dated December 14, 1998 between The Ackerley Group and Automotive Rentals, Inc. (1999 Audi)(VIN#:WUABA24B8XN024649).

56. License Agreement for Television Motion Picture Exhibition and Exclusivity Contract, both dated November 7, 1994 between King World Productions, Inc. and KKTV, Inc. (Jeopardy, Vol. XV) (License Agreement No. J-0015111), consent required.

57. License Agreement for Television Motion Picture Exhibition dated November 7, 1994 between King World Productions, Inc. and KKTV, Inc. (Weekend Jeopardy, Vol. XV) (License Agreement No. WJ-018054), consent required.

58. License Agreement for Television Motion Picture Exhibition dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Weekend Jeopardy, Vol. XVI) (License Agreement No. WJ-019060), consent required.

59. License Agreement for Television Motion Picture Exhibition dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Weekend Jeopardy, Vol. XVII) (License Agreement No. WJ-020060), consent required.

60. License Agreement for Television Motion Picture Exhibition dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Weekend Jeopardy, Vol. XVIII) (License Agreement No. WJ-021061), consent required.

61. License Agreement for Television Motion Picture Exhibition dated November 21, 1997 between King World Productions, Inc. and AK Media Group, Inc. (Inside Edition, Vol. XI) (License Agreement No. INS-11088/INW-11078), consent required.

62. Memorandum of Understanding executed April 24, 1996, between KKTV and Atkinson Research, Inc. for studies of market position.

63. Equipment and Services Contract dated April 28, 1994, between Automated Weather Source, Inc. and KKTV, consent required.

64. Membership Agreement for Television dated October 20, 1995, between the Associated Press and Ackerley Communications Group, d/b/a KKTV-TV, assignee must apply for membership in AP, Agreement automatically renewed.

65. AP Graphicsbank Supplemental Agreement dated June 9, 1997, between the Associated Press and KKTV-TV, Inc. and On-Line

     Service Supplemental Agreement dated May 12, 1998, between the Associated Press and KKTV-TV, Inc., consent required.

66. Local Station Per Program Television License Election Form, unexecuted, dated October 21, 1996 and unexecuted Local Station Per Program Television License between American Society of Composers, Authors and Publishers and The Ackerley Group, automatically renews.

67. Airport Display Contract dated March 15, 1998 between KKTV and AK Media/Airport and correspondence reflecting cancellation of advertising as of January 14, 1999, between KKTV, Inc. and Sky Sites, formerly AK Media/Airport.

68. Agreement, unexecuted by AccuWeather, dated August 26, 1997, between AccuWeather, Inc. and Ackerley Media Group, licensee of television station KKTV, consent required.

69. License Agreement dated January 30, 1998, between Ackerley Media Group, Inc. and Universal Television Limited, and attached Rider between Ackerley Media Group, Inc. and Studios USA Television Distribution LLC, successor in interest to Universal Domestic Television, (Sally Jesse Raphael), consent required.

70. License Agreement dated June 24, 1997 between Paramount Pictures and KKTV, Inc.(Real TV 1997/1998 Season), consent required, automatically renewed, expires September, 1999.

71. Option and Lease Agreement dated September 1, 1994, and Lessee's Notice of Exercise of the Option dated February 2, 1995, and Memorandum of Option and Lease Agreement dated September 28, 1994, between KKTV, Inc. and US West NewVector Group, Inc.

72. Retransmission Consent Agreement dated October 6, 1996, between The Ackerley Group and Pioneer Cable.

73. Retransmission Consent Agreement dated September 29, 1993, between KKTV, Inc. and Aguilar TV Club, unexecuted by Aguilar TV Club.

74. Retransmission Consent Agreement dated December 1, 1996, between The Ackerley Group, and American Rural TV.

75. Retransmission Consent Agreement dated October 30, 1996, between The Ackerley Group and Cablevision of Canon City, unexecuted by Cablevision of Canon City.

76. Retransmission Consent Agreement dated September 28, 1993, between KKTV, Inc. and Crown Cable Television.

77. Acknowledgement of extension of Retransmission Agreement between Galaxy Telecom, L.P. and KKTV and Consent Assignment and Assumption Agreement dated December 23, 1994, between Vantage Cable Associates, L.P. and Galaxy Telecom, L.P.

78. Retransmission Consent Agreement dated November 7, 1996, between The Ackerley Group and TCI West, Inc., unexecuted by TCI West, Inc.

79. Letter of Agreement dated October 4, 1993, between Ackerley Commincations, Inc. and TCIM for retransmission consent.

80. Employment Agreement dated August 29, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Melanie Asp, expires August 31, 1999.

81. Employment Agreement dated September 17, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Melissa Brown, expires March 23, 1999.

82. Employment Agreement dated September 26, 1998, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Heidi Collins, expires September 30, 1999.

83. Employment Agreement, dated August 22, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Paula Haddock, expires August 24, 1999.

84. Employment Agreement dated September 18, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Angela Holdsworth, expires March 20, 1999.

85. Employment Agreement, dated September 22, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Joelle Hilfers, expires September 21, 1999.

86. Employment Agreement dated September 25, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and John Harding, expires June 5, 1999.

87. Employment Agreement dated March 25, 1998, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Susan Holley, expires April 26, 2000.

88. Employment Agreement dated September 15, 1998, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Michael Madson, expires September 14, 2003.

89. Employment Agreement, dated August 29, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Ernesto Mourelo, expires May 26, 1999.

90. Employment Agreement dated September 25, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Kimberly Price-Rae, expires September 15, 1999.

91. Employment Agreement dated September 29, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Ben Keesee, expires October 19, 1999.

92. Employment Agreement dated August 22, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Megan Rushmore, expires August 31, 1999.

93. Employment Agreement dated December 11, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Lindsay Radford, expires December 28, 1999.

94. Employment Agreement dated September 17, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Douglas Schepman, expires on March 23, 1999.

95. Employment Agreement dated September 29, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Samuel Singer, expires on September 30, 1999.

96. Employment Agreement dated October 9, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Jennifer Smith, expires October 26, 1999.

97. Employment Agreement dated November 19, 1997, between AK Media Group, Inc., on behalf of broadcast television station KKTV, and Susan Suh, expires December 7, 1999.

98. Agreement between Gemstar Development Corp. and The Ackerley Group dated October 28, 1996, for TV Guide + CBS Affiliation.

99. Special Use Permit dated June 30, 1989, granted to KKTV, Inc. by USDA-Forest Service and Invoice dated November 27, 1998, for use of Fremont site.

                                SCHEDULE 7.9.4


                            KKTV TRADE-OUT BALANCE

1.   See attached.

                                 SCHEDULE 7.10

                              KKTV REAL PROPERTY

I.   Real Property Owned by AKMG for use by KKTV

          Lot at 3100 N. Nevada Ave. purchased by KKTV on January 15, 1983.

                              Description of Property: Tract commonly known as 3100 N. Nevada Ave as described in the Commitment for Title Insurance supplied to Benedek. That portion of the North Half of Section 31 in Township 13 South, Range 66 West of the 6/th/ P.M., El Paso County, Colorado, described as follows: Commencing at the Southeast corner of the Northwest Quarter of said Section 31; thence N 89 degrees 57'52" W on an assumed bearing to which all others in this description are relative, and on the South line of said Northwest Quarter,
                              132.44 feet to the East line of the County Road between Colorado springs and Pike-view known as Cascade Avenue, as described in Quit Claim Deed recorded in Book 602 at page 272 of the Records of El Paso County, Colorado, under Reception No. 321992 of the said Records; thence N 5 degrees 27'31" E on said East line a distance of 296.29 feet to an angle point thereon; thence N 31 degrees 08'29" W on said East line a distance of
                              274.22 feet to an angle point thereon; thence N 02 degrees 25'31" E on said line a distance of 96.52 feet; thence S 87 degrees 51'29" E, 10.00 feet to the most Westerly corner of a tract of land conveyed in Book 2304 at page 406 of the said Records; (the following two (2) courses are along the Northerly line of the last mentioned tract of land); thence N 87 degrees 37'40" E, 190.59 feet; thence S 86 degrees 13'03" E, 44.18 feet to the point of beginning of the tract described hereby; thence continue S 86 degrees 13'03" E, 388.54 feet; thence N 1 degrees 55'35" W, 261.50 feet; thence N 89 degrees 24'37" W, 386.99 feet; thence S 1 degrees 55'35" E, 239.84 feet to the point of beginning and containing 2.2248 acres, together with an easement for ingress and egress 20 feet in width, the south line of which is described as follows: Beginning at the Southeast corner of the tract of land being conveyed herein; thence S 86 degrees 13'03"E, 91.22 feet; thence S 68 degrees 41'09" E, 83.98 feet to the most Westerly corner of that tract of land conveyed by that Warranty Deed recorded in Book 2305 at page 79 of the records of El Paso County, Colorado; together with a non-exclusive right to use the right-of-way, being one for ingress and egress, described in the said Warranty Deed recorded in Book 2305 at Page 79 of said Records and together with a non-exclusive 20 foot ingress and egress easement, the South line of which is described as follows:
                              Beginning at the Southwest corner of the above described tract; thence N 86 degrees 13'03" W,
                              44.18 feet; thence S 87 degrees 37'40" W, 190.59
                              feet; thence N 87 degrees 51'29" W, 10.00 feet to the Easterly right-of-way of Cascade Avenue.


                              Use:                     Main Studio

          Title: The property was acquired by KKTV, Inc. KKTV, Inc. was subsequently merged into Ackerley Communications Group, Inc. Ackerley Communications Group, Inc. changed its name to AK Media Group, Inc.

                                             Exceptions to marketable and
                                             insurable title: See attached.

          A Commitment for Title Insurance dated December 23, 1998, a copy of which has been provided to BBC, identified a deed of trust from KKTV, Inc. to the Public Trustee of El Paso County. The obligation which this deed of trust secures has been satisfied, and AKMG will obtain and record a release of the deed of trust prior to closing.


     II.  Real Property Leased by AK Media for use by KKTV

     A.   Norwest Bank Building, Suite 460, 201 W. 8/th/ Street, Pueblo, CO
          -----------------------------------------------------------------
          81003 Property leased to KKTV Channel 11 from 200 South Broadway
          -----
          Limited Partnership pursuant to lease agreement dated December 17, 1997.

                                  Description of Property:  Approximately 815
                                  sq. feet of space in
                                  Suite 460
          Use:                    General office purposes

          Lease Expiration Date:  June 30, 2000

                                  Assignment:
                                  Landlord's prior consent required.

     B.   Castle Rock Microwave Site/1/
          --------------------------

          Property leased by KKTV from Pikes Peak Broadcasting Company pursuant to an Agreement and Sublease dated April 1, 1980.

                              Description of Property: A tract of land known to and identified by the said Joe Ray Bain and Norma
                              J. Bain and the Landlord hereunder by steel surveyor pins situated at the four corners of the premises and generally described as a square tract, each side of which is 50 feet in length, located in the North half of Section 14, Township 9 South, Range 68 West of the 6th P.M., in Douglas County, Colorado.

                              Use:                         Microwave site

                              Lease Expiration Date:       Month-to-month lease.
                              Agreement and sublease subject to cancellation by either party on six months notice.

          Assignment:         Requires Landlord's prior written consent
                              required.

     C.   Turkey Creek Microwave Site
          ---------------------------

          Property leased to KKTV by Pikes Peak Broadcasting Company pursuant to an "Agreement and Sublease" dated June 1, 1980.

________________________
     /1/ The properties leased from Pikes Peak Broadcasting Company were initially leased to Capitol of Colorado Corporation, and assigned to KKTV, Inc. on January 25, 1983.

                              Description of Property: That certain tract of
                              -----------------------
                              land, being in the shape of a square, each side thereof being fifty (50) feet in length, to be enclosed by a fence, which tract of land is located 110 yards South and 20 yards West of the Bureau of Reclamation power line, Tower Number 156-5, at the exact geographic location of 104:45 West and 38:25 North, in Pueblo County, Colorado.

                              Use:                         Microwave site.

                              Lease Expiration Date:       Month-to-month lease.
                              Agreement and sublease subject to cancellation by either party on six months notice.

          Assignment:         Requires Landlord's prior written consent.

     D. Property leased to KKTV for maintenance and construction of broadcast towers.

               Property leased to KKTV by Cheyenne Propagation Co., pursuant to a "Business Lease."

                              Description of property: A tract of ground containing approximately 1800 square feet for the purpose of constructing Lessee's building as hereinafter provided, together with sufficient ground for the construction of Lessee's broadcasting tower and necessary supporting guy wires and cables, all located in the Southeast quarter of the Northwest quarter of Section 14, Township 15 South, Range 67 West of the 6/th/ P.M. , which area is near the highest point on the front range as shown on topographic map, Series of 1950. The polar coordinates of Lessee's broadcasting tower will be latitude 38 degrees 44'
                              41.4369 seconds and longitude 104 degrees 51' 40.9290". The lambert grid of said tower shall be:
                              Y coordinate 331, 959.02; X coordinate
                              2,182,195.09.

                              Use:      Site for television broadcast equipment.

                              Lease Expiration Date:    Initial term of ten (10)
                              years provided, but with options to extend, term of lease would total ninety-nine (99) years.

          Assignment:         No consent required.


                                 SCHEDULE 7.11


                            KKTV PERSONAL PROPERTY
100.  See attached.

   KKTV                   Description                                                Location               Acquired
   ASSET LIST

   QUANTITY

   BUILDING
   IMPROVEMENTS
                          Security access doors and burglar alarm system                                      Aug-95
                          Remodel open Newsroom                                        News                   Sep-94
                          Construction of 1200 square foot Sales area                  Sales                  Dec-96
                          Carpeting G&A, Sales and Promotions areas                                           Dec-96
                          Resurface asphalt                                                                   May-97
                          Redesign Anchor Desk                                                                Nov-97
                          Construction of 1100 square foot Promotions work area        Promotions             Sep-98
                          Building repaint and logo design                                                    Jul-98
                          Landscaping                                                                         Jun-98
                          Carpeting Cityline & Programming area                                               Jan-99

   VEHICLES

                   1986   Dodge van
                   1981   Chevrolet Suburban Live Truck (IC 11)  Rebuilt engine & body 11/98
                   1984   Ford Bronco
                   1990   Isuzu Trooper (Courier vehicle)
                   1993   Isuzu Trooper (Production Truck)
                   1994   Isuzu Trooper Live Truck (IC 9)
                   1995   GMC Yukon (Engineering )

   KKTV                  Description                                                Location                 Acquired
   ASSET LIST

   QUANTITY

   OFFICE COMPUTERS

                    22   Pentium PCs                                                                         Aug-95
                    13   Pentium PCs                                                                         Jan-97
                    10   Pentium PCs                                                                         Jan-98
                     3   Pentium PCs                                                                         Sep-98
                     2   Laptop PCs                                                 Sales                    Jan-97
                     1   DCM Newroom Server                                                                  Aug-98
                     1   VCI Server                                                                          Sep-97
                     1   E-mail Server                                                                       Aug-98
                     1   NT Server                                                                           Sep-97
                     1   HP Laser Jet 4SI Printer                                                            Aug-95
                     3   HP Laser Jet4 Printers                                                              Aug-95
                     1   OTC Printer                                                Traffic                  Aug-95
                     1   Color Bubble Jet Printer                                   Sales                    Jan-97
                     1   Corby Access Control computer system                                                Aug-95
                     1   Decision Data Line Printer                                                          prior 1990

   OFFICE EQUIPMENT

                    87   Panasonic Telephones                                                                Apr-95
                     1   Jem Communications telephone system (Pueblo Office) 4 telephones                    Jan-98
                     1   Paper Shredder                                                                      Jan-98
                     2   Canon fax/ copier machines PC network interfaceable                                 Jun-98
                     1   Panasonic Fax Machine                                                               Jan-97
                     3   Various Fax Machines & Stand                                                        Jan-95
                     3   Sharp 10 key Machines                                                               prior 1990

   KKTV                    Description                                                Location               Acquired
   ASSET LIST

   QUANTITY

   OFFICE FURNITURE

                     30    Hag Scio Adjustable chairs                                 News                   Sep-94
                     12    Control room chairs                                        Technical              Aug-94
                      4    Hag anchor desk stools                                     News                   Sep-94
                     27    Hag ergonomic office chairs                                                       Sep-95
                      7    Call For Action office chairs                              News                   Aug-98
                      8    Executive office chairs                                                           prior 1990
                     25    Padded Folding Chairs                                                             Dec-98
                     15    Hon cubical work areas                                     News                   Sep-94
                     13    Hon L-shaped cubical work areas                            Sales                  Jan-97
                      4    Hon cubical work areas                                     Promotion              Sep-98
                      1    Hon office desk, bridge and work table                     G&A                    May-98
                      2    4 lateral drawer file cabinets                             G&A                    prior 1990
                      1    IBM Selecric typewriter                                    G&A                    prior 1990
                      1    Typing table on rollers                                    G&A                    May-98
                      2    Over file cabinet sliding door storage                     G&A                    May-98
                      1    Office chair                                               G&A                    prior 1990
                      1    Hon office desk, bridge and work table (News Director)     News                   Nov-96
                      2    Conference room tables                                     Conference             prior 1990
                     20    Conference room chairs                                     Conference             prior 1990
                      1    Wood Credenza                                              Conference             prior 1990
                      1    Stealth Conference phone                                   Conference             Jun-97
                      2    27" Televisions                                            Conference             prior 1990
                      4    19" Mitsubishi television                                  Promotion              prior 1990
                      2    Hon metal book shelves                                     Promotion              Sep-98
                      1    Desk                                                       Promotion              prior 1990

   KKTV                 Description                                                    Location               Acquired
   ASSET LIST

   QUANTITY

                   1    Credenza                                                       Promotion              prior 1990
                   3    Stools                                                         Promotion              prior 1990
                   3    Office chair                                                   Promotion              prior 1990
                   2    4 drawer lateral file cabinets                                 Promotion              prior 1990
                   2    2 door metal storage units                                     Promotion              Sep-98
                   1    Built in desk, dual computer rack and adjustable draft table   Promotion              Sep-98
                        (graphic artist's office)
                   1    Wood Desk w/arm                                                GM                     prior 1990
                   1    Credenza                                                       GM                     prior 1990
                   2    Office Chairs                                                  GM                     prior 1990
                   1    25" RCA television, VCR and stand                              GM                     prior 1990
                   1    Wood Desk                                                      GM Ad Asst             prior 1990
                   1    Office Chairs                                                  GM Ad Asst             prior 1990
                   2    4 Drawer Lateral file cabinets                                 GM Ad Asst             prior 1990
                   1    Wood Desk                                                      Receptionist           prior 1990
                   1    Credenza                                                       Receptionist           prior 1990
                   1    2 drawer upright file cabinet                                  Receptionist           prior 1990
                   1    Console Television                                             Lobby                  prior 1990
                   1    Forest green leather Sofa                                      Lobby                  Oct-96
                   1    Forest green leather love seat                                 Lobby                  Oct-96
                   1    Ivory leather sofa                                             Green Room             prior 1990
                   1    Ivory leather chair                                            Green Room             prior 1990
                   2    Leather and Chrome chairs                                      Green Room             prior 1990
                   1    19" Mitsubishi television                                      Controller             prior 1990
                   2    4 lateral drawer file cabinets                                 Controller             prior 1990
                   1    2 lateral drawer file cabinet                                  Controller             prior 1990
                   1    2 drawer, 2 door wood credenza                                 Controller             prior 1990

   KKTV                 Description                                                                  Location              Acquired
   ASSET LIST

   QUANTITY

                   1    Wood desk 3 drawers on left, 1 large drawer and small drawer on right       Controller            prior 1990

                   2    Office Chairs                                                               Controller            prior 1990

                   1    Wood Desk                                                                   Chief Eng             prior 1990

                   2    Office Chairs                                                               Chief Eng             prior 1990

                   1    4 lateral drawer file cabinet                                               Chief Eng             prior 1990

                   1    2 lateral drawer file cabinet                                               Chief Eng             prior 1990

                   1    Wood Credenza                                                               Chief Eng             prior 1990

                   1    Wood desk                                                                   NSM                   prior 1990

                   2    Office Chairs                                                               NSM                   prior 1990

                   1    19" television and stand                                                    NSM                   prior 1990

                   1    Wood desk                                                                   GSM                   prior 1990

                   2    Office Chairs                                                               GSM                   prior 1990

                   1    Wood Credenza                                                               GSM                   prior 1990

                   1    19" television, VCR and stand                                               GSM                   prior 1990

                   1    Computer stand                                                              Traffic Sup           prior 1990

                   1    Wood desk                                                                   Traffic Sup           prior 1990

                   1    2 lateral drawer file cabinet                                               Traffic Sup           prior 1990

                   2    Office Chairs                                                               Traffic Sup           prior 1990

                   4    Wood desks w/ arm                                                           Traffic Assts         prior 1990

                   2    4 Drawer Lateral file cabinets                                              Traffic Assts         prior 1990

                   1    Office Chair                                                                Traffic Sup           prior 1990

                   1    Metal desk                                                                  Research              prior 1990

                   2    Office Chairs                                                               Research              prior 1990

                  10    padded stackable chairs                                                     Break                 Jan-98
                   3    square tables                                                               Break                 Jan-98
                   2    Microwave ovens on rolling racks                                            Break                 Nov-97

KKTV               DESCRIPTION                                        LOCATION                 ACQUIRED
ASSET LIST
QUANTITY

                   1   Wards 19 Refrigerator                          Break                    prior 1990
                   1   25" RCA television                             Break                    prior 1990
                   1   Sofa                                           Prod Mgr                 prior 1990
                   1   Wood Credenza                                  Prod Mgr                 prior 1990
                   1   6 shelf bookcase (3')                          Prod Mgr                 prior 1990
                   1   Wood desk                                      Prod Mgr                 prior 1990
                   5   Wood Desks                                     Call for Action          prior 1990
                   1   Wood desk                                      Program Mgr              prior 1990
                   1   19" Mitsubishi television                      Program Mgr              prior 1990
                   1   Office Chair                                   Program Mgr              prior 1990
                   1   3 shelf bookcase                               Program Mgr              prior 1990
                   1   2 drawer upright file cabinet                  Program Mgr              prior 1990
                   1   IBM Selectric Typewriter                       Program Mgr              prior 1990
                   2   Wood desks                                     Cityline                 prior 1990
                   3   Office chairs                                  Cityline                 prior 1990
                   3   4 drawer lateral file cabinets                 Cityline                 prior 1990
                   2   2 drawer lateral file cabinets                 Cityline                 prior 1990
                   2   6 shelf 4' bookcase                            Cityline                 prior 1990
                   2   Wood desks                                     Directors                prior 1990
                   2   Wood desks                                     Paintbox                 prior 1990
                   2   Wood desks                                     Courier                  prior 1990
                   2   Wood desks                                     Comm Prod                prior 1990
                   1   Sofa                                           Comm Prod                prior 1990
                   2   Wood desks                                     CRO Sup                  prior 1990
                   2   Wood desks                                     Asst Chief Eng           prior 1990

KKTV               DESCRIPTION                                        LOCATION                 ACQUIRED
ASSET LIST
QUANTITY

BROADCAST
EQUIPMENT
                1  SCITEK Edit Suite                                                           Sep-94
                1  Ampex 225                                                                   May-92
                   News Animated Graphics Storage                                              Jun-97
                7  DVC PRO cameras & gear
                7  Lighting Kits
                   News Field Editors
                   Microwave and Licensing
                   Transmitter fuel storage upgrade
                   Generator

                                 SCHEDULE 7.12


                          KKTV INTELLECTUAL PROPERTY

0.   Call letters "KKTV".

1.   "KKTV.COM"

                                 SCHEDULE 7.13


                                KKTV INSURANCE

See attached.

                                 SCHEDULE 7.14


                                KKTV LITIGATION

1.   Ann L. Ervin v. KKTV Channel Eleven/Ackerley Group, EEOC Denver Office,
     --------------------------------------------------
EEOC No. 3209611867. In this charge, filed April 11, 1996, Ann L. Ervin, a former KKTV anchor/reporter, alleges gender discrimination and sexual harassment. Ms. Ervin alleges that during her employment, she received unequal wages and compensation in comparison with her male contemporaries at the station. Ms. Ervin also claims that she endured sexual harassment by co-workers. Upon learning of Ms. Ervin's allegations, the Company conducted a thorough investigation at KKTV, and filed a response to the EEOC charge on June 17, 1996, denying all claims. In December 1996, Ms. Ervin resigned her position at KKTV and accepted a job at a competing local television station. Other than the EEOC having recently assigned an investigator to the case, there has been no further activity on this matter.

2.   KOAA(TV)/KTSC(TV) Channel Swap Proceeding, Federal Communication Commission
     ---------------------------------------------------------------------------
MM Docket No. 93-191. AK Media Group, Inc., as licensee of KKTV(TV), Channel 11,
--------------------
Colorado Springs, Colorado has opposed the proposal of Sangre de Cristo Communications, Inc. ("SCC") (licensee of KOAA(TV), Channel 5, Pueblo, Colorado) and University of Southern Colorado ("USC") (licensee of KTSC(TV), Channel *8, Pueblo, Colorado) to exchange channel assignments.

Both KOAA(TV) and KTSC(TV) are licensed to Pueblo, Colorado. Both KOAA(TV) and KTSC(TV) have had authorized transmitter sites on Baculite Mesa near Pueblo, while KOAA(TV) and KRDO(TV) (licensed to Colorado Springs) have authorized transmitter sites near Colorado Springs on Cheyenne Mountain. SCC and USC claim that, because of terrain shadowing, KOAA(TV) and KTSC(TV) provide an inferior signal to the Colorado Springs area.

The only practical alternative antenna site for either KOAA(TV) or KTSC(TV) to their current sites on Baculite Mesa near Pueblo is Cheyenne Mountain near Colorado Springs. SCC cannot move KOAA(TV) to Cheyenne Mountain because of short-spacing problems. In the past, SCC has unsuccessfully tried alternatives to moving its transmitter site to Cheyenne Mountain, such as seeking FCC authorization to operate an unbuilt station as a satellite of KOAA(TV), which would improve KOAA(TV)'s signal in Colorado Springs.

In 1990, USC obtained FCC permission to move KTSC(TV)'s transmitter site to a short-spaced site on Cheyenne Mountain. One of the bases given by the FCC for approving the move was that USC's mission for KTSC(TV) included providing non-commercial programming to residents of the Colorado Springs area.

In 1992, SCC and USC proposed the channel swap, whereby SCC would obtain KTSC(TV)'s license and its construction permit to build a transmitter on Cheyenne Mountain (USC has never built the permitted KTSC(TV) transmitter on Cheyenne Mountain) and USC would obtain KOAA(TV)'s license. AK Media Group, Inc. and Pikes Peak Broadcasting Company (licensee of KRDO(TV)) opposed the channel swap.

The FCC's Mass Media Bureau rejected the proposed channel swap in 1995. The FCC affirmed the Mass Media Bureau's decision in 1996 by denying SCC's and USC's application for review. In 1998, the United States Court of Appeals for the District of Columbia Circuit reversed the FCC and remanded the matter to the FCC for further action. The Court of Appeals held that the FCC had not adequately explained why it had denied the application for review and rejected the channel swap.

The matter is now under consideration by the FCC on remand. In August, 1998, the Mass Media Bureau requested comments on remand from the parties. SCC and USC filed their joint comments on September 18, 1998. AK Media Group, Inc. and Pikes Peak Broadcasting Company filed their separate comments October 16, 1998. It is uncertain what the FCC's next action in this matter will be or when it will take additional action. AK Media Group, Inc. will not continue its participation in this proceeding following Closing.

                                 SCHEDULE 7.16


                                  KKTV LABOR

None.

                                 SCHEDULE 7.17


                                KKTV EMPLOYEES

See attached.

                                 SCHEDULE 7.18


                              KKTV EMPLOYEE PLANS


1.   See AKMG Employee Handbook supplied to Benedek.

                                 SCHEDULE 8.3


                               BENEDEK CONFLICTS

1. Certain agreements to which Benedek is a party and which are applicable to KCOY require the consent of third parties prior to assignment of said agreements to AKMG, as set forth in Schedule 8.9.

                                 SCHEDULE 8.4


                               KCOY FCC LICENSES

KCOY-TV                                           TV Station, Ch.
12  Santa Maria, CA/1/

     Broadcast Auxiliaries
     ---------------------

          KPH-360                                 Remote Pickup
          Base Mobile
          KPH-383                                 Remote Pickup
          Automatic Relay
          KPH-974                                 Remote Pickup
          Automatic Relay
          KPH-385                                 Remote Pickup
          Automatic Relay
          KA-88506                                TV Pickup
          KNM-95                                  TV STL
          KTZ-90                                  TV Intercity
          Relay
          WDD-675                                 TV Intercity
          Relay
          WDD-676                                 TV Intercity
          Relay
          WHB-969                                 TV Intercity
          Relay
          WLN-416                                 TV Intercity
          Relay
          WMV-223                                 TV Intercity
          Relay
          BLP01193                                Low Power
          Auxiliary

     TV Translator
     -------------

                              K44DN               UHF Translator Paso Robles, CA

______________________
  /1/ July 1998 license renewal application granted November 30, 1998 for license term to expire December 1, 2006.

                                 SCHEDULE 8.6


                           KCOY FINANCIAL STATEMENTS


1. See attached balance sheet and the related Results of Operations for the 11 periods ended November 30, 1998.

2. See attached balance sheet and the related Results of Operations for the 12 periods ended December 31, 1997.

3. See attached balance sheet and the related Results of Operations for the 12 periods ended December 31, 1996.

                                 SCHEDULE 8.7


                                  NO CHANGES

1. On December 1, 1998, Benedek agreed to and accepted a Letter Agreement dated September 23, 1998 between CBS Corporation and Benedek which amends that certain CBS Television and Network Affiliation Agreement dated January 10, 1996 between CBS Television Network, a division of CBS Inc. and Benedek.

                                 SCHEDULE 8.8


                                     TAXES
None.

                                 SCHEDULE 8.9


                                KCOY CONTRACTS/1/


1. Affiliation Agreement dated as of January 31, 1995 between CBS Television Network, a division of CBS Inc. and Stauffer Communications, Inc., consent required.

2. Affiliation Agreement dated January 10, 1996 between Benedek Broadcasting Corporation and CBS Television Network, a division of CBS Inc., consent required.

3. Letter Agreement dated September 23, 1998 between CBS Corporation and Benedek Broadcasting Corporation, consent required.

4. Web Affiliation Agreement dated August 15, 1997 between The WB Television Network and Benedek Broadcasting Corporation re: DMA: Santa Maria, California Broadcast Station: KCOY-TV.

5. Representation Agreement made as of August 1, 1997 by and between Katz Communications, Inc. and Benedek Broadcasting Corporation.

6. Master Agreement dated July 28, 1997 between Katz Communications, Inc. and Benedek Broadcasting Corporation.

7. License Agreement for Television Program Exhibition dated June 8, 1998 between King World Productions, Inc. and Benedek Broadcasting Corporation (License Agreement No. SQR-01094) (Hollywood Squares Vol. I), consent required.

8. License Agreement for Television Program Exhibition dated June 8, 1998 between King World Productions, Inc. and Benedek Broadcasting Corporation (License Agreement No. SQR-02094) (Hollywood Squares Vol. II), consent required.

9. License Agreement dated January 14, 1997 between Paramount Pictures Corporation and Benedek Broadcasting (Real TV), as amended January 14, 1997, consent required.

_____________________________
/1/ It has been noted, for the purpose of summarizing in these Schedules, that consent is required for assignment where clearly expressed in such document, however, Benedek makes no representation with regard to that issue. Whether consent is required for assignment must be determined by referring to the agreement itself.

10. License Agreement dated January 14, 1997 between Paramount Pictures Corporation and Benedek Broadcasting Corporation (Entertainment Tonight), as amended 1/14/97, consent required.

11. Letter Agreement dated November 5, 1996 between Paramount Pictures and Benedek Broadcasting Corp. re: Offer for KCOY (The Montel Williams Show 98/00 -Agreement No. 64325), consent required.

12. Interim Agreement dated October 21, 1997 between Twentieth Television and Benedek Broadcasting Corporation (Access Hollywood).

13. Television Syndication License Agreement dated February 23, 1994 between Twentieth Television, a division of Twentieth Century Fox Film Corporation and Stauffer Communications, Inc. (Century 16, Contract No. 5376), consent required.

14. Interim Agreement between Universal Domestic Television, a division of Universal Television Enterprises, Inc., now known as Studio USA, and Benedek Communications, Inc. (Action Pack), consent required.

15. Interim Agreement between Universal Domestic Television, a division of Universal Television Enterprises, Inc., now known as Studio USA, and Benedek Communications, Inc. (Hercules, Action Pack and Xena), consent required.

16. License Agreement dated January 13, 1998 between Eyemark Entertainment and Benedek Broadcasting Corporation (Martha Stewart Living), consent required.

17. License Agreement dated February 4, 1998 between TJ Sports Television, Inc. and Benedek Broadcasting Corporation (Golf 2000).

18. Interim Agreement between Universal Domestic Television, a division of Universal Television Enterprises, Inc., now known as Studio USA, and Benedek Communications, Inc. (Maury Povich), consent required.

19. Motown Live Deal Memo dated July 15, 1998 between Benedek Broadcasting Corporation and ITC Distribution, Inc. (Motown Live), consent required and unexecuted by ITC Distribution, Inc.

20. Deal Memo dated June 16, 1998 between Pearson Television and Benedek Broadcasting Corporation (Match Game), unexecuted by both parties.

21. Barter Series Offer dated October 26, 1996 between Columbia Tristar Television Distribution and Benedek Broadcasting Corporation (Walker, Texas Ranger), consent required.

22. Agreement dated June 7, 1993 between MGM/UA Telecommunications, a division of Metro-Goldwyn-Mayer Inc. and Stauffer Communications, Inc. (Lion's Pride, Contract No. 93-335), consent required.

23. Retransmission Agreement dated March 10, 1997 between Benedek License Corporation and Avenue TV Cable Services, Inc.

24. Local Station Blanket Television License dated as of June 7, 1996, between American Society of Composers, Authors and Publishers and Benedek Broadcasting Corporation, as amended by Letter Agreement dated May 13, 1998.

25. License Agreement dated as of June 4, 1996 by and between Columbine JDS Systems, Inc. and Benedek Broadcasting Corporation d/b/a KCOY-TV, Santa Maria, California, as amended (License Agreement No. 3150), consent required.

26. Vehicle Contract and Security Agreement dated December 3, 1997 between Benedek Broadcasting Corporation d/b/a KCOY TV and Santa Maria Ford (1997
     Ford), consent required and subject to a Lien in favor of Santa Maria Ford.

27. License Agreement dated as of January 1, 1996 by and between Stauffer Communications, Inc. and Blackhawk Communications, Inc.

28. Smart Business Lease dated December 18, 1997 between Pitney Bowes Credit Corporation and KCOY-TV (Postage Meter),consent required and unexecuted by Pitney Bowes Credit Corporation.

29. Agreement dated July 11, 1996 between AccuWeather, Inc. and Benedek Broadcasting Corporation, as amended August 19, 1996 (includes AccuWeather Ready-For-Air Graphics-Satellites-Radars-Images User Agreement, AccuWeather, Inc. Satellite Delivery System User Agreement and AccuWeather Product/System Lease Agreement and Lease/Purchase Agreement), consent required for each agreement.

30. Employment Agreement dated December 13, 1996 by and between Benedek Broadcasting Corporation-KCOY-TV and Lynda Martin, option to renew exercised.

31. Employment Agreement dated December 29, 1997 between Benedek Broadcasting Corporation-KCOY-TV and Scott D. Reiss.

32. Official Trade Agreement effective as of March 1, 1997 between KCOY/CBS 12 and GTE Mobilnet of Santa Barbara Limited Partnership by GTE Mobilnet Inc., consent required.

33. Communications Use Lease dated May 21, 1997 between the United States Department of Agriculture Forest Service and Benedek Broadcasting Corporation (Tepusquet Peak), consent required.

34. Agreement dated May 14, 1996 by and between Mussell Fort and Benedek Broadcasting Corporation (Tepusquet Peak), license limited to authorized officers, employees, agents and representatives of Licensee.

35. Lease dated November 8, 1996 between Smith, Helenius & Hayes and Benedek Broadcasting Corporation dba KCOY TV-12 (Railroad Square), consent required.

36. Lease Agreement dated June 10, 1986 between Shamrock Broadcasting Company, Inc. and KCOY-TV/Stauffer Communications and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996 (KEYT location Broadcast Peak), consent required and Lease expired August 31, 1994, but Benedek is occupying the property on a month to month basis.

37. Transmitter Site License dated June 8, 1995 from Mobile Media Communications, Inc. to Stauffer Communications, Inc. and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996 (Portnoff Hill), consent required and expired March 31, 1998 and continuing month to month.

38.  License Agreement dated January 1, 1996 between Mobile Media
     Communications, Inc. and Stauffer Communication, Inc. and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996 and assigned by Mobile Media Communications, Inc. to Pinnacle Towers, Inc. (Tassajera Peak).

39. Oral right of way/access agreements (Tepusquet Peak) between Benedek and each of the following persons: (i) J. Stoppel, (ii) R. Clay, (iii) Mr. Martinez; (iv) Mr. and Mrs. Caitco; and (v) Mrs. Hall.

40.  Oral agreement between Benedek and Cox Communications (La Cumbre Peak).

41. Employment Agreement dated November 4, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Jeff Powers.

42. Employment Agreement dated December 16, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Vivian Tamayo.

43. Employment Agreement dated December 14, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Chera Kimiko.

44. Employment Agreement dated August 24, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Laurie Lavagnino.

45. Employment Agreement dated December 7, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Renee Kohn.

46. Employment Agreement dated 9/8/98 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Kofi Jones.

47. Employment Agreement dated September 15, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Rachel Kopiec.

48. Employment Agreement dated July 2, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Steve Villanueva.

49. Employment Agreement dated July 2, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Suzanne Phan.

50. Employment Agreement dated June 30, 1998 between Benedek Broadcasting Corporation, d/b/a KCOY-TV and Tannya Song Boyd.

51. DCM Software License/Equipment Sales Agreement dated December 2, 1993 between KCOY-TV and Data Center Management, Inc., consent required.

52. DCM Software Support Agreement dated as of November 29, 1993 between Data Center Management, Inc. and KCOY-TV, a division of Stauffer Communications, Inc., consent required.

53. Poster Agreement dated February 24, 1998 between KCOY-TV and Outdoor Systems, unexecuted by Outdoor Systems.

54. Painted Bulletin Agreement dated February 24, 1998 between KCOY-TV and Outdoor Systems, unexecuted by Outdoor Systems.

55. Agreement dated March 6, 1997 between SLP Productions, Inc. and KCOY-TV, unexecuted by SLP Productions Inc.

56. FirstCom Library Licensing Agreement dated February 21, 1997 between FirstCom Music, a division of Jim Long Companies, Inc., A Zomba Company and Benedek Broadcasting Corporation, consent required.

57. SESAC Local Station Blanket Television License Agreement dated March 28, 1997 between SESAC, Inc. and Benedek Broadcasting Corporation, consent required.

58. BMI Local Television Station Music Performance Blanket License Agreement dated April 28, 1997 between Broadcast Music, Inc. and Benedek Broadcasting Corporation, d/b/a KCOY, consent required.

59. Annual Maintenance Agreement commencing November 10, 1995 between Advanced Office Automation, Inc. and KCOY TV, consent required.

60. Mid-Range Systems Amendment to IBM Maintenance Agreement dated May 5, 1988 between International Business Machines Corporation and KCOY TV.

61.  Agreement dated December 23, 1998 between Roger Thompson and KCOY-TV.

62. Copykit Maintenance Agreement dated May 27, 1998 between Chaparral Business Machines, Inc. and KCOY TV, consent required.

63. Agreement dated May 9, 1997 between Automated Weather Source, Inc. and KCOY-TV, a Benedek Broadcasting Corporation Company.

64.  See Schedule 8.4 regarding licenses issued by the FCC.

65. CNN News Source Sales, Inc. Syndication Agreement dated September 3, 1997 between Benedek Broadcasting Corporation and CNN News Source Sales, Inc. (Contract No. CN2804), consent required.

66. License Agreement dated September 3 between Millennium Partners and Benedek Broadcasting Corporation.

67. Nielsen Station(s) Index Service Agreement dated December 24, 1996 between Nielsen Media Research, Inc. and Benedek Broadcasting Corporation, as amended February 28, 1997.

68. Lease Agreement dated December 2, 1998 between Iversen Motor Company, Inc. and Benedek Broadcasting d/b/a KCOY (1998 Jeep Cherokee), consent required.

69. Agreement to Furnish Insurance Policy dated December 2, 1998 between Iversen Motor Company, Inc. and Benedek Broadcasting d/b/a KCOY-TV.

70. Employment Agreement dated December 7, 1998 between Benedek Broadcasting Corporation d/b/a KCOY-TV and Renee Kohn.

71. Retransmission Agreement dated 9/17/93 between Stauffer Communications, Inc. and Western Cable Communications, Inc., as amended by letter dated 12/23/96 from KCOY to Western Cable Communications, expired 4/1/97.

72.  Letter Agreement dated 7/1/96 between Cable Plus and KCOY TV.

73. Letter Agreement dated 3/3/94 between Pacific Coast Wireless and KCOY TV, expired 12/31/96.

74. Letter Agreement dated 10/6/93 between Sonic Cable Television of San Luis Obispo and KCOY, as amended by letter dated 12/23/96 from KCOY to Sonic Cable of SLO, expired 4/1/97.

75. Retransmission Agreement dated 9/28/93 between Stauffer Communications, Inc. and San Simeon Cable, as amended by letter dated 12/23/96 from KCOY to San Simeon Cable.

76. Retransmission Agreement dated 10/6/93 between Stauffer Communications, Inc. and Creekside Satellite TV, as amended by letter dated 12/23/96 from KCOY to Creekside Mobile Home Community.

77. Retransmission Consent Agreement dated 8/1/93 between Stauffer Communications, Inc. and Cox Cable Santa Barbara, Inc., expired 10/6/96.

78. Retransmission Consent Carriage Agreement dated 9/17/93 between Stauffer Communications, Inc. and Comcast Cable, as amended by letter dated 3/10/97 from KCOY to Comcast Cablevision of Santa Maria, Inc., expired 6/1/97 but automatically renewed on an bi-monthly basis.

79. Retransmission Agreement dated 9/2/93 between Stauffer Communications, Inc. and Ameri-Cable International, Inc., as amended by letter dated 12/23/96 from KCOY to Americable International, Inc., expired 4/1/97.

80. Retransmission Agreement dated 8/30/93 between Stauffer Communications, Inc. and Falcon Cable TV, as amended by letter dated 3/10/97 from KCOY to Falcon Cable Systems Co., expired 6/1/97 but automatically renewed on an bi-monthly basis.

81. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Century Cable of Northern CA, Inc.

82. Notice of Election of Retransmission Consent dated 9/27/96 from KCOY to Cox Cable of Santa Barbara.

83. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Americable International, Inc.

84. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to San Simeon Community Cable.

85. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Sonic Cable of San Luis Obispo.

86. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Comcast Cable of Lompoc.

87. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Comcast Cablevision of Santa Maria, Inc.

88. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Avenue TV Cable Service, Inc.

89. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Falcon Cable Systems Co.

90. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Cable Plus.

91. Notice of Election of Retransmission Consent dated 9/12/96 from KCOY to Creekside Mobilehome Community.

92.  Letter Agreement dated 11/10/98 between Media Data Services, Inc. and KCOY
     TV.

93.  Letter Agreement dated 9/19/98 between Media Data Services, Inc. and KCOY
     TV.

94. Agreement for Talent Placement Services dated 2/2/98 between Talent Dynamics LLC and KCOY-TV, unexecuted by Talent Dynamics LLC.

95. Agreement for News Program Development dated 10/26/98 between ASI Entertainment LLC and KCOY-TV, unexecuted by ASI Entertainment.

96. AP Membership Agreement for Television dated 1/18/95 between The Associated Press and Stauffer Communications, Inc., as supplemented by Supplemental Agreement dated 1/29/93 between The Associated Press and Stauffer Communications, Inc. (NewsDesk Software) and Supplemental Agreement dated November

  8, 1995 between The Associated Press and Stauffer Communications, Inc. (GraphicsBank) and assumed pursuant to Assumption Agreement dated 6/6/96 between The Associated Press and Benedek Broadcasting Corporation, consent required for each agreement.

97. Software License and Conversion Services Agreement dated 2/5/97 between Broadcast Management Plus and Benedek Broadcasting KCOY TV as amended 2/5/97 by Addendum to Software License and Conversion Services Agreement between Columbine JDS Systems, Inc. and Benedek Broadcasting.

98. Employment offer dated April 10, 1998 from KCOY TV to Mark Puckett.

                                SCHEDULE 8.9.4


                            KCOY TRADE-OUT BALANCE

                                 SCHEDULE 8.10


                              KCOY REAL PROPERTY


I.   REAL PROPERTY OWNED BY BENEDEK AND USED BY KCOY

     1.   1211 W. McCoy Lane, Santa Maria, CA  93455
          ------------------------------------------

          Property consists of: (i) land of approximately 83,275 sq. ft. on which is erected a one story building of approximately 13,000 sq. ft.; and (ii) easement for driveway purposes over the adjacent lot.

          Property used for studio and offices.

          Title to the property is vested in Benedek. Benedek acquired title by Corporation Grant Deed from Stauffer Communications, Inc. dated June 6, 1996 and recorded June 14, 1996 under Recorders No. 96-036675, Santa Barbara County, California.

          The property is encumbered by an Open-End Deed of Trust, Fixture Filing and Assignment of Rents from Benedek to Stewart Title of Glendale, Trustee for the benefit of Canadian Imperial Bank of Commerce, New York Agency, dated June 6, 1996 and recorded June 14, 1996 under Recorders No. 96-036676, Santa Barbara County, California, securing a loan in the original amount of $1,200,000.00, as assigned to Bankers Trust Company, which will be released on or prior to the Closing Date.

          Exceptions to marketable and insurable title: See attached Schedule B Exceptions From Coverage.

II.  REAL PROPERTY LEASED BY BENEDEK FOR USE BY KCOY

     1.   1880 Santa Barbara Street, San Luis Obispo, California 93406 (known as
          ------------------------------------------------------------
          Railroad Square)

          Property leased by Benedek from Smith, Helenius and Hayes pursuant to a lease agreement dated November 8, 1996.

          Description of Property:  Approximately 1,150 sq. feet of space in
                                    Suite E

          Use:                      Auxiliary Sales Office

          Lease Expiration Date:    11/14/99

          Assignment          In order to assign, sublease or authorize
                              someone else to occupy the Premises, Tenant needs
                              Landlord's prior consent which may not be unreasonably withheld.

          Lease Guarantee     None

          Alterations made or planned:      None

     2.   Tepusquet Peak Communications Site, Santa Barbara County, California
          --------------------------------------------------------------------

          Property leased by Benedek from the United States of America acting
          through the Forest     Service Department of Agriculture pursuant to a
          "Communications Use Lease" dated May 21, 1997.

          Description of Property:   Section  30, TION, R31W,
                                     MDB&M - Santa Barbara County
          Use:                       Site for television broadcast equipment

          Lease Expiration Date:     December 31, 2017

          Assignment:                Permit not transferable

          Lease Guaranty:            None

          Alterations made or planned:  None


     3.   Tepusquet Peak Communications Site, Santa Barbara County, California
          --------------------------------------------------------------------

          a) Right of Way/Access Agreement by and between Mussell Fort and Benedek dated May 14, 1996 granting Benedek the right to cross Mussell Fort's property for the purposes of installing and maintaining its communication equipment at Tepusquet Peak.

               Assignment:  License limited to authorized officers, employees, agents and representatives of Licensee.

          b) Right of Way/Access Agreement by and between Benedek and each of the following persons (i) J. Stoppel, (ii) R. Clay, (iii) Mr. Martinez, (iv) Mr. & Mrs. Caitco and (v) Mrs. Hall granting Benedek the right to cross the aforesaid persons' properties for the purposes of installing and maintaining its equipment at Tepusquet Peak. These agreements are oral.

     4.   KEYT location on Broadcast Peak, Santa Barbara County, California
          -----------------------------------------------------------------

          Property leased by Benedek pursuant to a lease agreement dated June 10, 1986 entered into by and between Shamrock Broadcasting Company, Inc. and KCOY-TV/Stauffer Communications and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996.

          Description of Property:  Space within KEYT's transmitter building for installation of two rack units of
                                    equipment for microwave transmission and reception and space on KEYT's transmission tower for installation of 5 antennas

          Use:                      Microwave site and tower Lease expired

          Lease Expiration Date:    August 31, 1994, but Benedek is occupying
                                    the property on a month to month basis.

          Assignment:               No right to assign without the prior written
                                    consent of Landlord. Tenant agrees that it may not permit others to use the facilities and/or equipment.

          Lease Guaranty:           None

          Alterations made or planned:   None


     6.   La Cumbre Peak Communications Site, Santa Barbara, California
          -------------------------------------------------------------

          Oral agreement entered into by and between Benedek and Cox Communications entitling Benedek to (i) come onto Cox Communications property and (ii) install electric news gathering equipment in Cox Communications building.


     7.   Portnoff Hill, Paso Robles, California
          --------------------------------------

          Property leased by Benedek from Mobile Media Communications, Inc. pursuant to a Transmitter Site License dated June 8, 1995 from Mobile Media Communications, Inc. to Stauffer Communications, Inc. and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996 . Lease transferred by Mobile Media Communications, Inc. to Pinnacle Towers, Inc.

          Description of Property:  Space in licensor's building

          Use:                      TV translator

          License Expiration Date:  March 31, 1998.  Benedek is still occupying the site on a month to month basis.

          Assignment:               Prior consent of Landlord is required -
                                    consent may not be unreasonably withheld or delayed.

          Lease Guaranty:           None

          Alterations made or planned:  None


     8.   Tassajera Peak, Santa Lucia Road, San Luis Obispo County, California
          --------------------------------------------------------------------

          Property leased by Benedek from Mobile Media Communications, Inc. pursuant to a License Agreement dated January 1, 1996 entered into by and between Mobile Media Communications, Inc. and Stauffer Communications, Inc. and assigned by Stauffer Communications, Inc. to Benedek by Assignment and Assumption of Lease dated as of June 6, 1996 and assigned by Mobile Media Communications, Inc. to Pinnacle Towers, Inc.

          Description of Property:  Space within Mobile Media's transmitter building.

          Use:                      TV translator

          License Expiration Date:  December 31, 1997 but extended to December
                                    31, 1999 by 2 letter agreements dated
                                    January 7, 1998 and December 16, 1998,
                                    respectively

          Assignment:               No provision

          Alterations made or planned:  None


III. LIENS

     1. Benedek Broadcasting Corporation's indebtedness under (i) the Amended and Restated Credit Agreement dated as of December 17, 1997, as amended, between Benedek Communications Corporation, Benedek Broadcasting Corporation, as Borrower, and the Lenders listed therein, as Lenders, and Bankers Trust Company, as Agent, and (ii) the Indenture dated as of March 1, 1995, as supplemented, between Benedek, Benedek License Corporation, as successor by merger to Benedek Broadcasting Company, LLC and The Bank of New York, are secured by Liens on both real and personal property with respect to KCOY, all of which Liens will be released on or prior to the Closing Date.

                                 SCHEDULE 8.11


                            KCOY PERSONAL PROPERTY

1.   See attached Fixed Asset Summary Report.

2. There is no personal property owned by a third party which is leased or otherwise used by Benedek Broadcasting Corporation for use by KCOY, except as set forth on Schedule 8.9 and except as set forth in items 3 through 7 hereof.

3. Finova Capital leases to Benedek DVC Pro camera equipment as part of a group lease for multiple stations, which is used by KCOY, and which is also subject to a Lien, which Lien will be released on or prior to the Closing Date.

4. Terminal Marketing leases to Benedek virtual recorders as part of a group lease for multiple stations, which is used by KCOY and which is also subject to a Lien, which Lien will be released on or prior to the Closing Date.

5. CIT Group leases to Benedek emergency broadcasting equipment as part of a group lease for multiple stations, which is used by KCOY, and which is also subject to a Lien, which Lien will be released on or prior to the Closing Date.

6. Vehicle Contract and Security Agreement dated 12/3/97 between Benedek Broadcasting Corporation d/b/a KCOY TV and Santa Maria Ford (1997 Ford), subject to a Lien in favor of Santa Maria Ford.

7. Benedek Broadcasting Corporation's indebtedness under (i) the Amended and Restated Credit Agreement dated as of December 17, 1997, as amended, between Benedek Communications Corporation, Benedek Broadcasting Corporation, as Borrower, and the Lenders listed therein, as Lenders, and Bankers Trust Company, as Agent, and (ii) the Indenture dated as of March 1, 1995, as supplemented, between Benedek, Benedek License Corporation, as successor by merger to Benedek Broadcasting Company, LLC and The Bank of New York, are secured by Liens on both real and personal property with respect to KCOY, all of which Liens will be released on or prior to the Closing Date.

                                 SCHEDULE 8.12



                          KCOY INTELLECTUAL PROPERTY

1.   Call letters "KCOY-TV".

                                 SCHEDULE 8.13


                                KCOY INSURANCE

1. See attached KCOY Insurance Schedule, which lists all the insurance applicable to KCOY. All insurance policies listed cover all Benedek stations.

                                 SCHEDULE 8.14


                                KCOY LITIGATION


None.

                                 SCHEDULE 8.16


                                  KCOY LABOR

1. After a probationary period, employees are entitled to severance as follows: for any employee with less than five years of service, two weeks salary; and for any employee with more than five years of service, one week of salary for each year of service up to a maximum of 26 weeks salary.

2.   See Benedek Employee Handbook supplied to AKMG.

                                 SCHEDULE 8.17


                                KCOY EMPLOYEES


------------------------------------------------------------------------------
EMPLOYEE NAME          ANNUAL WAGES/1/      COMMISSIONS/2/      DEPARTMENT
------------------------------------------------------------------------------
Alley, David S.            $18,720                              News
------------------------------------------------------------------------------
Anderson, Amy E.           $ 7,878                              Production
------------------------------------------------------------------------------
Anderson,                  $21,840                              News
Christopher T.
------------------------------------------------------------------------------
Biddle, Laurie D.          $23,192                              Business
------------------------------------------------------------------------------
Blackwell, Brooke          $23,920                              News
A.
------------------------------------------------------------------------------
Bornhoft, Dennis           $47,580                              Technical
------------------------------------------------------------------------------
Boyd, Tannya S.            $23,005                              News
------------------------------------------------------------------------------
Cumberland, Judy           $22,880                              Sales
I.
------------------------------------------------------------------------------
Curto, Michael S.          $21,965                              Production
------------------------------------------------------------------------------
Doran, Irene               $16,848                              Business
------------------------------------------------------------------------------
Epling, Cheryle                              $43,415            Sales
K.
------------------------------------------------------------------------------
Fete, David R.             $45,372                              Production
------------------------------------------------------------------------------
Fischel, Jeffrey           $21,840                              News
R.
------------------------------------------------------------------------------
Fish, David W.                               $50,161            Sales
------------------------------------------------------------------------------
Fisher, Victoria                             $46,351            Sales
L.
------------------------------------------------------------------------------
Forsman, Randy W.          $ 7,878                              Production
------------------------------------------------------------------------------

______________________
     1 Annual Wages are comprised of compensation Y-T-D through December 3, 1998 plus an estimation of the two remaining pay periods.

     2    Represents commissions for 11 months.

------------------------------------------------------------------------------
EMPLOYEE NAME          ANNUAL WAGES/1/      COMMISSIONS/2/      DEPARTMENT
------------------------------------------------------------------------------
French, Gary L.            $33,696                              Technical
------------------------------------------------------------------------------
Garcia, Raymond            $20,883                              Production
M.
------------------------------------------------------------------------------
Gonzales, Lorena           $ 8,034                              Production
------------------------------------------------------------------------------
Harrison, Dustin           $20,800                              News
J.
------------------------------------------------------------------------------
Hartzell, Jerry            $18,720                              News
L.
------------------------------------------------------------------------------
Hatfield, Mark J.          $60,000                              News
------------------------------------------------------------------------------
Hiramatsu,                 $25,917                              Production
Melissa
------------------------------------------------------------------------------
Hogetvedt,                 $69,000/7/                           Administration
Charles A.
------------------------------------------------------------------------------
Johnson, Deborah           $40,000                              Business
O.
------------------------------------------------------------------------------
Johnson, Kenneth           $17,243                              Production
D.
------------------------------------------------------------------------------
Jones, Kofialexis          $20,800                              News
------------------------------------------------------------------------------
Justice, Kent C.           $37,000                              News
------------------------------------------------------------------------------
Key, John M.               $ 7,878                              Production
------------------------------------------------------------------------------
Kleiner, Starlyn           $21,840                              Promotion
R.
------------------------------------------------------------------------------
Kopiec, Rachel J.          $21,000                              News
------------------------------------------------------------------------------
Lang, Kristin J.           $24,960                              News
------------------------------------------------------------------------------
Lavagnino, Laurie          $35,022                              News
A.
------------------------------------------------------------------------------
Levins, Kevin J.           $ 7,878                              Production
------------------------------------------------------------------------------
Loicanos, Steven           $14,651                              Production
Louis
------------------------------------------------------------------------------
Martin, Lynda J.           $50,024                              News
------------------------------------------------------------------------------

     7    Annual Wages includes $30,000 bonus.

------------------------------------------------------------------------------
EMPLOYEE NAME          ANNUAL WAGES/1/      COMMISSIONS/2/      DEPARTMENT
------------------------------------------------------------------------------
Mason, Brooke M.           $ 7,878                              Production
------------------------------------------------------------------------------
McDonough,                 $28,028                              News
Julieanne
------------------------------------------------------------------------------
McPherson, Vicki           $22,880                              Programming
E.
------------------------------------------------------------------------------
McVey, Raymond L.          $25,979                              Production
------------------------------------------------------------------------------
Meehan, Katharine                           $ 9,427             Sales
E.
------------------------------------------------------------------------------
Mignola, Dean D.                            $34,655             Sales
------------------------------------------------------------------------------
Milligan,                                   $35,156             Sales
Catherine E.
------------------------------------------------------------------------------
Morales, Thomas            $22,360                              News
E.
------------------------------------------------------------------------------
Murphy, James T.           $33,696                              Production
------------------------------------------------------------------------------
Newark, Sherrill           $ 8,034                              Production
L.
------------------------------------------------------------------------------
Newell, Alan S.            $ 7,878                              Production
------------------------------------------------------------------------------
Oberdeck, Carol            $13,533                              Production
------------------------------------------------------------------------------
Ortiz, Desi R.             $30,680                              Production
------------------------------------------------------------------------------
Parkins-Surles,            $19,282                              Production
Becky
------------------------------------------------------------------------------
Phan, Suzanne V.           $21,840                              News
------------------------------------------------------------------------------
Powers, Jeffrey            $28,028                              Sales
D.
------------------------------------------------------------------------------
Puckett, Mark B.           $48,000                              Sales
------------------------------------------------------------------------------
Pueschel, Thea L.          $ 7,878                              Production
------------------------------------------------------------------------------
Reiss, Scott D.            $25,000                              News
------------------------------------------------------------------------------
Rich, Caroline R.          $16,640                              News
------------------------------------------------------------------------------
Robinson, Denise           $27,560                              Production
A.
------------------------------------------------------------------------------
Saibene, Danielle          $24,598                              News
A.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
EMPLOYEE NAME          ANNUAL WAGES/1/      COMMISSIONS/2/      DEPARTMENT
------------------------------------------------------------------------------
Sandoval,                  $18,262                              Sales
Patricia M.
------------------------------------------------------------------------------
Shaw, Timothy              $22,818                              Production
------------------------------------------------------------------------------
Sheley, Garry R.           $33,571                              Production
------------------------------------------------------------------------------
Smith, Robert J.           $42,000                              News
------------------------------------------------------------------------------
Song, Hak Chu              $ 7,878                              Production
------------------------------------------------------------------------------
Sprague, Jimmy E.          $39,520                              Technical
------------------------------------------------------------------------------
Stickler,                  $ 8,034                              Production
Christopher R.
------------------------------------------------------------------------------
Stinson, Ralph             $28,725                              Production
Peter
------------------------------------------------------------------------------
Strickland,                $50,024                              News
Donald L.
------------------------------------------------------------------------------
Tharp, Nevette             $22,880                              Sales
------------------------------------------------------------------------------
Thies, Wendy L.            $30,014                              News
------------------------------------------------------------------------------
Thompson, Jazmine          $ 7,878                              Production
L.
------------------------------------------------------------------------------
Treur, Casey E.            $ 7,878                              Production
------------------------------------------------------------------------------
Tribbett, Rachel           $ 8,034                              News
M.
------------------------------------------------------------------------------
Valenzuela,                $ 7,878                              Production
Adelita V.
------------------------------------------------------------------------------
Villanueva, Steve          $28,018                              News
------------------------------------------------------------------------------
Wheeler, Scott D.          $22,048                              News
------------------------------------------------------------------------------
Wilkerson, Jason           $ 8,034                              Production
B.
------------------------------------------------------------------------------
Wilson, Courtney           $ 7,878                              Production
M.
------------------------------------------------------------------------------

Total of Annual Wages plus Commissions equals $1,998,573.

                                 SCHEDULE 8.18



                              KCOY EMPLOYEE PLANS


1. Benedek Broadcasting Corporation Profit Sharing and Retirement Plan dated 5/13/96.

2.   Benedek Broadcasting Employee Benefit Plan.

3.   Benedek Broadcasting Corporation Group Long Term Disability Insurance
     Program.

4. Benedek Broadcasting Corporation Medical Expense Coverage Prescription Drugs Mail Order Maintenance Prescription Drugs Group Benefit Plan Exclusive Provider Plan.

5.   See Benedek Employee Handbook supplied to AKMG.

                                SCHEDULE 10.1.4


                            AKMG REQUIRED CONSENTS

1. Affiliation Agreement dated November 29, 1994 between CBS Television Network and KKTV, Inc., consent required.

                                SCHEDULE 10.2.4


                           BENEDEK REQUIRED CONSENTS


1. Consent from CBS Corporation under the following agreements: (i) Affiliation Agreement dated as of January 31, 1995 between CBS Television Network, a division of CBS Inc. and Stauffer Communications, Inc; (ii) Affiliation Agreement dated January 10, 1996 between Benedek Broadcasting Corporation and CBS Television Network, a division of CBS Inc.; and (iii) Letter Agreement dated September 23, 1998 between CBS Corporation and Benedek Broadcasting Corporation.

                                                                       EXHIBIT A
                                                                       ---------

                           TIME BROKERAGE AGREEMENT
                           ------------------------

          THIS TIME BROKERAGE AGREEMENT (the "Agreement") is made as of this 30th day of December, 1998, by and between BENEDEK BROADCASTING CORPORATION, a Delaware corporation ("Programmer"), and AK MEDIA GROUP, INC., a Washington corporation ("Licensee").

          WHEREAS, Licensee is the owner, operator and licensee of television broadcast station KKTV(TV), Channel 11, Colorado Springs, Colorado (the "Station");

          WHEREAS, Licensee and Programmer have entered into as of the date hereof that certain Exchange Agreement (the "Exchange Agreement") relating to the sale by Licensee and the purchase by Programmer of all licenses, permits and other authorizations for the Station (collectively, the "FCC Licenses") issued by the Federal Communications Commission ("FCC") to Licensee and certain other assets related to the Station as well as the sale by Programmer and the purchase by Licensee of the FCC Licenses for KCOY, Santa Maria, California; and

          WHEREAS, Licensee holds an affiliation agreement authorizing it to broadcast programming of the CBS Television Network and various syndication agreements authorizing it to broadcast entertainment and news programming (the "Programming Agreements") and also provides locally produced news and public affairs programming for its community of license (collectively, the "Licensee Programming");

          WHEREAS, Programmer wishes to provide programming for broadcast on the Station, which may include, without limitation, original programs, syndicated programs, barter programs, paid-for programs, locally produced programs and advertising (the "Benedek Programming") and related management services, and Licensee desires to accept and broadcast the programming supplied by Programmer on the Station and such services, subject to the terms and conditions hereof; and

          WHEREAS, Programmer and Licensee, simultaneously with the execution of this Agreement, are entering into a Time Brokerage Agreement with respect to KCOY (the "KCOY TBA").

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

          1.   Programming and Transmission Services.
               -------------------------------------

          (a) Subject to the provisions of this Agreement, Licensee agrees to make available to Programmer air time and transmission capabilities for the broadcast of Benedek Programming on the Station for up to twenty-four (24) hours per day, seven (7) days a week during periods when Licensee is not broadcasting Licensee Programming. Licensee may, in its discretion, assign any of the Programming Agreements, individually or in the aggregate, to Programmer during the term of this Agreement. If any Programming Agreement is assigned from Licensee to Programmer, programming provided under that Programming Agreement shall be considered to be part of the Benedek Programming.

          (b) Programmer shall assure that no contract or commitment for Programming arranged by Programmer shall give rise to any liability or obligation of Licensee; provided that Programmer shall promptly inform Licensee of each such contract and commitment and of the terms thereof and, if Licensee shall elect to assume any such contract or commitment, Programmer shall, in the event that the Exchange Agreement terminates without a Closing, upon the termination of the term of this Agreement arrange for the immediate assignment to Licensee of such contract or commitment and for the concurrent consent of each other party thereto to such assignment.

          2.    Advertising Sales.  Licensee shall timely fulfill all orders for
                ------------------
advertising on the Station applicable to any of the Licensee Programming and Benedek Programming. In the event any such order calls for the placement of any advertising on the Station after the termination of the term of this Agreement without the consummation of the Exchange Agreement, Programmer shall if, and only if, and to the extent Licensee elects to fulfill such order, cooperate with Licensee to enable such advertising to be broadcast on the Station in accordance with the terms of such order and all revenues and accounts receivable relating to or arising from such orders shall be the sole and exclusive asset of Licensee.

          3.    Payments.  As consideration for the rights granted hereunder,
                --------
Programmer hereby agrees to pay to Licensee in a timely manner the amounts referred to on Attachment I hereto (the "Fee"), in each case on the dates
               ------------
specified in said Attachment I.  Anything to the contrary contained in this
                  ------------
Agreement notwithstanding, in no event shall Programmer be entitled to delay payment of, reduce, or set off any claim against, any amount payable by Programmer under this Agreement, whether by reason of a breach or default by Licensee or otherwise.

          4.    Term.  The term of this Agreement shall begin on January 1, 1999
                ----
(the "Commencement Date"), and shall continue in force from that date for a period of three (3) months, except that it shall be automatically extended if the Closing (as defined in the Exchange Agreement) on the sale of the Station by Licensee has not occurred and the Exchange Agreement has not been terminated, until the earlier of the occurrence of (i) such Closing or (ii) the termination of the Exchange Agreement.

          5.    Benedek Programming.  Benedek Programming shall comply with the
                -------------------
Station's Policy Guidelines attached on Exhibit A hereto, as the same may be
                                        ---------
reasonably
amended by Licensee from time to time, and with the provisions of this Agreement, and, provided such compliance obligations are satisfied, shall be entertainment programming of Programmer's own selection, together with commercial matters, news, public service announcements and other programming suitable for broadcast on the Station. All actions or activities of Programmer under this Agreement, and Benedek Programming shall be in accordance with: (a) the Communications Act of 1934, as amended; (b) the rules, requirements and policies of the FCC, including, without limitation, the FCC's rules on children's television programming, plugola/payola, lotteries and contests, hoaxes, station identification, minimum operating schedule, sponsorship identification, political programming and political advertising rates; (c) all applicable federal, state and local laws, regulations and policies (collectively, "Applicable Government Regulations"); and (d) generally accepted quality standards of the television broadcast industry. In the event that Licensee determines, based on the exercise of Licensee's good faith reasonable business judgment, that Programmer has failed to comply in any material respect with any of the standards provided for in this Agreement, Licensee may suspend or cancel any Benedek Programming not in compliance. In the event of any such suspension or cancellation, Programmer shall retain the right to use the Benedek Programming and to authorize the use of such Benedek Programming in any manner and in any media whatsoever.

          6.  Preemption.  Licensee reserves the right in its discretion, and
              ----------
without liability, to preempt, delay or delete any of the broadcasts of the Benedek Programming and to broadcast in substitution such other programming which, in Licensee's judgment, is of greater local or national importance. In all such cases (except for those involving breaking news), Licensee shall use reasonable efforts to provide Programmer with at least twenty-four (24) hours notice of Licensee's intention to preempt, delay or delete such Programming. Programmer agrees to cooperate in the airing of Licensee's substitute programming, including the use of Programmer's personnel and equipment as reasonably required.

          7.  Advertising and Programming Revenues.  Programmer shall be
              ------------------------------------
entitled to all advertising and promotion-related revenues, and all accounts receivable, in respect thereof, arising from the sale of advertising time on the Benedek Programming and the Licensee Programming, or utilized by Programmer and arising under those Programming Contracts assumed by Licensee pursuant to this Agreement, and in fact broadcast during the term hereof. Programmer shall be responsible for payment of all agency commissions and the commissions payable to any sales representative engaged by Programmer for the purpose of selling advertising within the Benedek Programming. Licensee shall collect all advertising and promotion-related revenues on behalf of Programmer and remit such revenues to Programmer as specified in Attachment I hereto. Licensee and
                                            ------------
Programmer each shall have the right, at its own expense, to seek copyright royalty payments for its own programming. Subject to compliance with applicable laws, Programmer may sell advertising on the Station in combination with the sale of advertising on other television or radio stations.

          8.    Station Facilities. Subject to the terms and conditions set
                -------------------
forth in this Agreement, Licensee hereby agrees to make the facilities of the Station that are owned or leased by Licensee ("Licensee Station Facilities") available to Programmer twenty-four (24) hours a day, seven (7) days per week for operation and broadcast. Licensee shall perform reasonable and customary maintenance of all Licensee Station Facilities and equipment and in furtherance of its obligations to comply with applicable FCC rules, regulations and policies, and Licensee's obligations set forth in this Paragraph. Any downtime in the Licensee Station Facilities occasioned by any such maintenance shall not be deemed to be a default or violation by Licensee.

          9.    Right of Access.  Licensee shall provide Programmer with access
                ---------------
at all times to its owned and leased property used for the Station's operations to conduct, at Programmer's expense, all activities for which such property is currently used and permitted to be used. Licensee shall have access at all times to its equipment and facilities used in conjunction with the production and broadcast of the Licensee Programming so as to permit Licensee to operate and control the Station and to broadcast the Benedek Programming and Licensee Programming as provided herein. Programmer shall have the right, upon Licensee's express prior written consent, such consent not to be unreasonably withheld, to install and maintain at the Licensee Station Facilities, at Programmer's expense, any microwave studio/transmitter relay equipment, telephone lines, transmitter remote control, monitoring devices or any other equipment necessary for the proper transmission of the Programming on the Station, and Licensee and Programmer shall take, at Programmer's expense, all steps reasonably necessary to prepare and file any applications with the FCC to effectuate such proper transmission.

          10.   Force Majeure.  Any failure or impairment of the Licensee
                -------------
Station Facilities or any Station equipment or services or any delay or interruption in the broadcast of the Benedek Programming, or failure at any time by Licensee to furnish the Licensee Station Facilities, or any station equipment or services, in whole or in part, for the broadcast of the Benedek Programming or otherwise, due to acts of God, strikes, or threats thereof or force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee shall not be liable to Programmer.

          11.   Equipment.  The parties agree that Licensee shall retain title
                ---------
to all of the KKTV Assets (as such term is defined in the Exchange Agreement) until the Closing of the Exchange Agreement. Programmer shall hold title to any new equipment or assets purchased or otherwise acquired by Programmer for the Station during the term of this Agreement; provided that in the event the term of this Agreement shall end and the Closing under the Exchange Agreement shall not then have occurred, any equipment or asset obtained as a replacement for any equipment or assets of Licensee without the express written consent of Licensee automatically shall become and hereinafter be deemed owned by Licensee, and, in the case of any such replacement items so consented to, Licensee shall have the right to purchase the same at the net book value thereof, in each case free and clear of all Liens (as defined in the Exchange Agreement). Programmer shall execute and deliver to Licensee all instruments necessary to effectuate the foregoing.

          12.  Licensee Control of Station.  Notwithstanding anything to the
               ---------------------------
contrary in this Agreement, Licensee shall have full authority, control and power over the operation of the Station during the term of this Agreement. Licensee shall retain control over the policies, programming, finances, personnel and operations of the Station, including, without limitation, the right to accept or reject any Programming or advertisements, and the right to take any other actions necessary for compliance with Applicable Government Regulations. Licensee shall be responsible to the Federal Communications Commission for the Station's compliance with all Applicable Government Regulations, including but not limited to FCC requirements with respect to ascertainment of the problems, needs and interests of the community, public service programming, children's programming, political broadcasting, main studio staffing, maintenance of public inspection files, and maintenance of appropriate Emergency Alert System equipment, in all cases without intending to limit any compensation, reimbursement or other obligations of Programmer under this Agreement. Programmer shall provide Licensee with all necessary information with respect to the Benedek Programming that is responsive to the problems, needs and interests of the community, and shall assist Licensee in all reasonable respects requested by Licensee in the preparation of information to enable Licensee to prepare records, reports and logs required by the FCC or other local, state or federal governmental agencies. All correspondence (including e-mail) from members of the public concerning the Station's programming shall be provided to the Licensee.

          13.  Responsibility for Employees and Expenses.  During this term of
               -----------------------------------------
this Agreement, Licensee hereby agrees to employ no fewer than two full-time employees for the Station, one of whom shall be a management level employee, both of whom shall report to and be accountable solely to Licensee, and who shall be ultimately responsible for the day-to-day operations of the Station. Programmer shall not employ or seek to employ any of Licensee's current employees without Licensee's express written consent. Licensee shall be responsible for paying the salaries, payroll taxes, health insurance and other employment related costs for all personnel employed by Licensee with respect to the Station. Effective the date of this Agreement, Programmer shall employ and be responsible for all personnel, equipment and facilities used in the production of the Benedek Programming (including, without limitation, salespeople, traffic personnel and programming staff), except for those personnel whom Licensee elects to employ and who shall be covered by the immediately preceding sentence. All Programmer personnel shall be subject to the supervision and the direction of Licensee's designated personnel in connection with the performance of their duties at the Station. Licensee shall be responsible for all expenses of Licensee related to the operation of the Station and the Licensee Station Facilities and the Station's equipment. Licensee shall also be responsible for income taxes relating to Licensee's earnings from this arrangement. Programmer shall pay promptly when due all copyright fees attributable to Benedek Programming broadcast on the Station during the term of this Agreement.

          14.  Compliance with Law.  Programmer agrees that, throughout the term
               -------------------
of this Agreement, Programmer shall comply with all laws and regulations applicable to the conduct of Programmer's business and activities, including all Applicable Government Regulations.

          15.  Payola/Plugola/EEO.  Programmer agrees that it shall not accept,
               ------------------
and shall not permit any of its employees to accept, any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the Benedek Programming as having paid for or furnished such consideration, in accordance with FCC requirements. Programmer agrees that, on an annual basis, or more frequently at the request of Licensee, it will execute and provide Licensee with affidavits regarding payola/plugola compliance in such form and substance as Licensee shall reasonably require. Programmer shall comply with all equal employment opportunity regulations and policies (including but not limited to those of the FCC) to the extent such regulations and policies apply, or may in the future be deemed to apply, to the employment practices of Programmer's personnel assigned to duties in connection with the operation of the Station; and Programmer shall timely provide Licensee with all information that may be necessary or appropriate to comply with any reporting obligations of the FCC pursuant to such regulations or policies.


          16.  Political Advertising.  Licensee shall retain full responsibility
               ---------------------
for overseeing compliance with the FCC's political programming policies and regulations, including setting political advertising rates for the Station and determining which legally qualified political candidates and races shall have reasonable access to political advertising on the Station. At least 90 days prior to the beginning of any primary or general election period, Licensee will set the rates to be charged legally qualified political candidates to ensure that the rate conforms with applicable election law and policies. Programmer agrees to provide Licensee with access to its documentation concerning the pricing of advertising sold on the Station as is necessary to permit Licensee to ascertain that the political rate is appropriate. Within 24 hours of any request to purchase time on the Station on behalf of a legally qualified candidate, Programmer will report the request and its disposition to Licensee and obtain Licensee's approval to such disposition, which approval shall not be unreasonably delayed or conditioned. Licensee shall be responsible for placing appropriate records in the Station's political file.

          17.  Indemnification.  Programmer hereby agrees to indemnify and hold
               ---------------
harmless each entity comprising Licensee and all members and partners thereof, and all members, partners, shareholders, directors, officers, agents, employees, successors, and assigns of any of the foregoing against all liability, damages, cost and expense (including without limitation reasonable attorney's fees) suffered or incurred by any of them for, or arising out of, or by reason of (a) libel, slander, illegal competition or trade practice, infringement of trade marks, trade names, or program titles, violation of rights of privacy, infringement of copyrights and proprietary rights and other liabilities resulting from or relating to the broadcast of any Benedek Programming, and (b) all other matters arising out of or related to Programmer's activities involving the Station or use of any of the Licensee Station Facilities and/or any equipment or assets of the Station. Licensee hereby agrees to indemnify and hold harmless Programmer and its directors, officers, agents, employees, successors, and assigns against all liability arising out of liabilities of the type described in clause (a) of the first sentence of this Paragraph that arise as a result of Licensee's alteration of any Benedek Programming prior to broadcast by Licensee which alteration is not consented to by Programmer. Programmer's and Licensee's obligations under this Paragraph 15 shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

          18.  Events of Default; Cure Periods and Remedies.  (a)  The following
               --------------------------------------------
shall, after the expiration of the "applicable cure periods," constitute events of default under the Agreement ("Events of Default"):

          (1) Programmer's failure to timely pay any consideration provided for in this Agreement or any amount then due under this Agreement or the Exchange Agreement;

          (2) The default by any party hereto in the material observance or performance of any material covenant or agreement contained herein; provided, however, that any failure of Licensee to comply with Applicable Government Regulations shall not be deemed to be a default of a material covenant or agreement by Licensee if Programmer has failed to provide information or cooperation to Licensee concerning Benedek Programming that could have allowed Licensee to avoid such noncompliance, or any other act or omission, or any instruction or request to station personnel, by Programmer is a basis or cause of such failure to comply with Applicable Government Regulations;

          (3) Any party (1) shall make a general assignment for the benefit of creditors, or (2) files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof;

          (4) The default by any party hereto (after the expiration of all applicable cure periods) in the material observance or performance of any material covenant or agreement contained in the Exchange Agreement which entitles the other party to terminate the Exchange Agreement.

          (b)  Cure Periods.  An Event of Default under 17(a) above shall not be
               ------------
deemed to have occurred until thirty (30) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default. The Event of Default which is subject to a cure period hereunder shall not be deemed to have occurred if actions necessary and sufficient to cure are taken during the relevant cure period.

          (c)  Right of Termination. In addition to other remedies available at
               --------------------
law or equity, but subject to the requirements and limitations set forth herein, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other upon the occurrence of the following:

          (1) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

          (2) an Event of Default by the other party has occurred and the party seeking to terminate is not then in material default or breach hereof;

          (3)  the termination of the Exchange Agreement;

          (4)  the termination of the KCOY TBA;

          (5)  the mutual consent of all parties; or

          (6) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of a timely appeal or further administrative review, provided that in such event the parties shall first negotiate in good faith and attempt to agree on an amendment to this Agreement that will provide the parties with a valid, binding and enforceable agreement that conforms to the new FCC rules, policies or precedent.

          (d)  Termination Requirements and Procedures.  Unless otherwise
               ---------------------------------------
mutually agreed by Programmer and Licensee, any termination of this Agreement shall, at the election of Licensee, not become effective until the effective date specified by Licensee which shall not be more than ninety (90) days after notice of termination is provided by Programmer or Licensee.

          (e)  Liabilities Upon Termination.  Upon termination of this
               ----------------------------
Agreement for any reason, Programmer shall be responsible for all liabilities, debts and obligations of Programmer accrued from the purchase of air time and/or transmission services and all Benedek Programming, including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Programmer's payments to Licensee as provided for herein. With respect to Programmer's obligations to broadcast programming, advertisements and other material over the Station after termination hereunder, Licensee may propose compensation to Licensee for meeting these obligations, but Licensee shall be under no duty to propose such compensation or to perform such obligations and Programmer shall accept any such proposal by Licensee which is reasonable and equitable under the circumstances and cooperate with Licensee to effectuate such performance. In no event shall Licensee be under any obligation to make available to Programmer any broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable.

          (f)  Survival.  Anything to the contrary contained in this Agreement
               --------
notwithstanding, all obligations under this Agreement accrued or arising prior to or by reason of the termination of this Agreement shall survive such termination and the following provisions shall also survive any such termination: Paragraphs 1(b), (c), (d) and (e) (with respect to periods prior to the effective date of such termination), 2, 6, 7, 10, 12, 15, 16, 19.3 and 20.

          19.  Responsive Programming,  Programmer and Licensee mutually
               ----------------------
acknowledge their interest in ensuring that the Station serve the needs and interests of the residents of their communities of license, and the surrounding service areas and agree to cooperate in doing so. Licensee may request, and Programmer shall provide, information concerning such of Benedek Programming that is responsive to community issues so as to assist Licensee in the satisfaction of its public service programming obligations.

          20.  Time Brokerage Challenge.  If this Agreement is challenged in
               ------------------------
whole or in part at the FCC or in another administrative or judicial forum, whether or not in connection with the Station's license renewal application, counsel for Licensee and counsel for Programmer shall, at their joint expense, jointly defend the Agreement and the parties' performance hereunder throughout all such proceedings. If portions of this Agreement do not receive the approval of the FCC's staff, or the Agreement receives such approval with conditions that are adverse to Licensee or Programmer, then the parties shall endeavor in good faith to reform the Agreement as necessary to satisfy the FCC staff's concerns, while preserving the respective benefits to and without increasing the respective obligations of the parties, or seek reversal of the staff decision and approval from the full Commission on appeal.

          21.  Programmer's Representations, Warranties and Covenants.
               -------------------------------------------------------
Programmer makes the following additional representations, warranties and covenants:

          (a)  Compliance with Applicable Law.  Programmer's performance of its
               ------------------------------
     obligations under this Agreement and its furnishing of Benedek Programming shall be in compliance with, and shall not violate or cause Licensee to violate any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency.

          (b)  Handling of Complaints.  Programmer shall promptly advise
               ----------------------
     Licensee of any public or FCC complaint or inquiry that Programmer receives concerning the Benedek Programming and shall cooperate with Licensee and take all actions as may be reasonably requested by Licensee in responding to any such complaint or inquiry.

          (c)  Copyright and Licensing.  Programmer shall not broadcast on the
               -----------------------
     Station any material in violation of the Copyright Act.

          (d)  Insurance.  Programmer shall maintain throughout the term of this
               ---------
     Agreement general liability insurance and errors and omissions insurance covering broadcasts made on the Station, and shall name Licensee as an additional insured on such insurance policies.

          (e)  Information for FCC Reports.  Upon request by Licensee,
               ---------------------------
     Programmer shall provide in a timely manner any such information in its possession that shall enable Licensee to prepare, file or maintain the records and reports required by the FCC.

          22.  Miscellaneous.
               -------------

          (a)  Certain Limitations.  Anything to the contrary contained in the
               -------------------
Agreement notwithstanding:

          (1) in the event the Closing under the Exchange Agreement shall occur, Licensee shall have no liability or obligation whatsoever under this Agreement, whether for matters arising prior to such Closing or otherwise.

          (2) Programmer's sole remedy for any breach or default by Licensee under this Agreement shall be such rights as Programmer may have under the Exchange Agreement upon the termination thereof.

          (3) Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          (b)  Amendment; Waiver.  No modification, amendment or waiver of any
               -----------------
provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

          (c)  No Waiver; Remedies Cumulative.  No failure or delay on the part
               ------------------------------
of Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided in this Agreement or in the Exchange Agreement, the rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any right or remedy which Licensee or Programmer may otherwise have.

          (d)  Construction.  This Agreement shall be construed in accordance
               ------------
with the laws of the State of California, excluding the choice of law rules thereof.

          (e)  Headings.  The headings contained in this Agreement are included
               --------
for convenience only and no such heading shall in any way alter the meaning of any provision.

          (f)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be assignable only to the same extent as and solely in connection with any assignment of the Exchange Agreement permitted pursuant to the terms thereof.

          (g)  Notices.  Any notice required hereunder shall be in writing and
               -------
any payment, notice or other communication shall be deemed given when delivered personally, or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested:


          If to Licensee:

          AK Media Group, Inc.
          1301 Fifth Avenue, Suite 4000
          Seattle, WA 98101
          Attn:  Mr. Denis M. Curley

          With a copy to:

          Rubin, Winston, Diercks, Harris & Cooke, LLP
          1333 New Hampshire Avenue, N.W., Suite 1000
          Washington, D.C. 20036
          Attn:  James L. Winston, Esq.

          If to Programmer:

          Benedek Broadcasting Corporation
          100 Park Avenue

          Rockford, Illinois 61101
          Attn:  President

          With a copy to:

          Shack & Siegel, P.C.
          530 Fifth Avenue

          New York, New York 10036
          Attn:  Paul S. Goodman, Esq.

          (h)  Entire Agreement.  This Agreement, together with the Exchange
               ----------------
Agreement and the Schedules, Attachments and Exhibits hereto and thereto, embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

          (i)  Severability.  In the event that any of the provisions contained
               ------------
in this Agreement is held to be invalid, illegal or unenforceable, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, subject to the termination rights contained in Paragraph 16 hereof.

          (j)  Signatures.  This Agreement may be signed in one or more
               ----------
counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties. The parties agree to be bound upon the exchange of signature pages transmitted by facsimile; provided, however, upon execution of this Agreement, Programmer agrees to send to Licensee and Licensee agrees to send to Programmer, the original signature pages via overnight delivery.

     IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.



                              BENEDEK BROADCASTING CORPORATION


                              By:_________________________________
                              Name:  K. James Yager
                              Title: President



                              AK MEDIA GROUP, INC.


                              By:________________________________
                              Name:
                              Title:

                           TIME BROKERAGE AGREEMENT

                                 ATTACHMENT I

     1. Programmer shall pay to Licensee during each month of the term of this Agreement an amount equal to one-twelfth of the Station's actual 1998 broadcast cash flow (as such term is commonly understood in the broadcasting industry) (the "Fixed Fee Amount"), plus the following:

         a. The amount of all salaries, commissions and other compensation, payroll, taxes, health insurance and other fringe benefits and other
            =
     employment-related costs and expenses for or with respect to all employees of the Station in respect of and/or allocable to the term of this Agreement (the "Employment Related Amount"); and

         b. An amount equal to all costs and expenses incurred by Licensee in connection with operating the Station (including, without limitation, lease payments, utilities, taxes, programming fees, sales representatives' commissions, Programming Agreement charges and all other fees and expenses) in respect of and/or allocable to the term of this Agreement.

     2. The fees, costs and expenses referred to above shall be termed, collectively, the "Time Brokerage Fee." The Fixed Fee Amount for each calendar month during the term of this Agreement shall be paid within 10 days after the end of each such month. The Employment Related Amount for each calendar month for each calendar month during the term of this Agreement shall be paid in arrears within 10 days after the end of each such month. Programmer shall pay all other amounts payable by Programmer as contemplated by this Attachment I within 10 days of invoicing by Licensee therefor.

     3. Licensee shall collect all accounts receivable relating to the Station and the KKTV Assets (as such term is defined in the Exchange Agreement) and shall be responsible for the payment of all costs and expenses relating to the ownership and operation of the Station and the KKTV Assets, in each case, for the period through December 31, 1998. All such accounts receivable arising out of operation of the Station and the KKTV Assets prior to 12:01 a.m. Pacific time on the Commencement Date (the "Licensee's Term") shall belong to the Licensee. All such accounts receivables arising out of operation of the Station and the KKTV Assets on or after 12:01 a.m. Pacific time on the Commencement Date through the expiration of this Agreement (the "TBA Term") shall belong to the Programmer. Licensee acknowledges that Programmer has granted a security interest in and lien upon all of its accounts receivables, including the accounts receivables arising out of the operation of KKTV on or after the Commencement Date, to Bankers Trust Company, as agent for lenders to Programmer under an Amended and Restated Credit Agreement dated as of December 17, 1997. All costs and expenses relating to the operation of the Station and the KKTV Assets during the Licensee's

Term shall be borne by Licensee. All costs and expenses relating to the operation of the Station and the KKTV Assets during the TBA Term shall be borne by Programmer. Accounts receivable, costs and expenses arising from contracts or services for periods covering both the Licensee's Term and the TBA Term shall be prorated according to each term. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, lease payments, rents, wages and salaries of employees (including accruals for bonuses, commissions, and vacation pay), workers compensation premiums, utility expenses, water and sewer use charges, time sales agreements, pre-paid fees and expenses to the extent Programmer has received a benefit thereof, and all other income and expenses attributable to the operation of the Station. Programmer acknowledges, however, that the consideration for the Station includes payment for the contracts and commitments of Licensee relating to motion pictures and other programming and for barter receivables arising in connection with trade-out agreements and that no further payment to Licensee or proration shall be due in respect thereof, except that Licensee shall be responsible for all payments relating to such contracts due pursuant to the contracts therefor prior to the Commencement Date. Within 15 days after the end of each month after the Closing Date (as such term is defined in the Exchange Agreement), Licensee will provide Programmer with a written report on account receivables collections made and costs and expenses paid for such month. On the Closing Date, Licensee and Programmer shall settle any amounts owed to the other.

                           TIME BROKERAGE AGREEMENT

                                   EXHIBIT A

                BROADCAST STATION PROGRAMMING POLICY STATEMENT

The following sets forth the policies generally applicable to the presentation of programming and advertising over Television Station KKTV(TV), Colorado Springs, Colorado. All programming and advertising broadcast by the Station must conform to these policies and to the provisions of the Communications Act of 1934, as amended (the "Act"), and the Rules and Regulations of the Federal Communications Commission ("FCC").

STATION IDENTIFICATION

The Station must broadcast a Station identification announcement once an hour as close to the hour as feasible in a natural break in the programming. The announcement must include (1) the Station's call letters; followed immediately by (2) the Station's city of license.

BROADCAST OF TELEPHONE CONVERSATIONS

Before recording a telephone conversation for broadcast or broadcasting such a conversation simultaneously with its occurrence, any party to the call must be informed that the call will be broadcast or will be recorded for later broadcast, and the party's consent to such broadcast must be obtained. This requirement does not apply to calls initiated by the other party which are made in a context in which it is customary for the Station to broadcast telephone calls.

SPONSORSHIP IDENTIFICATION

When money, service, or other valuable consideration is eider directly or indirectly paid or promised as part of an arrangement to transmit any programming, the Station at the time of broadcast shall announce (1) that the matter is sponsored, either whole or in part; and (2) by whom or on whose behalf the matter is sponsored. Products or services furnished to the Station in consideration for an identification of any person, product, service, trademark or brand name shall be identified in this manner.

In the case of any political or controversial issue broadcast for which any material or service is furnished as an inducement for its transmission, an announcement shall be made at the beginning and conclusion of the broadcast stating (1) the material or service that has been furnished; and (2) the person(s) or association(s) on whose behalf the programming is transmitted. However, if the broadcast is 5 minutes duration or less, the required announcement need only be made either at its beginning or end.

Prior to any sponsored broadcast involving political matters or controversial issues, the Station shall obtain a list of the chief executive officers, members of the executive committee or board of directors of the sponsoring organization and shall place this list in the Station's public inspection file.

The station, its personnel, or its programmers shall not accept or agree to accept from any person any money, service, or other valuable consideration for the broadcast of any matter unless such fact is disclosed to the Station so that all required Station identification announcements can be made. All persons responsible for Station programming must, from time to time, execute such documents as may be required by Station management to confirm their understanding of and compliance with the FCC's sponsorship identification requirements.

REBROADCASTS

The Station shall not rebroadcast the signal of any other broadcast Station without first obtaining such Station's prior written consent to such rebroadcast.

FAIRNESS

Station shall seek to afford coverage to contrasting viewpoints concerning controversial issues of public importance.

PERSONAL ATTACKS

The Station shall not air attacks upon the honesty, character, integrity or like personal qualities of any identified person or group. If such an attack should nonetheless occur during the presentation of view on a controversial issue of public importance, those responsible for programming shall submit a tape or transcript of the broadcast to Station management and to the person attacked within 48 hours, and shall offer the person attacked a reasonable opportunity to respond.

POLITICAL EDITORIALS

Unless specifically authorized by Station management, the Station shall not air any editorial which either endorses or opposes a legally qualified candidate for public office.

POLITICAL BROADCASTING

All "uses" of the Station by legally qualified candidates for elective office shall be in accordance with the Act and the FCC's Rules and policies, including without limitation, equal opportunities requirements, reasonable access requirements, lowest unit charge requirements and similar rules and regulations.

OBSCENITY AND INDECENCY

The Station shall not broadcast any obscene material. Material is deemed to be obscene if the average person, applying contemporary community standards in the local community, would find that the material, taken as a whole, appeals to the prurient interest; depicts or describes in a patently offensive way sexual conduct specifically defined by applicable state law; and taken as a whole, lacks serious literary artistic, political or scientific value.

The Station shall not broadcast any indecent material outside of the periods of time prescribed by the Commission. Material is deemed to be indecent if it includes language or material that, in context, depicts or describes, in terms patently offensive as measured by contemporary community standards for the broadcast medium, sexual or excretory activities or organs.

BILLING

No entity which sells advertising for airing on the Station shall knowingly issue any bill, invoice or other document which contains false information concerning the amount charged or the broadcast of advertising which is the subject of the bill or invoice. No entity which sells advertising for airing on the Station shall misrepresent the nature or content of aired advertising, nor the quantity, time of day, or day on which such advertising was broadcast.

CONTESTS

Any contests conducted on the Station shall be conducted substantially as announced or advertised. Advertisements or announcements concerning such contests shall fully and accurately disclose the contest's material terms. No contest description shall be false, misleading or deceptive with respect to any material term.

HOAXES

The Station shall not knowingly broadcast false information concerning a crime or catastrophe.

EMERGENCY INFORMATION

Any emergency information which is broadcast by the Station shall be transmitted both aurally and visually or only visually.

LOTTERY

The Station shall not advertise or broadcast any information concerning any lottery (except any state lottery). The Station may advertise and provide information about lotteries conducted by non-profit groups, governmental entities and in certain situations, by commercial organizations, if and only if there is no state or local restriction or ban on such advertising or information and the lottery is legal under state or local law. Any and all lottery advertising must first be approved by Station management.

ADVERTISING

The Station shall comply with all federal, state and local laws concerning advertising, including without limitation, all laws concerning misleading advertising, and the advertising of alcoholic beverages.


PROGRAMMING PROHIBITIONS

Knowing broadcast of the following types of programs and announcements is prohibited:

     False Claims. False or unwarranted claims for any product or service.
     ------------

     Unfair Imitation. Infringement of another advertiser's rights through
     ----------------
     plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

     Commercial Disparagement. Any unfair disparagement of competitors or
     ------------------------
competitive goods.

     Profanity. Any programs or announcements that are slanderous, obscene,
     ---------
     profane, vulgar, repulsive or offensive, as evaluated by Station management.

     Violence. Any programs which are excessively violent.
     --------

     Unauthenticated Testimonials. Any testimonials which cannot be
     ----------------------------
authenticated.

                                                                       EXHIBIT B
                                                                       ---------


                           TIME BROKERAGE AGREEMENT
                           ------------------------

          THIS TIME BROKERAGE AGREEMENT (the "Agreement") is made as of this 30th day of December, 1998, by and between BENEDEK BROADCASTING CORPORATION, a Delaware corporation ("BBC"), BENEDEK LICENSE CORPORATION, a Delaware corporation (collectively with BBC, "Licensee"), and AK MEDIA GROUP, INC., a Washington corporation ("Programmer").

          WHEREAS, Licensee is the owner, operator and licensee of television broadcast station KCOY(TV), Channel 12, Santa Maria, California (the "Station");

          WHEREAS, Licensee and Programmer have entered into as of the date hereof that certain Exchange Agreement (the "Exchange Agreement") relating to the sale by Licensee and the purchase by Programmer of all licenses, permits and other authorizations for the Station (collectively, the "FCC Licenses") issued by the Federal Communications Commission ("FCC") to Licensee and certain other assets related to the Station as well as the sale by Programmer and the purchase by Licensee of the FCC Licenses for KKTV, Colorado Springs, Colorado; and

          WHEREAS, Licensee holds an affiliation agreement authorizing it to broadcast programming of the CBS Television Network and various syndication agreements authorizing it to broadcast entertainment and news programming (the "Programming Agreements") and also provides locally produced news and public affairs programming for its community of license (collectively, the "Licensee Programming");

          WHEREAS, Programmer wishes to provide programming for broadcast on the Station, which may include, without limitation, original programs, syndicated programs, barter programs, paid-for programs, locally produced programs and advertising (the "AK Programming") and related management services, and Licensee desires to accept and broadcast the programming supplied by Programmer on the Station and such services, subject to the terms and conditions hereof; and

          WHEREAS, Programmer and Licensee, simultaneously with the execution of this Agreement, are entering into a Time Brokerage Agreement with respect to KKTV (the "KKTV TBA").

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

          1.   Programming and Transmission Services.
               -------------------------------------

          (a) Subject to the provisions of this Agreement, Licensee agrees to make available to Programmer air time and transmission capabilities for the broadcast of AK Programming on the Station for up to twenty-four (24) hours per day, seven (7) days a week during periods when

Licensee is not broadcasting Licensee Programming. Licensee may, in its discretion, assign any of the Programming Agreements, individually or in the aggregate, to Programmer during the term of this Agreement. If any Programming Agreement is assigned from Licensee to Programmer, programming provided under that Programming Agreement shall be considered to be part of the AK Programming.

          (b) Programmer shall assure that no contract or commitment for Programming arranged by Programmer shall give rise to any liability or obligation of Licensee; provided that Programmer shall promptly inform Licensee of each such contract and commitment and of the terms thereof and, if BBC shall elect to assume any such contract or commitment, Programmer shall, in the event that the Exchange Agreement terminates without a Closing, upon the termination of the term of this Agreement arrange for the immediate assignment to BBC of such contract or commitment and for the concurrent consent of each other party thereto to such assignment.

          2.   Advertising Sales.  Licensee shall timely fulfill all orders for
               ------------------
advertising on the Station applicable to any of the Licensee Programming and AK Programming. In the event any such order calls for the placement of any advertising on the Station after the termination of the term of this Agreement without the consummation of the Exchange Agreement, Programmer shall if, and only if, and to the extent BBC elects to fulfill such order, cooperate with Licensee to enable such advertising to be broadcast on the Station in accordance with the terms of such order and all revenues and accounts receivable relating to or arising from such orders shall be the sole and exclusive asset of BBC.

          3.   Payments.  As consideration for the rights granted hereunder,
               --------
Programmer hereby agrees to pay to BBC in a timely manner the amounts referred to on Attachment I hereto (the "Fee"), in each case on the dates specified in
      ------------
said Attachment I.  Anything to the contrary contained in this Agreement
     ------------
notwithstanding, in no event shall Programmer be entitled to delay payment of, reduce, or set off any claim against, any amount payable by Programmer under this Agreement, whether by reason of a breach or default by Licensee or otherwise.

          4.   Term.  The term of this Agreement shall begin on January 1, 1999
               ----
(the "Commencement Date"), and shall continue in force from that date for a period of three (3) months, except that it shall be automatically extended if the Closing (as defined in the Exchange Agreement) on the sale of the Station by Licensee has not occurred and the Exchange Agreement has not been terminated, until the earlier of the occurrence of (i) such Closing or (ii) the termination of the Exchange Agreement.

          5.   AK Programming.  AK Programming shall comply with the Station's
               --------------
Policy Guidelines attached on Exhibit A hereto, as the same may be reasonably
                              ---------
amended by Licensee from time to time, and with the provisions of this Agreement, and, provided such compliance obligations are satisfied, shall be entertainment programming of Programmer's own selection, together with commercial matters, news, public service announcements and other programming suitable for broadcast on the Station. All actions or activities of Programmer under this Agreement, and AK Programming shall be in accordance with: (a) the Communications Act of 1934, as amended; (b) the rules, requirements and policies of the FCC, including, without limitation, the FCC's rules on children's television programming, plugola/payola, lotteries and contests, hoaxes, station identification, minimum operating schedule, sponsorship identification, political programming and political advertising rates; (c) all applicable federal, state and local laws, regulations and policies (collectively, "Applicable Government Regulations"); and (d) generally accepted quality standards of the television broadcast industry. In the event that Licensee determines, based on the exercise of Licensee's good faith reasonable business judgment, that Programmer has failed to comply in any material respect with any of the standards provided for in this Agreement, Licensee may suspend or cancel any AK Programming not in compliance. In the event of any such suspension or cancellation, Programmer shall retain the right to use the AK Programming and to authorize the use of such AK Programming in any manner and in any media whatsoever.

          6.   Preemption.  Licensee reserves the right in its discretion, and
               ----------
without liability, to preempt, delay or delete any of the broadcasts of the AK Programming and to broadcast in substitution such other programming which, in Licensee's judgment, is of greater local or national importance. In all such cases (except for those involving breaking news), Licensee shall use reasonable efforts to provide Programmer with at least twenty-four (24) hours notice of Licensee's intention to preempt, delay or delete such Programming. Programmer agrees to cooperate in the airing of Licensee's substitute programming, including the use of Programmer's personnel and equipment as reasonably required.

          7.   Advertising and Programming Revenues.  Programmer shall be
               ------------------------------------
entitled to all advertising and promotion-related revenues, and all accounts receivable, in respect thereof, arising from the sale of advertising time on the AK Programming and the Licensee Programming, or utilized by Programmer and arising under those Programming Contracts assumed by Licensee pursuant to this Agreement, and in fact broadcast during the term hereof. Programmer shall be responsible for payment of all agency commissions and the commissions payable to any sales representative engaged by Programmer for the purpose of selling advertising within the AK Programming. Licensee shall collect all advertising and promotion-related revenues on behalf of Programmer and remit such revenues to Programmer as specified in Attachment I hereto. Licensee and Programmer each
                              ------------
shall have the right, at its own expense, to seek copyright royalty payments for its own programming. Subject to compliance with applicable laws, Programmer may sell advertising on the Station in combination with the sale of advertising on other television or radio stations.

          8.   Station Facilities. Subject to the terms and conditions set
               -------------------
forth in this Agreement, Licensee hereby agrees to make the facilities of the Station that are owned or leased by Licensee ("Licensee Station Facilities") available to Programmer twenty-four
(24) hours a day, seven (7) days per week for operation and broadcast. Licensee shall perform reasonable and customary maintenance of all Licensee Station Facilities and equipment and in furtherance of its obligations to comply with applicable FCC rules, regulations and policies, and Licensee's obligations set forth in this Paragraph. Any downtime in the Licensee Station Facilities occasioned by any such maintenance shall not be deemed to be a default or violation by Licensee.

          9.   Right of Access.  Licensee shall provide Programmer with access
               ---------------
at all times to its owned and leased property used for the Station's operations to conduct, at Programmer's expense, all activities for which such property is currently used and permitted to be used. Licensee shall have access at all times to its equipment and facilities used in conjunction with the production and broadcast of the Licensee Programming so as to permit Licensee to operate and control the Station and to broadcast the AK Programming and Licensee Programming as provided herein. Programmer shall have the right, upon Licensee's express prior written consent, such consent not to be unreasonably withheld, to install and maintain at the Licensee Station Facilities, at Programmer's expense, any microwave studio/transmitter relay equipment, telephone lines, transmitter remote control, monitoring devices or any other equipment necessary for the proper transmission of the Programming on the Station, and Licensee and Programmer shall take, at Programmer's expense, all steps reasonably necessary to prepare and file any applications with the FCC to effectuate such proper transmission.

          10.  Force Majeure.  Any failure or impairment of the Licensee
               -------------
Station Facilities or any Station equipment or services or any delay or interruption in the broadcast of the AK Programming, or failure at any time by Licensee to furnish the Licensee Station Facilities, or any station equipment or services, in whole or in part, for the broadcast of the AK Programming or otherwise, due to acts of God, strikes, or threats thereof or force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee shall not be liable to Programmer.

          11.  Equipment.  The parties agree that Licensee shall retain title
               ---------
to all of the KCOY Assets (as such term is defined in the Exchange Agreement) until the Closing of the Exchange Agreement. Programmer shall hold title to any new equipment or assets purchased or otherwise acquired by Programmer for the Station during the term of this Agreement; provided that in the event the term of this Agreement shall end and the Closing under the Exchange Agreement shall not then have occurred, any equipment or asset obtained as a replacement for any equipment or assets of Licensee without the express written consent of BBC automatically shall become and hereinafter be deemed owned by BBC, and, in the case of any such replacement items so consented to, BBC shall have the right to purchase the same at the net book value thereof, in each case free and clear of all Liens (as defined in the Exchange Agreement). Programmer shall execute and deliver to BBC all instruments necessary to effectuate the foregoing.

          12.  Licensee Control of Station.  Notwithstanding anything to the
               ---------------------------
contrary in this Agreement, Licensee shall have full authority, control and power over the operation of the Station during the term of this Agreement. Licensee shall retain control over the policies, programming, finances, personnel and operations of the Station, including, without limitation, the right to accept or reject any Programming or advertisements, and the right to take any other actions necessary for compliance with Applicable Government Regulations. Licensee shall be responsible to the Federal Communications Commission for the Station's compliance with all Applicable Government Regulations, including but not limited to FCC requirements with respect to ascertainment of the problems, needs and interests of the community, public service programming, children's programming, political broadcasting, main studio staffing, maintenance of public inspection files, and maintenance of appropriate Emergency Alert System equipment, in all cases without intending to limit any compensation, reimbursement or other obligations of Programmer under this Agreement. Programmer shall provide Licensee with all necessary information with respect to the AK Programming that is responsive to the problems, needs and interests of the community, and shall assist Licensee in all reasonable respects requested by Licensee in the preparation of information to enable Licensee to prepare records, reports and logs required by the FCC or other local, state or federal governmental agencies. All correspondence (including e-mail) from members of the public concerning the Station's programming shall be provided to the Licensee.

          13.  Responsibility for Employees and Expenses.  During this term of
               -----------------------------------------
this Agreement, BBC hereby agrees to employ no fewer than two full-time employees for the Station, one of whom shall be a management level employee, both of whom shall report to and be accountable solely to Licensee, and who shall be ultimately responsible for the day-to-day operations of the Station. Programmer shall not employ or seek to employ any of BBC's current employees without BBC's express written consent. BBC shall be responsible for paying the salaries, payroll taxes, health insurance and other employment related costs for all personnel employed by BBC with respect to the Station. Effective the date of this Agreement, Programmer shall employ and be responsible for all personnel, equipment and facilities used in the production of the AK Programming (including, without limitation, salespeople, traffic personnel and programming staff), except for those personnel whom BBC elects to employ and who shall be covered by the immediately preceding sentence. All Programmer personnel shall be subject to the supervision and the direction of Licensee's designated personnel in connection with the performance of their duties at the Station.
BBC shall be responsible for all expenses of Licensee related to the operation of the Station and the Licensee Station Facilities and the Station's equipment. Licensee shall also be responsible for income taxes relating to Licensee's earnings from this arrangement. Programmer shall pay promptly when due all copyright fees attributable to AK Programming broadcast on the Station during the term of this Agreement.

          14.  Compliance with Law.  Programmer agrees that, throughout the
               -------------------
term of this Agreement, Programmer shall comply with all laws and regulations applicable to the conduct of Programmer's business and activities, including all Applicable Government Regulations.

          15.  Payola/Plugola/EEO.  Programmer agrees that it shall not accept,
               ------------------
and shall not permit any of its employees to accept, any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the AK Programming as having paid for or furnished such consideration, in accordance with FCC requirements. Programmer agrees that, on an annual basis, or more frequently at the request of Licensee, it will execute and provide Licensee with affidavits regarding payola/plugola compliance in such form and substance as Licensee shall reasonably require. Programmer shall comply with all equal employment opportunity regulations and policies (including but not limited to those of the FCC) to the extent such regulations and policies apply, or may in the future be deemed to apply, to the employment practices of Programmer's personnel assigned to duties in connection with the operation of the Station; and Programmer shall timely provide Licensee with all information that may be necessary or appropriate to comply with any reporting obligations of the FCC pursuant to such regulations or policies.

          16.  Political Advertising.  Licensee shall retain full responsibility
               ---------------------
for overseeing compliance with the FCC's political programming policies and regulations, including setting political advertising rates for the Station and determining which legally qualified political candidates and races shall have reasonable access to political advertising on the Station. At least 90 days prior to the beginning of any primary or general election period, Licensee will set the rates to be charged legally qualified political candidates to ensure that the rate conforms with applicable election law and policies. Programmer agrees to provide Licensee with access to its documentation concerning the pricing of advertising sold on the Station as is necessary to permit Licensee to ascertain that the political rate is appropriate. Within 24 hours of any request to purchase time on the Station on behalf of a legally qualified candidate, Programmer will report the request and its disposition to Licensee and obtain Licensee's approval to such disposition, which approval shall not be unreasonably delayed or conditioned. Licensee shall be responsible for placing appropriate records in the Station's political file.

          17.  Indemnification.  Programmer hereby agrees to indemnify and
               ---------------
hold harmless each entity comprising Licensee and all members and partners thereof, and all members, partners, shareholders, directors, officers, agents, employees, successors, and assigns of any of the foregoing against all liability, damages, cost and expense (including without limitation reasonable attorney's fees) suffered or incurred by any of them for, or arising out of, or by reason of (a) libel, slander, illegal competition or trade practice, infringement of trade marks, trade names, or program titles, violation of rights of privacy, infringement of copyrights and proprietary rights and other liabilities resulting from or relating to the broadcast of any AK

Programming, and (b) all other matters arising out of or related to Programmer's activities involving the Station or use of any of the Licensee Station Facilities and/or any equipment or assets of the Station. Licensee hereby agrees to indemnify and hold harmless Programmer and its directors, officers, agents, employees, successors, and assigns against all liability arising out of liabilities of the type described in clause (a) of the first sentence of this Paragraph that arise as a result of Licensee's alteration of any Benedek Programming prior to broadcast by Licensee which alteration is not consented to by Programmer. Programmer's and Licensee's obligations under this Paragraph 15 shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

          18.  Events of Default; Cure Periods and Remedies.  (a)  The following
               --------------------------------------------
shall, after the expiration of the "applicable cure periods," constitute events of default under the Agreement ("Events of Default"):

          (1) Programmer's failure to timely pay any consideration provided for in this Agreement or any amount then due under this Agreement or the Exchange Agreement;

          (2) The default by any party hereto in the material observance or performance of any material covenant or agreement contained herein; provided, however, that any failure of Licensee to comply with Applicable Government Regulations shall not be deemed to be a default of a material covenant or agreement by Licensee if Programmer has failed to provide information or cooperation to Licensee concerning Benedek Programming that could have allowed Licensee to avoid such noncompliance, or any other act or omission, or any instruction or request to station personnel, by Programmer is a basis or cause of such failure to comply with Applicable Government Regulations;

          (3) Any party (1) shall make a general assignment for the benefit of creditors, or (2) files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof;

          (4) The default by any party hereto (after the expiration of all applicable cure periods) in the material observance or performance of any material covenant or agreement contained in the Exchange Agreement which entitles the other party to terminate the Exchange Agreement.

          (b)  Cure Periods.  An Event of Default under 17(a) above shall not be
               ------------
deemed to have occurred until thirty (30) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default. The Event of Default which is subject to a cure period hereunder shall not be deemed to have occurred if actions necessary and sufficient to cure are taken during the relevant cure period.

          (c)  Right of Termination. In addition to other remedies available at
               --------------------
law or equity, but subject to the requirements and limitations set forth herein, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other upon the occurrence of the following:

          (1) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

          (2) an Event of Default by the other party has occurred and the party seeking to terminate is not then in material default or breach hereof;

          (3)  the termination of the Exchange Agreement;

          (4)  the termination of the KCOY TBA;

          (5)  the mutual consent of all parties; or

          (6) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of a timely appeal or further administrative review, provided that in such event the parties shall first negotiate in good faith and attempt to agree on an amendment to this Agreement that will provide the parties with a valid, binding and enforceable agreement that conforms to the new FCC rules, policies or precedent.

          (d)  Termination Requirements and Procedures.  Unless otherwise
               ---------------------------------------
mutually agreed by Programmer and Licensee, any termination of this Agreement shall, at the election of Licensee, not become effective until the effective date specified by Licensee which shall not be more than ninety (90) days after notice of termination is provided by Programmer or Licensee.

          (e).  Liabilities Upon Termination.  Upon termination of this
                ----------------------------
Agreement for any reason, Programmer shall be responsible for all liabilities, debts and obligations of Programmer accrued from the purchase of air time and/or transmission services and all Benedek Programming, including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Programmer's payments to Licensee as provided for herein. With respect to Programmer's obligations to broadcast programming, advertisements and other material over the Station after termination hereunder, Licensee may propose compensation to Licensee for meeting these obligations, but Licensee shall be under no duty to propose such compensation or to perform such obligations and Programmer shall accept any such proposal by Licensee which is reasonable and equitable under the circumstances and cooperate with Licensee to effectuate such performance. In no event shall Licensee be under any obligation to make available to Programmer any broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable.

          (f)   Survival.  Anything to the contrary contained in this Agreement
                --------
notwithstanding, all obligations under this Agreement accrued or arising prior to or by reason of the termination of this Agreement shall survive such termination and the following provisions shall also survive any such termination: Paragraphs 1(b), (c), (d) and (e) (with respect to periods prior to the effective date of such termination), 2, 6, 7, 10, 12, 15, 16, 19.3 and 20.

          19.   Responsive Programming,  Programmer and Licensee mutually
                ----------------------
acknowledge their interest in ensuring that the Station serve the needs and interests of the residents of their communities of license, and the surrounding service areas and agree to cooperate in doing so. Licensee may request, and Programmer shall provide, information concerning such of Benedek Programming that is responsive to community issues so as to assist Licensee in the satisfaction of its public service programming obligations.

          20.   Time Brokerage Challenge.  If this Agreement is challenged in
                ------------------------
whole or in part at the FCC or in another administrative or judicial forum, whether or not in connection with the Station's license renewal application, counsel for Licensee and counsel for Programmer shall, at their joint expense, jointly defend the Agreement and the parties' performance hereunder throughout all such proceedings. If portions of this Agreement do not receive the approval of the FCC's staff, or the Agreement receives such approval with conditions that are adverse to Licensee or Programmer, then the parties shall endeavor in good faith to reform the Agreement as necessary to satisfy the FCC staff's concerns, while preserving the respective benefits to and without increasing the respective obligations of the parties, or seek reversal of the staff decision and approval from the full Commission on appeal.

          21.   Programmer's Representations, Warranties and Covenants.
                -------------------------------------------------------
Programmer makes the following additional representations, warranties and covenants:

          (a)   Compliance with Applicable Law.  Programmer's performance of its
                ------------------------------
     obligations under this Agreement and its furnishing of Benedek Programming shall be in compliance with, and shall not violate or cause Licensee to violate any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency.

          (b)   Handling of Complaints.  Programmer shall promptly advise
                ----------------------
     Licensee of any public or FCC complaint or inquiry that Programmer receives concerning the Benedek Programming and shall cooperate with Licensee and take all actions as may be reasonably requested by Licensee in responding to any such complaint or inquiry.

          (c)  Copyright and Licensing.  Programmer shall not broadcast on the
               -----------------------
     Station any material in violation of the Copyright Act.

          (d)  Insurance.  Programmer shall maintain throughout the term of this
               ---------
     Agreement general liability insurance and errors and omissions insurance covering broadcasts made on the Station, and shall name Licensee as an additional insured on such insurance policies.

          (e)  Information for FCC Reports.  Upon request by Licensee,
               ---------------------------
     Programmer shall provide in a timely manner any such information in its possession that shall enable Licensee to prepare, file or maintain the records and reports required by the FCC.

          22.   Miscellaneous.
                -------------

          (a)   Certain Limitations.  Anything to the contrary contained in the
                -------------------
Agreement notwithstanding:

          (1) in the event the Closing under the Exchange Agreement shall occur, Licensee shall have no liability or obligation whatsoever under this Agreement, whether for matters arising prior to such Closing or otherwise.

          (2) Programmer's sole remedy for any breach or default by Licensee under this Agreement shall be such rights as Programmer may have under the Exchange Agreement upon the termination thereof.

          (3) Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          (b)   Amendment; Waiver.  No modification, amendment or waiver of any
                -----------------
provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

          (c)   No Waiver; Remedies Cumulative.  No failure or delay on the part
                ------------------------------
of Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided in this Agreement or in the Exchange Agreement, the rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any right or remedy which Licensee or Programmer may otherwise have.

          (d)   Construction.  This Agreement shall be construed in accordance
                ------------
with the laws of the State of California, excluding the choice of law rules thereof.

          (e)   Headings.  The headings contained in this Agreement are included
                --------
for convenience only and no such heading shall in any way alter the meaning of any provision.

          (f)   Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be assignable only to the same extent as and solely in connection with any assignment of the Exchange Agreement permitted pursuant to the terms thereof.

          (g)   Notices.  Any notice required hereunder shall be in writing and
                -------
any payment, notice or other communication shall be deemed given when delivered personally, or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested:


          If to Licensee:

          Benedek Broadcasting Corporation
          100 Park Avenue
          Rockford, Illinois 61101
          Attn:    President

          With a copy to:

          Shack & Siegel, P.C.
          530 Fifth Avenue
          New York, New York 10036
          Attn:   Paul S. Goodman, Esq.

          If to Programmer:

          AK Media Group, Inc.
          1301 Fifth Avenue, Suite 4000
          Seattle, WA 98101
          Attn:  Mr. Denis M. Curley

          With a copy to:

          Rubin, Winston, Diercks, Harris & Cooke, LLP
          1333 New Hampshire Avenue, N.W., Suite 1000
          Washington, D.C.  20036
          Attn:  James L. Winston, Esq.

          (h)  Entire Agreement.  This Agreement, together with the Exchange
               ----------------
Agreement and the Schedules, Attachments and Exhibits hereto and thereto, embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

          (i)  Severability.  In the event that any of the provisions contained
               ------------
in this Agreement is held to be invalid, illegal or unenforceable, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, subject to the termination rights contained in Paragraph 16 hereof.

          (j)  Signatures.  This Agreement may be signed in one or more
               ----------
counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties. The parties agree to be bound upon the exchange of signature pages transmitted by facsimile; provided, however, upon execution of this Agreement, Programmer agrees to send to Licensee and Licensee agrees to send to Programmer, the original signature pages via overnight delivery.

     IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.



                              BENEDEK BROADCASTING CORPORATION


                              By:_________________________________
                              Name:  K. James Yager
                              Title:  President


                              BENEDEK LICENSE CORPORATION



                              By:_________________________________
                              Name:  K. James Yager
                              Title:  President



                              AK MEDIA GROUP, INC.


                              By:________________________________
                              Name:
                              Title:

                           TIME BROKERAGE AGREEMENT

                                 ATTACHMENT I

     1. Programmer shall pay to Licensee during each month of the term of this Agreement an amount equal to one-twelfth of the Station's actual 1998 broadcast cash flow (as such term is commonly understood in the broadcasting industry) (the "Fixed Fee Amount"), plus the following:

          a. The amount of all salaries, commissions and other compensation, payroll, taxes, health insurance and other fringe benefits and other employment-related costs and expenses for or with respect to all employees of the Station in respect of and/or allocable to the term of this Agreement (the "Employment Related Amount"); and

          b. An amount equal to all costs and expenses incurred by Licensee in connection with operating the Station (including, without limitation, lease payments, utilities, taxes, programming fees, sales representatives' commissions, Programming Agreement charges and all other fees and expenses) in respect of and/or allocable to the term of this Agreement.

     2. The fees, costs and expenses referred to above shall be termed, collectively, the "Time Brokerage Fee." The Fixed Fee Amount for each calendar month during the term of this Agreement shall be paid within 10 days after the end of each such month. The Employment Related Amount for each calendar month for each calendar month during the term of this Agreement shall be paid in arrears within 10 days after the end of each such month. Programmer shall pay all other amounts payable by Programmer as contemplated by this Attachment I within 10 days of invoicing by Licensee therefor.

     3. Licensee shall collect all accounts receivable relating to the Station and the KKTV Assets (as such term is defined in the Exchange Agreement) and shall be responsible for the payment of all costs and expenses relating to the ownership and operation of the Station and the KKTV Assets, in each case, for the period through December 31, 1998. All such accounts receivable arising out of operation of the Station and the KKTV Assets prior to 12:01 a.m. Pacific time on the Commencement Date (the "Licensee's Term") shall belong to the Licensee. All such accounts receivables arising out of operation of the Station and the KKTV Assets on or after 12:01 a.m. Pacific time on the Commencement Date through the expiration of this Agreement (the "TBA Term") shall belong to the Programmer. Licensee acknowledges that Programmer has granted a security interest in and lien upon all of its accounts receivables, including the accounts receivables arising out of the operation of KKTV on or after the Commencement Date, to Bankers Trust Company, as agent for lenders to Programmer under an Amended and Restated Credit Agreement dated as of December 17, 1997. All costs and expenses relating to the operation of the Station and the KKTV Assets during the Licensee's Term shall be borne by Licensee. All costs and expenses relating to the operation of the Station and the KKTV Assets during the TBA Term shall be borne by Programmer. Accounts receivable, costs and expenses arising from contracts or services for periods covering both the Licensee's Term and the TBA Term shall be prorated according to each term. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, lease payments, rents, wages and salaries of employees (including accruals for bonuses, commissions, and vacation pay), workers compensation premiums, utility expenses, water and sewer use charges, time sales agreements, pre-paid fees and expenses to the extent Programmer has received a benefit thereof, and all other income and expenses attributable to the operation of the Station. Programmer acknowledges, however, that the consideration for the Station includes payment for the contracts and commitments of Licensee relating to motion pictures and other programming and for barter receivables arising in connection with trade-out agreements and that no further payment to Licensee or proration shall be due in respect thereof, except that Licensee shall be responsible for all payments relating to such contracts due pursuant to the contracts therefor prior to the Commencement Date. Within 15 days after the end of each month after the Closing Date (as such term is defined in the Exchange Agreement), Licensee will provide Programmer with a written report on account receivables collections made and costs and expenses paid for such month. On the Closing Date, Licensee and Programmer shall settle any amounts owed to the other.

                           TIME BROKERAGE AGREEMENT

                                   EXHIBIT A

                BROADCAST STATION PROGRAMMING POLICY STATEMENT

The following sets forth the policies generally applicable to the presentation of programming and advertising over Television Station KKTV(TV), Colorado Springs, Colorado. All programming and advertising broadcast by the Station must conform to these policies and to the provisions of the Communications Act of 1934, as amended (the "Act"), and the Rules and Regulations of the Federal Communications Commission ("FCC").

STATION IDENTIFICATION

The Station must broadcast a Station identification announcement once an hour as close to the hour as feasible in a natural break in the programming. The announcement must include (1) the Station's call letters; followed immediately by (2) the Station's city of license.

BROADCAST OF TELEPHONE CONVERSATIONS

Before recording a telephone conversation for broadcast or broadcasting such a conversation simultaneously with its occurrence, any party to the call must be informed that the call will be broadcast or will be recorded for later broadcast, and the party's consent to such broadcast must be obtained. This requirement does not apply to calls initiated by the other party which are made in a context in which it is customary for the Station to broadcast telephone calls.

SPONSORSHIP IDENTIFICATION

When money, service, or other valuable consideration is eider directly or indirectly paid or promised as part of an arrangement to transmit any programming, the Station at the time of broadcast shall announce (1) that the matter is sponsored, either whole or in part; and (2) by whom or on whose behalf the matter is sponsored. Products or services furnished to the Station in consideration for an identification of any person, product, service, trademark or brand name shall be identified in this manner.

In the case of any political or controversial issue broadcast for which any material or service is furnished as an inducement for its transmission, an announcement shall be made at the beginning and conclusion of the broadcast stating (1) the material or service that has been furnished; and (2) the person(s) or association(s) on whose behalf the programming is transmitted. However, if the broadcast is 5 minutes duration or less, the required announcement need only be made either at its beginning or end.

Prior to any sponsored broadcast involving political matters or controversial issues, the Station shall obtain a list of the chief executive officers, members of the executive committee or board of directors of the sponsoring organization and shall place this list in the Station's public inspection file.

The station, its personnel, or its programmers shall not accept or agree to accept from any person any money, service, or other valuable consideration for the broadcast of any matter unless such fact is disclosed to the Station so that all required Station identification announcements can be made. All persons responsible for Station programming must, from time to time, execute such documents as may be required by Station management to confirm their understanding of and compliance with the FCC's sponsorship identification requirements.

REBROADCASTS

The Station shall not rebroadcast the signal of any other broadcast Station without first obtaining such Station's prior written consent to such rebroadcast.

FAIRNESS

Station shall seek to afford coverage to contrasting viewpoints concerning controversial issues of public importance.

PERSONAL ATTACKS

The Station shall not air attacks upon the honesty, character, integrity or like personal qualities of any identified person or group. If such an attack should nonetheless occur during the presentation of view on a controversial issue of public importance, those responsible for programming shall submit a tape or transcript of the broadcast to Station management and to the person attacked within 48 hours, and shall offer the person attacked a reasonable opportunity to respond.

POLITICAL EDITORIALS

Unless specifically authorized by Station management, the Station shall not air any editorial which either endorses or opposes a legally qualified candidate for public office.

POLITICAL BROADCASTING

All "uses" of the Station by legally qualified candidates for elective office shall be in accordance with the Act and the FCC's Rules and policies, including without limitation, equal opportunities requirements, reasonable access requirements, lowest unit charge requirements and similar rules and regulations.

OBSCENITY AND INDECENCY

The Station shall not broadcast any obscene material. Material is deemed to be obscene if the average person, applying contemporary community standards in the local community, would find that the material, taken as a whole, appeals to the prurient interest; depicts or describes in a patently offensive way sexual conduct specifically defined by applicable state law; and taken as a whole, lacks serious literary artistic, political or scientific value.

The Station shall not broadcast any indecent material outside of the periods of time prescribed by the Commission. Material is deemed to be indecent if it includes language or material that, in context, depicts or describes, in terms patently offensive as measured by contemporary community standards for the broadcast medium, sexual or excretory activities or organs.

BILLING

No entity which sells advertising for airing on the Station shall knowingly issue any bill, invoice or other document which contains false information concerning the amount charged or the broadcast of advertising which is the subject of the bill or invoice. No entity which sells advertising for airing on the Station shall misrepresent the nature or content of aired advertising, nor the quantity, time of day, or day on which such advertising was broadcast.

CONTESTS

Any contests conducted on the Station shall be conducted substantially as announced or advertised. Advertisements or announcements concerning such contests shall fully and accurately disclose the contest's material terms. No contest description shall be false, misleading or deceptive with respect to any material term.

HOAXES

The Station shall not knowingly broadcast false information concerning a crime or catastrophe.

EMERGENCY INFORMATION

Any emergency information which is broadcast by the Station shall be transmitted both aurally and visually or only visually.

LOTTERY

The Station shall not advertise or broadcast any information concerning any lottery (except any state lottery). The Station may advertise and provide information about lotteries conducted by non-profit groups, governmental entities and in certain situations, by commercial organizations, if and only if there is no state or local restriction or ban on such advertising or information and the lottery is legal under state or local law. Any and all lottery advertising must first be approved by Station management.

ADVERTISING

The Station shall comply with all federal, state and local laws concerning advertising, including without limitation, all laws concerning misleading advertising, and the advertising of alcoholic beverages.


PROGRAMMING PROHIBITIONS

Knowing broadcast of the following types of programs and announcements is prohibited:

     False Claims. False or unwarranted claims for any product or service.
     ------------

     Unfair Imitation. Infringement of another advertiser's rights through
     ----------------
     plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

     Commercial Disparagement. Any unfair disparagement of competitors or
     ------------------------
     competitive goods.

     Profanity. Any programs or announcements that are slanderous, obscene,
     ---------
     profane, vulgar, repulsive or offensive, as evaluated by Station management.

     Violence. Any programs which are excessively violent.
     --------

     Unauthenticated Testimonials. Any testimonials which cannot be
     ----------------------------
     authenticated.

                                                                     EXHIBIT C-1
                                                                     -----------


                      FORM OF OPINION OF COUNSEL TO AKMG

1. AKMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to enter into the Exchange Agreement, the Time Brokerage Agreements and the applicable documents and instruments contemplated thereby (the Exchange Agreement, the Time Brokerage Agreements and the documents contemplated thereby are collectively referred to as the "Operative Documents") and to assume and perform its obligations thereunder.

2. The execution and delivery by AKMG of the Operative Documents and the performance by AKMG of its obligations thereunder have been duly authorized by all requisite corporate action and no further action or approval is required in order to constitute the Operative Documents as valid and binding obligations of AKMG.

3. The execution and delivery by AKMG of Operative Documents and the performance by AKMG of its obligations thereunder do not and will not conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of AKMG.

4. Except with respect to the FCC Consent and any required Hart-Scott-Rodino Filing, no action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to AKMG in order to constitute the Operative Documents as valid and binding obligations of AKMG.

5. To our knowledge, there are no actions, suits, proceedings or investigations, whether legal or administrative or in mediation or arbitration, pending or, to our knowledge, threatened, at law or in equity or admiralty, against AKMG before or by any court or arbitration tribunal or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, or judgments, decrees or orders entered on a suit or proceeding against AKMG which seeks to prevent or enjoin the consummation of the transactions contemplated by the Operative Documents.

6. Each of the Operative Documents has been duly executed and delivered by AKMG and constitutes the legal, valid and binding obligation of AKMG, enforceable in accordance with its terms, except as the enforceability of the agreement may be limited by, or subject to, any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain principles of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

7. Except as set forth in the Exchange Agreement, AKMG's execution and delivery of the Operative Documents and the performance by AKMG of the terms thereof will not conflict in any respects with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the KCOY Assets (where such lien, charge or encumbrance could be reasonably expected to have a material adverse effect on AKMG) pursuant to any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which AKMG is a party or by which AKMG is bound.

                                                                     EXHIBIT C-2
                                                                     -----------


                    FORM OF OPINION OF FCC COUNSEL TO AKMG

1. Based upon our above-described review of the FCC's publicly available files and the certificate of the Station's Chief Engineer: (a) AKMG holds the FCC Licenses listed in Attachment A; and (b) the FCC Licenses are now due to expire at the end of the current license term listed in Attachment A.

2. To our knowledge, and based upon our above-described review of the FCC's publicly available files, there is no FCC proceeding pending or order of the FCC outstanding against AKMG or to which the FCC Licenses are subject that reasonably could be expected to result in the suspension, revocation or adverse modification of any of the FCC Licenses so as to have a material adverse impact on the operation of the Station, except as may be set forth in Attachment B hereto and except for proceedings generally applicable to the broadcasting industry.

3. To our knowledge, and based upon our above-described review of the FCC's publicly-available files, the FCC has granted all of the consents required from the FCC for the assignment to Benedek of the FCC Licenses as contemplated by the Exchange Agreement (the "FCC Consents") and the FCC Consents have become effective except as may be otherwise indicated on Attachment C hereto.

                                                                     EXHIBIT C-3
                                                                     -----------


                   FORM OF OPINION OF LOCAL COUNSEL TO AKMG

8. AKMG is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business with respect to the Station, where the nature of its activities requires such qualification with respect to the Station or where the failure to so qualify would have a material adverse effect on the business or results of operations of the Station.

9. Each of the documents and instruments delivered by AKMG to Benedek in order to transfer, convey and assign the KKTV Assets have the effect of transferring, conveying and assigning to and vesting in Benedek all of its respective rights, title and interest in and to the KKTV Assets.

                                                                     Exhibit D-1
                                                                     -----------


                     FORM OF OPINION OF COUNSEL TO BENEDEK

10. Benedek and BLC are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to enter into the Exchange Agreement, the Time Brokerage Agreements and the applicable documents and instruments contemplated thereby (the Exchange Agreement, the Time Brokerage Agreements and the documents contemplated thereby are collectively referred to as the "Operative Documents") and to assume and perform their obligations thereunder.

11. The execution and delivery by Benedek and BLC of the Operative Documents and the performance by Benedek and BLC of their obligations thereunder have been duly authorized by all requisite corporate action and no further action or approval is required in order to constitute the Operative Documents as valid and binding obligations of Benedek and BLC.

12. The execution and delivery by Benedek and BLC of Operative Documents and the performance by Benedek and BLC of their obligations thereunder do not and will not conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of Benedek and BLC.

13. Except with respect to the FCC Consent and any required Hart-Scott-Rodino Filing, no action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to Benedek or BLC in order to constitute the Operative Documents as valid and binding obligations of Benedek and BLC.

14. To our knowledge, there are no actions, suits, proceedings or investigations, whether legal or administrative or in mediation or arbitration, pending or, to our knowledge, threatened, at law or in equity or admiralty, against Benedek or BLC before or by any court or arbitration tribunal or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, or judgments, decrees or orders entered on a suit or proceeding against Benedek or BLC which seeks to prevent or enjoin the consummation of the transactions contemplated by the Operative Documents.

15. Each of the Operative Documents has been duly executed and delivered by Benedek and BLC and constitutes the legal, valid and binding obligation of Benedek and BLC, enforceable in accordance with its terms, except as the enforceability of the agreement may be limited by, or subject to, any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain principles of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

16. Except as set forth in the Exchange Agreement, Benedek and BLC's execution and delivery of the Operative Documents and the performance by Benedek and BLC of the terms thereof will not conflict in any respects with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the KCOY Assets (where such lien, charge or encumbrance could be reasonably expected to have a material adverse effect on Benedek or
BLC) pursuant to any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which Benedek or BLC is a party or by which Benedek or BLC is bound.

                                                                     EXHIBIT D-2
                                                                     -----------


                   FORM OF OPINION OF FCC COUNSEL TO BENEDEK

17. Based upon our above-described review of the FCC's publicly available files and the certificate of the Station's Chief Engineer: (a) BLC holds the FCC Licenses listed in Attachment A; and (b) the FCC Licenses are now due to expire at the end of the current license term listed in Attachment A.

18. To our knowledge, and based on our above-described review of the FCC's publicly-available files, there is no FCC proceeding pending or order of the FCC outstanding against Benedek or BLC or to which the FCC Licenses are subject that reasonably could be expected to result in the suspension, revocation or adverse modification of any of the FCC Licenses so as to have a material adverse impact on the operation of the Station, except as may be set forth in Attachment B hereto and except for proceedings generally applicable to the broadcasting industry.

19. To our knowledge, and based upon our above-described review of the FCC's publicly-available files, the FCC has granted all of the consents required from the FCC for the assignment to AKMG of the FCC Licenses as contemplated by the Exchange Agreement (the "FCC Consents") and the FCC Consents have become effective except as may be otherwise indicated on Attachment C hereto.

                                                                     EXHIBIT D-3
                                                                     -----------


                  FORM OF OPINION OF LOCAL COUNSEL TO BENEDEK

20. Benedek is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business with respect to the Station, where the nature of its activities requires such qualification with respect to the Station or where the failure to so qualify would have a material adverse effect on the business or results of operations of the Station.

21. Each of the documents and instruments delivered by Benedek and BLC to AKMG in order to transfer, convey and assign the KCOY Assets have the effect of transferring, conveying and assigning to and vesting in AKMG all of its respective rights, title and interest in and to the KCOY Assets.

certain principles of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

16. Except as set forth in the Exchange Agreement, Benedek and BLC's execution and delivery of the Operative Documents and the performance by Benedek and BLC of the terms thereof will not conflict in any respects with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the KCOY Assets (where such lien, charge or encumbrance could be reasonably excepted to have a material adverse effect on Benedek or
BLC) pursuant to any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which Benedek or BLC is a party or by which Benedek or BLC is bound.